Exhibit 10.3
SERVICING AGREEMENT
dated as of June 14, 2021
by and among
LFT CRE 2021-FL1, LTD.,
as Issuer
OREC INVESTMENT MANAGEMENT, LLC DBA LUMENT INVESTMENT MANAGEMENT,
as Collateral Manager
ORIX REAL ESTATE CAPITAL, LLC DBA LUMENT CAPITAL,
as Servicer
ORIX REAL ESTATE CAPITAL, LLC DBA LUMENT CAPITAL,
as Special Servicer
LUMENT COMMERCIAL MORTGAGE TRUST,
as Advancing Agent
WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee
and
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Note Administrator

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TABLE OF CONTENTS
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EXHIBIT A    Mortgage Asset Schedule
EXHIBIT B    Applicable Servicing Criteria in Item 1122 of Regulation AB
EXHIBIT C    Initial Companion Participation Holder Register
EXHIBIT D    Form of Special Servicer’s Two Quarter Future Advance Estimate

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This SERVICING AGREEMENT, dated as of June 14, 2021, by and among LFT CRE 2021-FL1, LTD., an exempted company incorporated under the laws of the Cayman Islands (the “Issuer”), OREC INVESTMENT MANAGEMENT, LLC DBA LUMENT INVESTMENT MANAGEMENT, a limited liability company organized under the laws of the State of Delaware (the “Collateral Manager”), ORIX REAL ESTATE CAPITAL, LLC DBA LUMENT CAPITAL, as servicer (the “Servicer”) and as special servicer (the “Special Servicer”), LUMENT COMMERCIAL MORTGAGE TRUST, as advancing agent (the “Advancing Agent”), WILMINGTON TRUST, NATIONAL ASSOCIATION, as trustee (the “Trustee”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as note administrator (the “Note Administrator”).
PRELIMINARY STATEMENTS
The Issuer desires to engage the Collateral Manager, the Servicer, the Special Servicer, the Advancing Agent, the Trustee and the Note Administrator, and the Servicer, the Special Servicer, the Advancing Agent, the Trustee and the Note Administrator, desire to accept the Issuer’s engagement, to perform their respective duties with respect to the Mortgage Loans in accordance with the provisions of this Agreement.
This Agreement shall become effective with respect to each Mortgage Loan upon the related Servicing Transfer Date.
NOW, THEREFORE, in consideration of the recitals in this Preliminary Statement which are made a contractual part hereof, and of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE I

DEFINITIONS
Section I.01Defined Terms. Any capitalized term used herein without definition shall have the meaning ascribed to such term in the Indenture. In addition, whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:
“15Ga-1 Notice”: As defined in Section 3.19.
“17g-5 Information Provider”: As defined in the Indenture.
“17g-5 Website”: As defined in the Indenture.
“Accounts”: The Escrow Accounts, the Collection Account, the Participated Mortgage Loan Collection Account, the REO Accounts and the Cash Collateral Accounts.
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“Additional Servicing Compensation”: (i) With respect to the Servicer, the amounts set forth in Section 5.01(b) as Additional Servicing Compensation payable to the Servicer, (ii) with respect to the Special Servicer, the amounts set forth in Section 5.03(c) as Additional Servicing Compensation payable to the Special Servicer and (iii) if the context does not specify, the amounts set forth in clauses (i) and (ii) above.
“Administrative Modification”: A modification, waiver or amendment directed by the Collateral Manager that relates exclusively to (i) with respect to any Mortgage Loan, in the case of a mismatch between the Benchmark Replacement and the Benchmark Replacement Adjustment on the Notes and the benchmark replacement and the benchmark replacement adjustment (if any) applicable to such Mortgage Loan, (x) any alternative rate index and alternative rate spread that the Collateral Manager determines are reasonably necessary to reduce or eliminate such mismatch and (y) any corresponding changes to such Mortgage Loan to match the applicable Benchmark Replacement Conforming Changes and/or to make any Loan-Level Benchmark Replacement Conforming Changes, or (ii) with respect to any Mortgage Loan other than a Mortgage Loan related to a Credit Risk Mortgage Asset, Specially Serviced Mortgage Loan or Defaulted Mortgage Loan, exit fees, extension fees, default interest, financial covenants relating (directly or indirectly) to debt yield, debt service coverage or loan-to-value, property performance covenants (including cash management triggers), prepayment fees, yield or spread maintenance provisions, substitution of a guarantor, adding or modifying provisions related to reserve account minimum balance amounts and purposes or a one-time extension of the maturity date for up to 90 days in the event the related borrower is diligently seeking a refinancing commitment or a sale of the related Mortgaged Property.
“Advance Rate”: A per annum rate equal to the “Prime Rate” (as published from time to time in the “Money Rates” section of The Wall Street Journal).
“Advancing Agent”: Lument Commercial Mortgage Trust, or its successors or assigns pursuant to the Indenture.
“Affiliate”: With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control” means the power to direct the management and policies of a Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing; provided that neither the Company Administrator nor the directors of the Issuer appointed thereby shall be deemed to be an Affiliate of the Issuer.
“Aggregate Outstanding Amount”: As defined in the Indenture.
“Agreement”: This Servicing Agreement, as the same may be modified, supplemented or amended from time to time.
“Appraisal”: An appraisal prepared by an Appraiser and certified by such Appraiser as having been prepared in accordance with the requirements of the Standards of

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Professional Appraisal Practice of the Appraisal Institute and the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation, as well as FIRREA.
“Appraisal Reduction Event”: As defined in the Indenture.
“Appraiser”: An Independent appraiser, selected by the Special Servicer with the prior consent of the Issuer (or the Collateral Manager acting on behalf of the Issuer), which is a member in good standing of the Appraisal Institute, and is certified or licensed in the state in which the relevant related Mortgaged Property is located, and that has a minimum of five (5) years of experience in the appraisal of comparable properties.
“Asset Documents”: As defined in the Indenture.
“Asset Status Report”: As defined in Section 3.16(f).
“Auction”: As defined in the Section 3.18(b).
“Auction Payment Date”: As defined in the Section 3.18(b).
“Balloon Mortgage Loan”: Any Mortgage Loan that requires a payment of principal on the maturity date in excess of its constant Monthly Payment.
“Balloon Payment”: With respect to each Balloon Mortgage Loan, the scheduled payment of principal due on the maturity date (less principal included in the applicable amortization schedule or scheduled Monthly Payment).
“Business Day”: Any day other than (i) a Saturday or Sunday or (ii) a day on which commercial banks are authorized or required by applicable law, regulation or executive order to close in New York, New York, in the States of Texas or Ohio or the location of the Corporate Trust Office of the Note Administrator or the Trustee, or (iii) days when the New York Stock Exchange or the Federal Reserve Bank of New York are closed.
“Cash”: As defined in the Indenture.
“Cash Collateral”: As defined in Section 3.14.
“Cash Collateral Account”: As defined in Section 3.14.
“Closing Date”: June 14 2021.
“Co-Issuer”: LFT CRE 2021-FL1, LLC, a Delaware limited liability company.
“Co-Issuers”: The Issuer and the Co-Issuer.
“Code”: As defined in the Indenture.
“Collateral Manager”: As defined in the preamble hereto.

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“Collateral Management Agreement”: The Collateral Management Agreement, dated June 14, 2021, between the Issuer and the Collateral Manager.
“Collateral Manager Termination Event”: As defined in Section 7.07.
“Collection Account”: As defined in Section 3.03 hereof.
“Committed Warehouse Line”: A warehouse facility, repurchase facility or other similar financing facility pursuant to which the related lender has approved advances (at a 60% or greater advance rate) to fund future advance requirements under the Future Funding Participations, subject only to the satisfaction of general conditions precedent in the related facility documents.
“Company Administrator”: Walkers Fiduciary Limited.
“Companion Participation Holder”: The holder of any Funded Companion Participation or Future Funding Participation.
“Companion Participation Holder Register”: As defined in Section 3.24(b).
“Corporate Trust Office”: The corporate trust office of (a) the Trustee currently located at 1100 North Market Street, Wilmington, Delaware 19890, Attention: CMBS Trustee – LFT 2021-FL1, (b) the Note Administrator currently located at: (i) with respect to Note transfers and surrenders, at for Note transfer purposes and presentment of the Notes for final payment thereon, 600 South Fourth Street, 7th Floor, MAC N9300-070, Minneapolis, Minnesota 55415, Attention: Corporate Trust Services – LFT CRE 2021-FL1; (ii) for the delivery of the Asset Documents, 1055 10th Avenue SE, Minneapolis, Minnesota, 55414, Attention: Document Custody Group – LFT CRE 2021-FL1, and (iii) for all other purposes, 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, Attention: Corporate Trust Services – LFT CRE 2021-FL1, or such other address as the Note Administrator or the Trustee, as applicable, may designate from time to time by notice to the Noteholders, the Holders of the Preferred Shares, the Rating Agencies, and the parties hereto.
“Corrected Mortgage Loan”: Any Specially Serviced Mortgage Loan that has become current and remained current for three (3) consecutive Monthly Payments (for such purposes taking into account any modification or amendment of such Mortgage Loan, whether by a consensual modification or in connection with a bankruptcy, insolvency or similar proceeding involving the Obligor), and (provided, that no additional default is foreseeable in the reasonable judgment of the Special Servicer and no other event or circumstance exists that causes such Mortgage Loan to otherwise constitute a Specially Serviced Mortgage Loan) the servicing of which the Special Servicer has returned to the Servicer pursuant to Section 3.16(b).
“Credit Risk Mortgage Asset”: As defined in the Indenture.
“CREFC®”: CRE Finance Council, formerly known as Commercial Mortgage Securities Association, or any association or organization that is a successor thereto.

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“CREFC® Comparative Financial Status Report”: The report substantially in the form of, and containing the information called for in, the downloadable form of the “Comparative Financial Status Report” available as of the Closing Date on the CREFC® Website, or such other final form for the presentation of such information and containing such additional information as may from time to time be promulgated as recommended by the CREFC® for commercial mortgage-backed securities transactions generally; provided that, to the extent that such other form contemplates such additional information, such other form must be reasonably acceptable to the Servicer, the Special Servicer and the Note Administrator.
“CREFC® Investor Reporting Packet”: The reporting packet substantially in the form of, and containing the information called for in, the downloadable form of the “CREFC® Investor Reporting Packet” available as of the Closing Date on the CREFC® Website, or such other final form for the presentation of such information and containing such additional information as may from time to time be promulgated as recommended by CREFC® for commercial mortgage securities transactions generally; provided that, to the extent that such other form contemplates such additional information, such other form must be reasonably acceptable to the Servicer.
“CREFC® Loan Periodic Update File”: The monthly data file substantially in the form of, and containing the information called for in, the downloadable form of the “Loan Periodic Update File” available as of the Closing Date on the CREFC® Website, or such other final form for the presentation of such information and containing such additional information as may from time to time be recommended by the CREFC® for commercial mortgage-backed securities transactions generally; provided that, to the extent that such other form contemplates such additional information, such other form must be reasonably acceptable to the Servicer, the Special Servicer and the Note Administrator. Notwithstanding any provision hereof, neither the CREFC® Loan Periodic Update File, nor any other report or accounting prepared or performed by the Servicer, is required to include any allocation among the Mortgage Assets of the fee payable to the Note Administrator or the fee payable to the Trustee.
“CREFC® NOI Adjustment Worksheet”: An annual report substantially in the form of, and containing the information called for in, the downloadable form of the “NOI Adjustment Worksheet” available as of the Closing Date on the CREFC® Website, or such other final form for the presentation of such information and containing such additional information as may from time to time be promulgated as recommended by the CREFC® for commercial mortgage-backed securities transactions generally; provided that, to the extent that such other form contemplates such additional information, such other form must be reasonably acceptable to the Servicer, the Special Servicer and the Note Administrator.
“CREFC® Operating Statement Analysis Report”: The report substantially in the form of, and containing the information called for in, the downloadable form of the “Operating Statement Analysis Report” available as of the Closing Date on the CREFC® Website or in such other final form for the presentation of such information and containing such additional information as may from time to time be promulgated as recommended by the CREFC® for commercial mortgage-backed securities transactions generally; provided that, to the extent that

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such other form contemplates such additional information, such other form must be reasonably acceptable to the Servicer, the Special Servicer and the Note Administrator.
“CREFC® Special Servicer Loan File”: The report substantially in the form of, and containing the information called for in, the downloadable form of the “CREFC® Special Servicer Loan File” available as of the Closing Date on the CREFC® Website, or such other final form for the presentation of such information and containing such additional information as may from time to time be promulgated as recommended by the CREFC® for commercial mortgage securities transactions generally; provided that, to the extent that such other form contemplates such additional information, such other form must be reasonably acceptable to the Servicer, the Special Servicer and the Note Administrator.
“CREFC® Website”: The website located at “www.crefc.org” or such other primary website as CREFC® may establish for dissemination of its report forms.
“Criteria-Based Modification”: with respect to any Mortgage Loan other than a Mortgage Loan that is, or is related to, a Credit Risk Mortgage Asset, Specially Serviced Mortgage Loan or Defaulted Mortgage Loan, a modification, waiver or amendment directed by the Collateral Manager that would result in (i) a change in interest rate (other than any Loan-Level Benchmark Replacement Conforming Changes), (ii) a material delay in the required timing of any payment of principal for any amortization or other principal reduction, (iii) an increase in the principal balance of such Mortgage Loan that will be allocated solely to the related Companion Participations, (iv) the indirect owners of the related borrower incurring additional indebtedness in the form of a mezzanine loan or preferred equity or (v) a change of maturity date or extended maturity date under such Mortgage Loan.
“Criteria-Based Modification Conditions”: A Criteria-Based Modification will be permitted only if, immediately after giving effect to a Criteria-Based Modification: (i) the aggregate Principal Balance of all Mortgage Assets subject to Criteria-Based Modifications after the Reinvestment Period is not more than 10.0% of the Aggregate Outstanding Portfolio Balance; (ii) with respect to any Criteria-Based Modification entered into after the Reinvestment Period, such Criteria-Based Modification does not include an increase in the principal balance of such Mortgage Loan; (iii) no Event of Default has occurred and is continuing, (iv) the Note Protection Tests are satisfied; (v) the related Mortgage Asset complies with the Eligibility Criteria (for this purpose, assuming the related Mortgage Asset was treated as a Reinvestment Mortgage Asset acquired on the date of the modification), as adjusted by the EC Modification Adjustments (as defined below); and (vi) an Updated Appraisal is obtained with respect to the Mortgage Asset (if an appraisal was not otherwise already obtained in connection with such modification); provided that multiple simultaneous modifications to a single Mortgage Asset will be treated as a single Criteria-Based Modification.
“Custodian”: Wells Fargo Bank, National Association, a national banking association appointed as Custodian under the Indenture, or its successor under the Indenture (including any affiliates or agents, as applicable, utilized by it).

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“Defaulted Mortgage Asset”: Any Mortgage Asset for which the related Mortgage Loan is a Defaulted Mortgage Loan.
“Defaulted Mortgage Loan”: As defined in the Indenture.
“Directly Operate”: With respect to any REO Property, the furnishing or rendering of services to the tenants thereof that are not customarily provided to tenants in connection with the rental of space “for occupancy only” within the meaning of Treasury Regulations Section 1.512(b)-1(c)(5), the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers, the use of such REO Property in a trade or business conducted by the Issuer or the performance of any construction work on the REO Property (other than the completion of a building or improvement, where more than 10% of the construction of such building or improvement was completed before default became imminent), other than through an Independent Contractor; provided, however, that an REO Property shall not be considered to be Directly Operated solely because the Trustee (or the Special Servicer on behalf of the Trustee) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance or makes decisions as to repairs or capital expenditures with respect to such REO Property or takes other actions consistent with Treasury Regulations Section 1.856-4(b)(5)(ii).
“EC Modification Adjustments” With respect to any Criteria-Based Modification, adjustments to the Eligibility Criteria having the effects of (i) if such Criteria-Based Modification does not involve an increase in principal of the related Mortgage Loan, no requirement to obtain a No Downgrade Confirmation from KBRA or re-obtain a rating from Moody’s, (ii) clauses (cc), (dd), (ee), (ff), (ii) and (jj) of the Eligibility Criteria not being applicable, and (iii) references in clause (gg) to “acquisition” being deemed to instead be references to “modification.”
“Eligible Account”: As defined in the Indenture.
“Eligible Bidders”: As defined in the Section 3.18(b).
“Eligible Investments”: As defined in the Indenture.
“Escrow Account”: As defined in Section 3.02.
“Escrow Payment”: Any amounts received by the Servicer or Special Servicer for the account of an Obligor for application toward the payment of taxes, insurance premiums, assessments, ground rents, deferred maintenance, environmental remediation, rehabilitation costs, capital expenditures, lease-up expenses and similar items in respect of the related Mortgaged Property.
“Event of Default”: As defined in the Indenture.
“Failed Auction”: As defined in the Section 3.18(b).
“FIRREA”: The Financial Institution Reform, Recovery and Enforcement Act of 1989, as amended.

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“Funded Companion Participation”: With respect to each Mortgage Asset that is a Participation with a fully funded companion participation, each related fully funded companion participation which (unless it is acquired after the Closing Date in accordance with the terms of the Indenture) is not an asset of the Issuer and is not part of the Collateral.
“Funded Participation Interest”: As defined in the Indenture.
“Future Funding Account Control Agreement”: As defined in the Indenture.
“Future Funding Agreement”: The Future Funding Agreement, dated as of June 14, 2021, by and among Lument Structured Finance, as obligor, the Future Funding Indemnitor, LCMT, as pledgor, the Trustee, as trustee on behalf of the Noteholders and the Holders of the Preferred Shares, as secured party, the Note Administrator, and the Bank (as defined in the Future Funding Agreement) as the same may be amended, supplemented or replaced from time to time.
“Future Funding Indemnitor”: ORIX Real Estate Capital Holdings, LLC, and its successors in interest.
“Future Funding Participation”: With respect to each Mortgage Asset that is a Funded Participation Interest, each related future funding companion participation which (unless it is acquired after the Closing Date in accordance with the terms of the Indenture) is not an asset of the Issuer and is not part of the Collateral.
“Future Funding Reserve Account”: The account required to be maintained by LCMT pursuant to the Future Funding Agreement.
“Holder”: As defined in the Indenture.
“Indenture”: The Indenture, dated as of June 14, 2021, among the Issuer, the Co-Issuer, the Advancing Agent, the Trustee, the Note Administrator and the Custodian.
“Independent”: As defined in the Indenture.
“Independent Contractor”: Any Person that would be an “Independent Contractor” with respect to LCMT (or any subsequent REIT) within the meaning of Section 856(d)(3) of the Code.
“Inquiry”: As defined in the Indenture.
“Insurance and Condemnation Proceeds”: All proceeds paid under any Insurance Policy or in connection with the full or partial condemnation of a Mortgaged Property, as applicable, in either case, to the extent such proceeds are not applied to the restoration of the related Mortgaged Property, as applicable, or released to the Obligor or any tenants or ground lessors, in either case, in accordance with the Servicing Standard.

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“Insurance Policy”: With respect to any Mortgage Loan, any hazard insurance policy, flood insurance policy, title insurance policy or other insurance policy that is maintained from time to time in respect of such Mortgage Loan or the related Mortgaged Property, as applicable.
“Investor Q&A Forum”: As defined in the Indenture.
“Issuer”: As defined in the preamble hereto.
“KBRA”: Kroll Bond Rating Agency, LLC, or its successor in interest.
“Largest One Quarter Future Advance Estimate”: As of any date of determination, an estimate of the largest aggregate amount of future advances that will be required to be made under the Future Funding Participations held by the Future Funding Holder, LCMT or an affiliate of either during any calendar quarter, subject to the same exclusions as the calculation of the Two Quarter Future Advance Estimate.
“LCMT”: Lument Commercial Mortgage Trust, a Maryland real estate investment trust.
“Liquidation Event”: An REO Property (and the related REO Loan) or a Mortgage Loan is liquidated for a full or discounted amount and the Special Servicer has determined that all amounts which it expects to recover from or on account of such Mortgage Loan or REO Property, as applicable, have been recovered.
“Liquidation Fee”: A fee payable to the Special Servicer with respect to each Specially Serviced Mortgage Loan or related REO Property, as applicable, as to which the Special Servicer receives a full or discounted payoff (or an unscheduled partial payment to the extent such prepayment is required by the Special Servicer as a condition to a workout) with respect thereto from the related Obligor or any Liquidation Proceeds or Insurance and Condemnation Proceeds with respect to the related Mortgage Loan or REO Property, as applicable (in any case, other than amounts for which a Workout Fee has been paid, or will be payable), equal to the product of the Liquidation Fee Rate and the proceeds of such full or discounted payoff or other partial payment or the Liquidation Proceeds or Insurance and Condemnation Proceeds related to such liquidated Specially Serviced Mortgage Loan or REO Property, as applicable, as the case may be; provided, however, that no Liquidation Fee shall be payable with respect to any event described in clause (iii) of the definition of “Liquidation Proceeds” or clause (iv) of the definition of “Liquidation Proceeds” if such repurchase occurs within the time parameters (including any applicable extension period) set forth in the Mortgage Asset Purchase Agreement.
“Liquidation Fee Rate”: With respect to each Specially Serviced Mortgage Loan, a rate equal to 0.5%.
“Liquidation Proceeds”: Cash amounts received by or paid to the Servicer or the Special Servicer, as applicable, in connection with: (i) the liquidation (including a payment in

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full) of a Mortgaged Property or other collateral constituting security for a Defaulted Mortgage Loan, through a trustee’s sale, foreclosure sale, sale of a REO Property or otherwise, exclusive of any portion thereof required to be released to the related Obligor in accordance with applicable law and the terms and conditions of the related Asset Documents; (ii) the realization upon any deficiency judgment obtained against an Obligor; (iii) (A) the purchase of a Defaulted Mortgage Loan or Credit Risk Mortgage Asset by the Collateral Manager pursuant to Section 12.1(b) of the Indenture; (B) the sale of Mortgage Assets pursuant to Section 12.1(c) of the Indenture, or (C) any other sale of a Mortgage Loan pursuant to Section 12.1 of the Indenture; (iv) the repurchase of a Mortgage Asset by the applicable Seller pursuant to the related Mortgage Asset Purchase Agreement; or (v) the purchase of a Specially Serviced Mortgage Loan or REO Property by any lender pursuant to any purchase option set forth in the related intercreditor or participation agreement.
“Loan-Level Benchmark Replacement”:  With respect to any Serviced Mortgage Loan, the alternate, substitute, successor or replacement index designated by the Collateral Manager upon the occurrence of a Loan-Level Benchmark Transition Event pursuant to applicable Asset Documents.
“Loan-Level Benchmark Replacement Conforming Changes”:  With respect to any Mortgage Loan, any technical, administrative or operational changes (including, but not limited to, changes to the definition of “interest accrual period” under the applicable Asset Documents setting an applicable determination date for the Loan-Level Benchmark Replacement, reference time, the timing and frequency of determining rates, the method for determining the Loan-Level Benchmark Replacement and other administrative matters) that the Collateral Manager determines, in its sole discretion, may be appropriate to reflect the adoption of a Loan-Level Benchmark Replacement or to eliminate a mismatch between the Benchmark Replacement and the Benchmark Replacement Adjustment on the Notes and the Loan-Level Benchmark Replacement and the spread adjustment (if any) applicable to such Mortgage Loan.
“Loan-Level Benchmark Transition Event”:  With respect to any Serviced Mortgage Loan, any determination by the Collateral Manager that a trigger event under the related Asset Documents has occurred that will result in the conversion of the applicable interest rate index for such Mortgage Loan from LIBOR (as defined in the related Asset Documents) to an alternate, substitute, successor or replacement index.
“Lument Structured Finance”: OREC Structured Finance Co., LLC dba Lument Structured Finance, a Delaware limited liability company.
1“Major Decisions”: Any of the following:
(a)any modification of, or waiver with respect to, a Mortgage Asset or underlying Mortgage Loan that would result in the extension of the maturity date or extended maturity date thereof (however the maturity date of such Mortgage Loan may not be extended beyond the date that is five years prior to the Stated Maturity Date of the Notes), a reduction in the interest rate borne thereby or the monthly debt service payment or prepayment, if any, payable thereon or a deferral or a forgiveness of interest on or

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principal of the Mortgage Asset or underlying Mortgage Loan or a modification or waiver of any other monetary term of the Mortgage Asset or the underlying Mortgage Loan relating to the timing or amount of any payment of principal or interest (other than default interest) or any other material sums due and payable under the Mortgage Loan or underlying Asset Documents or a modification or waiver of any provision of the Mortgage Loan that restricts the Obligor or its equity owners from incurring additional indebtedness;
(b)any modification of, or waiver with respect to, a Mortgage Asset or underlying Mortgage Loan that would result in a discounted pay-off of the Mortgage Loan;
(c)any foreclosure upon or comparable conversion of the ownership of a Mortgaged Property or any acquisition of a Mortgaged Property by deed-in-lieu of foreclosure;
(d)any sale of a Mortgaged Property or any material portion thereof or, except, as specifically permitted in the Asset Documents, the transfer of any direct or indirect interest in the Obligor;
(e)any action to bring a Mortgaged Property or REO Property into compliance with any laws relating to hazardous materials;
(f)any substitution or release of collateral for a Mortgage Asset (other than in accordance with the terms of, or upon satisfaction of, the Asset Documents);
(g)any release of the Obligor or any guarantor from liability with respect to the Mortgage Loan (other than in accordance with the terms of, or upon satisfaction of, the Asset Documents);
(h)any waiver of or determination not to enforce a “due-on-sale” or “due-on-encumbrance” clause (unless such clause is not exercisable under applicable law or such exercise is reasonably likely to result in successful legal action by the Obligor);
(i)any material changes to or waivers of any of the insurance requirements in the Asset Documents;
(j)any incurrence of additional debt by the Obligor to the extent such incurrence requires the consent of the lender under the Asset Documents; and
(k)any consent to any lease to the extent the entering into such requires the consent of the lender under the Asset Documents.
“Measurement Date”: Any of the following: (i) the Closing Date, (ii) the date of acquisition or disposition of any Mortgage Asset, (iii) any date on which any Mortgage Asset becomes a Defaulted Mortgage Asset, (iv) each Determination Date and (v) with reasonable notice to the Issuer, the Collateral Manager and the Note Administrator, any other Business Day

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that the Rating Agencies or the Holders of at least 66-2/3% of the outstanding principal amount of any Class of Notes requests be a “Measurement Date”; provided that if any such date would otherwise fall on a day that is not a Business Day, the relevant Measurement Date will be the immediately preceding Business Day.
“Monthly Payment”: With respect to any Mortgage Asset, the scheduled monthly payment of interest or the scheduled monthly payment of principal and interest, as the case may be, on such Mortgage Asset which is payable by the related Obligor on the due date under the related Mortgage Loan.
“Monthly Report”: As defined in the Indenture.
“Moody’s”: Moody’s Investors Service, Inc., or its successor in interest.
“Mortgage”: With respect to each Mortgage Asset, the mortgage, deed of trust or other instrument securing the related Underlying Note, which creates a lien on the Real Property securing such Underlying Note.
“Mortgage Asset File”: As defined in the Indenture.
“Mortgage Asset Purchase Agreement”: As defined in the Indenture.
“Mortgage Asset Schedule”: A schedule of the Mortgage Assets beneficially owned by the Issuer which sets forth information with respect to such Mortgage Assets and which may be amended from time to time by the parties hereto (without the consent or approval of any other Person) to add or delete Mortgage Assets therefrom. An initial Mortgage Asset Schedule shall be attached as Exhibit A hereto.
“Mortgage Assets”: As defined in the Indenture.
“Mortgage Loan”: A Whole Loan or any Participated Mortgage Loan, as applicable and as the context may require.
“Mortgaged Property”: With respect to any Mortgage Loan, the real property and improvements thereon securing such Mortgage Loan.
“New Lease”: Any lease of all or any part of an REO Property entered into on behalf of the Issuer, including any lease renewed or extended on behalf of the Issuer if the Issuer has the right to renegotiate the terms of such lease.
“Non-Serviced Mortgage Loans”: Any Mortgage Asset acquired by the Issuer during the Ramp-Up Acquisition Period or Reinvestment Period which is serviced and administered (or whose Underlying Whole Loan is serviced and administered) pursuant to a servicing agreement other than this Agreement.
2“Nonrecoverable Servicing Advance”: Any Servicing Advance previously made or proposed to be made in respect of a Serviced Mortgage Loan or REO Property which, in

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the reasonable judgment of the Advancing Agent, the Special Servicer or the Servicer, as the case may be, will not be ultimately recoverable, together with any accrued and unpaid interest thereon, at the Advance Rate, from late collections or any other recovery on or in respect of such Mortgage Loan or REO Property. In making such recoverability determination, such Person will be entitled to consider (in the case of the Servicer or the Special Servicer, in accordance with the Servicing Standard), among other things,
(a)the obligations of the Obligor under the terms of the related Asset Documents as they may have been modified,
(b)the related Mortgaged Properties or REO Properties in their “as-is” or then current conditions and occupancies, as modified by such party’s assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties or REO Properties,
(c)future expenses as estimated by such Person,
(d)the timing of recoveries as estimated by such Person, and
(e)the existence of any Nonrecoverable Servicing Advance with respect to other Mortgaged Properties or REO Properties in light of the fact that proceeds on the related Mortgaged Property are not only a source of recovery for the Servicing Advance under consideration, but also a potential source of recovery for such Nonrecoverable Servicing Advance.
In addition, any such Person may (consistent with the Servicing Standard in the case of the Servicer or the Special Servicer) update or change its recoverability determinations at any time (but, except as provided below, may not reverse any other Person’s determination that a Servicing Advance is a Nonrecoverable Servicing Advance). Any such Person may obtain promptly upon request, from the Special Servicer, any reasonably required analysis, Appraisals or market value estimates or other information in the Special Servicer’s possession for making a recoverability determination.
Any such determination by any such Person, or any updated or changed recoverability determination, shall be evidenced by an Officer’s Certificate delivered by any of the Servicer, the Special Servicer or Advancing Agent to the other and to the Issuer, the Special Servicer, the Trustee, the Note Administrator and the Collateral Manager. The Advancing Agent, when making an independent determination, whether or not a proposed Servicing Advance would be a Nonrecoverable Servicing Advance, shall be subject to the standards applicable to the Special Servicer hereunder.
Any Officer’s Certificate described above shall set forth such determination of nonrecoverability and the considerations of the Advancing Agent, the Servicer or the Special Servicer, as the case may be, forming the basis of such determination (which shall be accompanied by, to the extent available, information such as related income and expense statements, rent rolls, occupancy status and property inspections, and shall include an Appraisal

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of the related Mortgaged Property or REO Property, as applicable). The Servicer shall promptly furnish any party required to make Servicing Advances with any information in its possession regarding Mortgage Loans (other than those that are Specially Serviced Mortgage Loans) and the Special Servicer shall promptly furnish any party required to make Servicing Advances with any information in its possession regarding the Specially Serviced Mortgage Loans as such party required to make Servicing Advances may reasonably request for purposes of making recoverability determinations.
In the case of a cross-collateralized Mortgage Asset, such recoverability determination shall take into account the cross-collateralization of the related cross-collateralized Mortgage Asset.
“Note Administrator”: As defined in the preamble hereto.
“Note Administrator/Trustee Termination Event”: As defined in Section 7.05.
“Noteholder”: With respect to any Note, the Person in whose name such Note is registered in the note register maintained pursuant to the Indenture.
“Notes”: The Notes issued under, and as defined in, the Indenture.
“Obligor”: Any Person obligated to make payments of principal, interest, fees or other amounts or distributions of earnings or other amounts under any Mortgage Loan.
“Officer’s Certificate”: With respect to the Servicer, Special Servicer or Advancing Agent, any certificate executed by a Responsible Officer thereof.
“Participated Mortgage Loan”: Any mortgage loan of which a Participation represents an interest.
“Participated Mortgage Loan Collection Account”: As defined in Section 3.03.
“Participation”: As defined in the Indenture.
“Participation Agreement”: As defined in the Indenture.
“Performing Mortgage Loan”: Any Serviced Mortgage Loan that is not a Specially Serviced Mortgage Loan.
“Permitted Investments”: Shall have the meaning ascribed to the term “Eligible Investments” in the Indenture.
“Permitted Subsidiary”: As defined in the Indenture.
“Person”: Any individual, corporation, limited liability company, partnership, joint venture, estate, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

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“Preferred Shareholder”: With respect to any Preferred Share, the Person in whose name such Preferred Share is registered in the register of members of the Issuer.
“Preferred Shares”: As defined in the Indenture.
“Principal Prepayment”: Shall mean any voluntary payment of principal made by the Obligor on a Mortgage Loan that is received in advance of its scheduled due date and that is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.
“Qualified Affiliate”: Any Person (a) that is organized and doing business under the laws of any state of the United States or the District of Columbia, (b) that is in the business of performing the duties of a servicer of Mortgage Loans, and (c) as to which 51% or greater of its outstanding voting stock or equity ownership interest are directly or indirectly owned by the Servicer or the Special Servicer, as the case may be, or by any Person or Persons who directly or indirectly own equity ownership interests in the Servicer or the Special Servicer, as the case may be.
“Qualified Insurer”: An insurance company or security or bonding company qualified to write the related insurance policy in the relevant jurisdiction, which (i) shall have a claims paying ability rated at least (a) “A3” by Moody’s by Moody’s and (b) if rated by KBRA, a rating by KBRA equivalent to at least an “A3” rating by Moody’s, or (ii) in the case of fidelity bond and errors and omissions insurance policy required to be maintained by the Servicer and Special Servicer and any successor servicer pursuant to Section 3.05, shall have a claims paying ability rated by each Rating Agency no lower than two ratings categories (without regard to pluses or minuses) lower than the highest rating of any outstanding Class of Notes from time to time, but in no event lower than (a) “A3” by Moody’s and (b) if rated by KBRA, a rating by KBRA equivalent to at least an “A3” rating by Moody’s, unless the applicable Rating Agency has confirmed in writing that an insurance company with a lower claims paying ability shall not result, in and of itself, in a withdrawal or downgrading of the rating then assigned by such Rating Agency to any class of Notes, and if not rated by such Rating Agency, then otherwise approved by such Rating Agency.
“Qualified Note Administrator”: An entity meeting the eligibility requirements of Section 6.8 of the Indenture.
“Qualified REIT Subsidiary”: A corporation that, for U.S. federal income tax purposes, is wholly owned by a real estate investment trust under Section 856(i)(2) of the Internal Revenue Code of 1986, as amended.
“Qualified Servicer”: A commercial mortgage servicer (a) that has acted as servicer or special servicer, as applicable, for a commercial mortgage-backed securities transaction rated by KBRA in the prior twelve (12) months and as to which KBRA has not, in the past twelve (12) months, cited servicing concerns with respect to such servicer as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal, which placement on

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“watch status” has not been withdrawn within 60 days without any ratings downgrade or withdrawal) of securities in such commercial mortgage-backed securities transaction serviced by the applicable servicer prior to the time of determination, and (b) that has acted as servicer or special servicer, as applicable, for a commercial mortgage-backed securities transaction rated by Moody’s in the prior twelve (12) months and as to which Moody’s has not, in the past twelve (12) months, cited servicing concerns with respect to such servicer as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal, which placement on “watch status” has not been withdrawn within 60 days without any ratings downgrade or withdrawal) of securities in such commercial mortgage-backed securities transaction serviced by the applicable servicer prior to the time of determination.
“Qualified Trustee”: An entity meeting the eligibility requirements of Section 6.8 of the Indenture.
“Rating Agency”: Each of Moody’s and KBRA, or any successor thereto.
“Rating Agency Condition”: As defined in the Indenture.
“Real Property”: Land or improvements thereon such as buildings or other inherently permanent structures thereon (including items that are structural components of the buildings or structures).
“Regulation AB”: Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§ 229.1100-229.1125, as such may be amended from time to time, and subject to such clarification and interpretation as have been or may hereafter be from time to time provided by the SEC or by the staff of the SEC, in each case as effective from time to time as of the compliance dates specified therein.
“Relevant Parties in Interest”: With respect to any Mortgage Loan that is a (i) Whole Loan, the Noteholders and the Preferred Shareholders (as a collective whole as if such Noteholders and the Preferred Shareholders constituted a single lender) or (ii) Participated Mortgage Loan, the Noteholders, the Preferred Shareholders and the related Companion Participation Holders (as a collective whole as if such Noteholders, the Preferred Shareholders, the related Companion Participation Holders constituted a single lender and taking into account the relative priority rights of such parties set forth in the related Participation Agreement). Notwithstanding the foregoing, in connection with any sale of a Mortgage Asset that is not sold together with any Funded Companion Participation(s) and/or Future Funding Participation(s), the Relevant Parties in Interest shall be the Noteholders and the Preferred Shareholders (as a collective whole as if such Noteholders and the Preferred Shareholders constituted a single lender).
“Remittance Date”: With respect to each Payment Date under the Indenture, the Business Day immediately preceding such Payment Date.

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3“Rents from Real Property”: With respect to any REO Property, gross income of the character described in Section 856(d) of the Code, which income, subject to the terms and conditions of that Section of the Code in its present form, does not include:
(a)except as provided in Section 856(d)(4) or (6) of the Code, any amount received or accrued, directly or indirectly, with respect to such REO Property, if the determination of such amount depends in whole or in part on the income or profits derived by any Person from such property (unless such amount is a fixed percentage or percentages of receipts or sales and otherwise constitutes Rents from Real Property);
(b)any amount received or accrued, directly or indirectly, from any Person if any Co-Issuer owns directly or indirectly (including by attribution) a ten percent (10%) or greater interest in such Person determined in accordance with Sections 856(d)(2)(B) and (d)(5) of the Code;
(c)any amount received or accrued, directly or indirectly, with respect to such REO Property if any Person directly operates such REO Property;
(d)any amount charged for services that are not customarily furnished in connection with the rental of property to tenants in buildings of a similar class in the same geographic market as such REO Property within the meaning of Treasury Regulations Section 1.856-4(b)(1) (whether or not such charges are separately stated); and
(e)rent attributable to personal property unless such personal property is leased under, or in connection with, the lease of such REO Property and, for any taxable year of the Co-Issuers, such rent is no greater than fifteen percent (15%) of the total rent received or accrued under, or in connection with, the lease.
“REO Accounts”: As defined in Section 3.13(c).
“REO Loan”: The Mortgage Loan deemed for purposes hereof to be outstanding with respect to each REO Property. Each REO Loan shall be deemed to be outstanding for so long as the related REO Property remains part of the assets of the Issuer and provides for assumed scheduled payments on each due date therefor, and otherwise has the same terms and conditions as its predecessor Mortgage Loan including, without limitation, with respect to the calculation of the interest rate in effect from time to time. Each REO Loan shall be deemed to have an initial outstanding principal balance and stated principal balance equal to the outstanding principal balance and stated principal balance, respectively, of its predecessor Mortgage Loan as of the date of the acquisition of the related REO Property. All amounts due and owing in respect to the predecessor Mortgage Loan as of the date of the acquisition of the related REO Property including, without limitation, accrued and unpaid interest, shall continue to be due and owing in respect of an REO Loan. All amounts payable or reimbursable to the Servicer or the Special Servicer, as applicable, in respect of the predecessor Mortgage Loan as of the date of the acquisition of the related REO Loan, including, without limitation, any unpaid Special Servicing Fees, Servicing Fees and any unreimbursed Servicing Advances or Servicing Expenses, together

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with any interest accrued and payable to the Servicer or the Special Servicer, as the case may be, in respect of such Servicing Advances or Servicing Expenses shall continue to be payable or reimbursable to the Collateral Manager, the Servicer or the Special Servicer, as the case may be, in respect of an REO Loan.
“REO Proceeds”: Any payments received by the Servicer or the Special Servicer, the Issuer, the Trustee, the Note Administrator or otherwise with respect to an REO Property.
“REO Property”: A Mortgaged Property acquired by a U.S. corporation (or a limited liability company treated as a corporation for U.S. federal income tax purposes) or acquired directly or indirectly by the Special Servicer for the benefit of the Secured Parties and the Companion Participation Holders, if any, (and also including, with respect to a Non-Serviced Mortgage Loan, the Issuer’s beneficial interest in a Mortgaged Property acquired by the applicable special servicer on behalf of, and in the name of, the applicable trustee or a nominee thereof for the benefit of the certificateholders under the servicing agreement related to such Non-Serviced Mortgage Loan) through foreclosure, acceptance of a deed-in-lieu of foreclosure or otherwise in accordance with applicable law in connection with the default or imminent default of a Serviced Mortgage Loan.
“Reporting Person”: As defined in Section 3.11.
“Repurchase Request”: As defined in the Indenture.
“Repurchase Request Recipient”: As defined in Section 3.19.
“Responsible Officer”: With respect to the Servicer, the Special Servicer or the Advancing Agent, as the case may be, any officer or employee involved in or responsible for the administration, supervision or management of such Person’s obligations under this Agreement and whose name and specimen signature appear on a list prepared by each party and delivered to the other party, as such list may be amended from time to time by either party. With respect to the Issuer or the Co-Issuer, any Authorized Officer, as such term is defined in the Indenture. With respect to the Trustee and the Note Administrator, any Trust Officer, as such term is defined in the Indenture.
“Retained Interest”: As defined in the Mortgage Asset Purchase Agreement.
“SEC”: The Securities and Exchange Commission.
“Secured Parties”: As defined in the Indenture.
“Segregated Liquidity”: As of any date of determination, an amount that equals the sum of (i) amounts available to the Future Funding Indemnitor or its affiliates under a Committed Warehouse Line; (ii) Cash or Cash equivalents of the Future Funding Indemnitor and its Affiliates that are available to make future advances under the Future Funding Participations held by Lument Structured Finance, LCMT or an Affiliate of either (which will include any amounts on deposit in the Future Funding Reserve Account); (iii) Cash or Cash equivalents that

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are projected to be earned and received by the Future Funding Indemnitor or its Affiliates during the subject period and will be available to make future advances under the Future Funding Participations held by Lument Structured Finance, LCMT (or an Affiliate of either); (iv) amounts that are undrawn and available to draw under any credit facility, repurchase facility, subscription facility or warehouse facility subject only to the satisfaction of general conditions precedent in the related facility documents; and (v) callable capital of the Future Funding Indemnitor or its Affiliates.
“Seller”: Lument Commercial Mortgage Trust, and its successors in interest, as Seller under a Mortgage Asset Purchase Agreement or any other seller of Mortgage Assets acquired by the Issuer after the Closing Date.
“Serviced Mortgage Loans”: All of the Mortgage Loans except for any Mortgage Loans that are serviced and administered pursuant to a servicing agreement other than this Agreement.
“Servicer”: ORIX Real Estate Capital, LLC dba Lument Capital, a Delaware limited liability company, or any successor servicer as herein provided.
“Servicer Termination Event”: As defined in Section 7.02.
“Servicing”: As defined in Section 3.01(a).
“Servicing Advances”: All Servicing Expenses related to Serviced Mortgage Loans, related Mortgaged Properties or REO Properties and all other customary, reasonable and necessary “out of pocket” costs and expenses (including attorneys’ fees and expenses and fees of real estate brokers) incurred by the Advancing Agent, the Servicer or the Special Servicer, as applicable, in connection with the servicing and administering of (a) a Serviced Mortgage Loan in respect of which a default, delinquency or other unanticipated event has occurred or as to which a default is reasonably foreseeable or (b) an REO Property, including (in the case of each of such clause (a) and (b)), but not limited to, (x) the cost of (i) compliance with the Servicer’s obligations set forth in Section 3.02, (ii) the preservation, restoration and protection of a Mortgaged Property, (iii) obtaining any Insurance and Condemnation Proceeds or any Liquidation Proceeds, (iv) any enforcement or judicial proceedings with respect to a Mortgaged Property including foreclosures, (v) the operation, leasing, management, maintenance and liquidation of any REO Property and (vi) any amount specifically designated herein to be paid as a “Servicing Advance.” Notwithstanding anything to the contrary, “Servicing Advances” shall not include allocable overhead of the Special Servicer, the Advancing Agent or the Servicer, as applicable, such as costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses and similar internal costs and expenses or costs and expenses incurred by any such party in connection with its purchase of a Serviced Mortgage Loan or REO Property.
“Servicing Determination Date”: The 11th calendar day of each month or, if such date is not a Business Day, the immediately succeeding Business Day, commencing on the Servicing Determination Date in July 2021.

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4“Servicing Expenses”: All customary, reasonable and necessary out-of-pocket costs and expenses paid or incurred in accordance with the Servicing Standard in connection with the obligations of the Collateral Manager, the Servicer or the Special Servicer, as the case may be (other than legal fees or expenses associated with contracting with a subservicer or payment of any subservicing fee), including without limitation:
(a)real estate taxes, assessments and similar charges that are or may become a lien on a Mortgaged Property;
(b)insurance premiums if and to the extent funds collected from the related Obligor are insufficient to pay such premiums when due;
(c)ground rents, if applicable;
(d)any cost or expense necessary in order to prevent or cure any violation of applicable laws, regulations, codes, ordinances, rules, orders, judgments, decrees, injunctions or restrictive covenants;
(e)any cost or expense necessary in order to maintain or release the lien of any Mortgage Loan on each Mortgaged Property, including any mortgage registration taxes, release fees, or recording or filing fees;
(f)customary costs or expenses for the collection, enforcement or foreclosure of the Mortgage Loans and the collection of deficiency judgments against Obligors and guarantors (including but not limited to the fees and expenses of any trustee under a deed of trust, foreclosure title searches and other lien searches);
(g)costs and expenses of any appraisals, valuations, inspections, environmental assessments (including but not limited to the fees and expenses of environmental consultants), audits or consultations, engineers, architects, accountants, on-site property managers, market studies, title and survey work and financial investigating services;
(h)customary costs or expenses for liquidation, restructuring, modification or loan workouts, such as sales brokerage expenses and other costs of conveyance;
(i)costs and expenses related to travel and lodging with respect to property inspections (except to the extent expressly provided otherwise herein);
(j)any other reasonable costs and expenses, including without limitation, legal fees and expenses, incurred by the Collateral Manager, the Special Servicer or the Servicer under this Agreement in connection with the enforcement, collection, foreclosure, disposition, condemnation or destruction of any Mortgage Loan and the performance of Servicing by the Servicer or the Special Servicer, as the case may be, under this Agreement;

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(k)costs and expenses related to legal opinions obtained in connection with performing the duties and responsibilities of the Servicer or the Special Servicer, as the case may be, hereunder;
(l)costs and expenses of inspections; and
(m)any bank charges related to any account required to be maintained by the Servicer or the Special Servicer under this Agreement.
“Servicing Fee”: With respect to each Serviced Mortgage Loan (including without limitation a Specially Serviced Mortgage Loan or REO Loan), an amount equal to the product of (a) the Servicing Fee Rate and (b) the outstanding principal balance of such Mortgage Loan, as calculated in accordance with Section 5.01 of this Agreement.
“Servicing Fee Rate”: With respect to each Serviced Mortgage Loan, 0.05% per annum.
“Servicing File”: With respect to each Mortgage Loan, all documents, information and records relating to the Mortgage Loan that are necessary to enable the Servicer to perform its duties and service the Mortgage Loan and the Special Servicer to perform its duties and service each Specially Serviced Mortgage Loan in compliance with the terms of this Agreement, and any additional documents or information related thereto maintained or created by the Servicer.
“Servicing Standard”: As defined in Section 2.01(b).
“Servicing Transfer Date”: With respect to each Mortgage Asset currently listed on the Mortgage Asset Schedule attached as Exhibit A, and any related Mortgage Loan, the Closing Date. With respect to any Mortgage Asset added to the Mortgage Asset Schedule after the Closing Date, and any related Mortgage Loan, the date on which the conditions relating to the acquisition of such Mortgage Asset set forth in the Indenture have been satisfied.
“Special Servicer”: ORIX Real Estate Capital, LLC dba Lument Capital, a Delaware limited liability company, or any successor special servicer as herein provided.
“Special Servicing”: As defined in Section 3.01(b).
“Special Servicing Fee”: With respect to each Specially Serviced Mortgage Loan, an amount equal to the product of (a) the Special Servicing Fee Rate and (b) the outstanding principal balance of such Specially Serviced Mortgage Loan, as calculated in accordance with Section 5.03(b) of this Agreement.
“Special Servicing Fee Rate”: With respect to each Specially Serviced Mortgage Loan, a rate equal to 0.25% per annum.
5“Special Servicing Transfer Event”: With respect to any Serviced Mortgage Loan, the occurrence of any of the following events:

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(i)a payment default shall have occurred at the original maturity date, or, if the original maturity date of such Mortgage Loan has been extended, a payment default shall have occurred at such extended maturity date; provided, however if (A) the related Obligor is diligently seeking a refinancing commitment (and delivers a statement to that effect to the Servicer within 30 days after the default, who will promptly deliver a copy to the Special Servicer and the Collateral Manager) and (B) the Collateral Manager consents, a Special Servicing Transfer Event will not occur until 90 days beyond the related maturity date, unless extended by the Special Servicer in accordance with the Transaction Documents, the Indenture or this Agreement; and provided, further, if the related Obligor has delivered to the Servicer, who shall have promptly delivered a copy to the Special Servicer and the Collateral Manager, on or before the 90th day after the related maturity date, a refinancing commitment or other similar document reasonably acceptable to the Special Servicer, and the Obligor continues to make its assumed scheduled payments, a Special Servicing Transfer Event will not occur until the earlier of (a) 120 days beyond the related maturity date (or extended maturity date) and (b) the termination of the refinancing commitment; or
(ii)any Monthly Payment (other than a Balloon Payment) is more than sixty (60) days delinquent; or
(iii)the Servicer makes a judgment, or receives a written determination of the Special Servicer, that a payment default is imminent and is not likely to be cured by the related Obligor within sixty (60) days; or
(iv)a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law, or the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, is entered against the related Obligor; provided, that if such decree or order is discharged or stayed within sixty (60) days of being entered, or if, as to a bankruptcy, the automatic stay is lifted within sixty (60) days of a filing for relief or the case is dismissed, upon such discharge, stay, lifting or dismissal such Mortgage Loan shall no longer be a Specially Serviced Mortgage Loan (and no Special Servicing Fees, Workout Fees or Liquidation Fees will be payable with respect thereto and any such fees actually paid shall be reimbursed by the Special Servicer); or
(v)the related Obligor shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such Obligor or of or relating to all or substantially all of its property; or
(vi)the related Obligor shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any

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applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or
(vii)a default (other than a failure by the related Obligor to pay principal or interest) of which the Servicer has notice and which the Servicer determines in accordance with the Servicing Standard may materially and adversely affect the interests of the Relevant Parties in Interest has occurred and remained unremedied for the applicable grace period specified in the related Asset Documents (or if no grace period is specified for those defaults which are capable of cure, sixty (60) days); or
(viii)the Servicer or the Special Servicer has received notice of the foreclosure or proposed foreclosure of any other lien on the related Mortgaged Property.
“Specially Serviced Mortgage Loan”: Any Serviced Mortgage Loan for which a Special Servicing Transfer Event has occurred and such Specially Serviced Mortgage Loan has not become a Corrected Mortgage Loan.
“Successful Auction”: As defined in the Section 3.18(b).
“Successor”: As defined in Section 6.03(b).
“Transaction Documents”: As defined in the Indenture.
“Total Redemption Price”: As defined in the Indenture.
“Trustee”: As defined in the preamble hereto.
“Two Quarter Future Advance Estimate”: As of any date of determination, an estimate of the aggregate amount of future advances that will be required to be made under the Future Funding Participations held by the Future Funding Holder, LCMT or an affiliate of either during the immediately following two quarters, excluding future advances to be made for: (i) accretive leasing costs (e.g., following the future advance for such leasing costs, the debt yield will be equal to or greater than a required debt yield specified in the Asset Documents of the related Mortgage Loan); (ii) earnouts paid to borrowers upon satisfaction of certain performance metrics set forth in the Asset Documents of the related Mortgage Loan; (iii) advances that Lument Structured Finance, LCMT or an affiliate of either believes, in the exercise of its reasonable judgment, will be repaid in full during the period covered by the estimate; and (iv) accretive capital expenditures (e.g., following the future advance for such capital expenditures, the debt yield will be equal to or greater than a required debt yield specified in the Asset Documents of the related Mortgage Loan).
“Underlying Note”: With respect to any Mortgage Loan, the promissory note or other evidence of indebtedness or agreements evidencing the indebtedness of an Obligor under such Mortgage Loan.

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“Updated Appraisal”: As defined in Section 3.10(a).
“Voting Rights”: At all times during the term of the Indenture and Servicing Agreement, 100% of the voting rights for the Notes that are allocated among the holders of the respective Classes of Notes in proportion with the Aggregate Outstanding Amount of the Notes. Voting rights allocated to a Class of Noteholders is allocated among such Noteholders in proportion to the percentage interest in such Class evidenced by their respective Notes. Notes owned by the Issuer, the Co-Issuer, the Special Servicer or any affiliate thereof will not be deemed to be outstanding for purposes of voting on removal or replacement of the Special Servicer.
“Whole Loan”: Any Mortgage Asset acquired by the Issuer on or after the Closing Date that is a whole mortgage loan (and not a participation interest in a mortgage loan) secured by commercial or multifamily real estate.
“Workout Fee”: With respect to each Corrected Mortgage Loan, an amount equal to the product of (a) the Workout Fee Rate and (b) each collection of interest and principal (other than penalty charges, excess interest and any amount for which a Liquidation Fee would be paid), including (i) Monthly Payments, (ii) Balloon Payments, (iii) Principal Prepayments and (iv) payments (other than those included in clause (i) or (ii) of this definition) at maturity, received on each Corrected Mortgage Loan for so long as it remains a Corrected Mortgage Loan.
“Workout Fee Rate”: With respect to each Corrected Mortgage Loan, a rate equal to 0.5%.
ARTICLE II

RETENTION AND AUTHORITY OF SERVICER
Section II.01Engagement; Servicing Standard. As of the Servicing Transfer Date, the Issuer hereby engages the Servicer and Special Servicer, as the case may be, to perform, and the Servicer or the Special Servicer, as the case may be, hereby agrees to perform, Servicing and Special Servicing, as applicable, with respect to each of the Serviced Mortgage Loans for the benefit of the Relevant Parties in Interest throughout the term of this Agreement, upon and subject to the terms, covenants and provisions hereof.
(b)Each of the Servicer and the Special Servicer shall diligently service and administer the Serviced Mortgage Loans and REO Properties it is obligated to service or special service, as the case may be, pursuant to this Agreement on behalf of the Issuer and Trustee in the best interests of and for the benefit of the Relevant Parties in Interest (as determined by the Servicer or the Special Servicer, as the case may be, in its reasonable judgment), in accordance with applicable law, the terms of this Agreement and the Asset Documents. To the extent consistent with the foregoing, the Servicer and the Special Servicer shall service and special service, as applicable, the Serviced Mortgage Loans:
(i)in accordance with the higher of the following standards of care:

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(A)with the same care, skill, prudence and diligence with which the Servicer or the Special Servicer, as the case may be, services and administers comparable mortgage loans with similar borrowers and comparable REO Properties for other third party portfolios (giving due consideration to the customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own mortgage loans and REO Properties); and
(B)with the same care, skill, prudence and diligence with which the Servicer or the Special Servicer, as the case may be, services and administers comparable mortgage loans and REO Properties owned by the Servicer or the Special Servicer, as the case may be;
and in either case, exercising reasonable business judgment and acting in accordance with applicable law, the terms of this Agreement and the terms of the respective Mortgage Loan (and any related Participation Agreements);
(ii)with respect to the Special Servicer only, in the case of (1) a Specially Serviced Mortgage Loan or (2) a Mortgage Loan as to which the related Mortgaged Property is an REO Property, the maximization of recovery on the Mortgage Loan to the Relevant Parties in Interest of principal and interest, on a present value basis; and
(iii)without regard to any potential conflict of interest arising from (A) any relationship, including as lender on any other debt, that the Servicer or the Special Servicer, as the case may be, or any Affiliate thereof, may have with any of the related borrowers or any Affiliate thereof, or any other party to this Agreement; (B) the ownership of any Note by the Servicer or the Special Servicer, as the case may be, or any Affiliate thereof; (C) the right of the Servicer or the Special Servicer, as the case may be, or any Affiliate thereof, to receive compensation or reimbursement of costs hereunder generally or with respect to any particular transaction; (D) the ownership, servicing or management for others of any other mortgage loan or real property not subject to this Agreement by the Servicer or the Special Servicer, as the case may be, or any Affiliate thereof and (E) any obligation of the Special Servicer or any Affiliate to repurchase any Mortgage Loan or pay an indemnity in respect thereof.
The servicing practices described in the preceding sentence are herein referred to as the “Servicing Standard.”
(c)Without limiting the foregoing, subject to Section 3.16, (i) the Servicer shall be obligated to service and administer all Serviced Mortgage Loans that are not Specially Serviced Mortgage Loans and (ii) the Special Servicer shall be obligated (A) to service and administer (x) any Specially Serviced Mortgage Loan and (y) any REO Properties (other than an REO Property related to any Non-Serviced Mortgage Loan) and (B) to process any Administrative Modifications or Criteria-Based Modifications; provided, that the Servicer shall continue to receive payments and make all calculations, and prepare, or cause to be prepared, all reports, required hereunder with respect to the Specially Serviced Mortgage Loans, except for the reports specified herein as prepared by the Special Servicer, as if no Special Servicing Transfer

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Event had occurred and with respect to any REO Properties (and the related REO Loans) as if no acquisition of such REO Properties had occurred, and to render such services with respect to such Specially Serviced Mortgage Loans and REO Properties as are specifically provided for herein; provided, further, however, that the Servicer shall not be liable for failure to comply with such duties insofar as such failure results from a failure of the Special Servicer to provide sufficient information to the Servicer to comply with such duties or failure by the Special Servicer to otherwise comply with its obligations hereunder. Each Mortgage Loan that becomes a Specially Serviced Mortgage Loan shall continue as such until satisfaction of the conditions specified in Section 3.16. The Special Servicer shall make the inspections, use its reasonable efforts to collect the statements and forward to the Servicer reports in respect of the related Mortgaged Properties or REO Properties with respect to Specially Serviced Mortgage Loans in accordance with, and to the extent required by, Section 3.12. After notification to the Servicer, the Special Servicer may (but shall not be required to) contact the related Obligor of any Performing Mortgage Loan if efforts by the Servicer to collect required financial information have been unsuccessful or any other issues remain unresolved. Such contact shall be coordinated through and with the cooperation of the Servicer. No provision herein contained shall be construed as an express or implied guarantee by the Servicer or the Special Servicer, as the case may be, of the collectability or recoverability of payments on the Mortgage Loans or shall be construed to impair or adversely affect any rights or benefits provided by this Agreement to the Servicer or the Special Servicer, as the case may be (including with respect to Servicing Fees, Special Servicing Fees or, in the case of the Servicer, the right to be reimbursed for Servicing Advances and interest accrued thereon). Any provision in this Agreement for any Servicing Advances by the Advancing Agent or the Servicer or any Servicing Expenses by the Collateral Manager, the Servicer or Special Servicer, is intended solely to provide liquidity for the benefit of Relevant Parties in Interest and not as credit support or otherwise to impose on any such Person the risk of loss with respect to one or more of the Mortgage Loans. No provision hereof shall be construed to impose liability on the Advancing Agent, the Servicer or the Special Servicer for the reason that any recovery to the Issuer, the Noteholders, the Preferred Shareholders or any Companion Participation Holder in respect of a Mortgage Loan at any time after a determination of present value recovery is less than the amount reflected in such determination.
Section II.02Subservicing. The Servicer or Special Servicer, as the case may be, may delegate any of its obligations hereunder to a sub-servicer (so long as such Person is a Qualified Servicer); provided, however, that the Servicer or Special Servicer, as the case may be, shall provide oversight and supervision with regard to the performance of all subcontracted services and (i) any subservicing agreement shall be consistent with and subject to the provisions of this Agreement and (ii) no sub-servicer retained shall foreclose on the Mortgage Loan or grant any modification, waiver, or amendment to the Asset Documents without the approval of the Servicer or the Special Servicer, as the case may be. Neither the existence of any subservicing agreement nor any of the provisions of this Agreement relating to subservicing shall relieve the Servicer or Special Servicer, as the case may be, of its obligations to the Issuer hereunder. Notwithstanding any such subservicing agreement, the Servicer or Special Servicer, as the case may be, shall be obligated to the same extent and under the same terms and conditions as if the Servicer or the Special Servicer, as the case may be, alone was servicing the related Mortgage

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Loans in accordance with the terms of this Agreement. The Servicer or Special Servicer, as the case may be, shall be solely liable for all fees owed by it to any subservicer, regardless of whether the compensation hereunder of the Servicer or Special Servicer, as the case may be, is sufficient to pay such fees.
(b)Each sub-servicer shall be (i) authorized to transact business in the applicable state(s), if, and to the extent, required by applicable law to enable the sub-servicer to perform its obligations hereunder and under the applicable sub-servicing agreement, and (ii) qualified to service investments comparable to the Mortgage Loans.
(c)Any sub-servicing agreement entered into by the Servicer or Special Servicer, as the case may be, shall provide that it may be assumed or terminated by (i) the Servicer or the Special Servicer, as the case may be, (ii) the Trustee, if the Trustee has assumed the duties of the Servicer or Special Servicer, as the case may be, or if the Servicer or Special Servicer, as the case may be, is otherwise terminated pursuant to the terms of this Agreement, or (iii) a successor servicer if such successor servicer has assumed the duties of the Servicer or Special Servicer, as the case may be, in each case without cause and without cost or obligation to the Trustee, the successor servicer or the successor special servicer. In no event shall the Trustee be responsible for the payment of any termination fee in connection with any sub-servicing agreement entered into by the Servicer or Special Servicer or any successor servicer. In no event shall any sub-servicing agreement give a sub-servicer direct rights against the assets of the Issuer.
Any subservicing agreement and any other transactions or services relating to the Mortgage Loans involving a sub-servicer shall be deemed to be between the sub-servicer and the Servicer or Special Servicer, as the case may be, alone and the Trustee shall not be deemed a party thereto and shall have no claims, rights, obligations, duties or liabilities with respect to any sub-servicer except as set forth in Section 2.01(c).
The Trustee shall not be (a) liable for any acts or omissions of any Servicer, (b) obligated to make any Servicing Advance, (c) responsible for expenses of the Servicer or the Special Servicer, (d) liable for any amount necessary to induce any successor servicer to act as successor servicer or any successor special servicer to act as special servicer hereunder.
(d)Notwithstanding any contrary provisions of the foregoing subsections of this Section 2.02, the appointment by the Servicer or the Special Servicer of one or more third-party contractors for the purpose of performing discrete, ministerial functions shall not constitute the appointment of sub-servicers and shall not be subject to the provisions of this Section 2.02; provided, that (a) the Servicer or the Special Servicer, as the case may be, shall remain responsible for the actions of such third-party contractors as if it were alone performing such functions and shall pay all fees and expenses of such third-party contractors; and (b) such appointment imposes no additional duty on any other party to this Agreement, any successor hereunder to the Servicer or the Special Servicer, as the case may be.
Section II.03Authority of the Servicer or the Special Servicer. In performing its Servicing or Special Servicing obligations hereunder, the Servicer or Special Servicer, as the

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case may be, shall, except as otherwise provided herein and subject to the terms of this Agreement, have full power and authority, acting alone or through others, to take any and all actions in connection with such Servicing or Special Servicing, as applicable, that it deems necessary or appropriate in accordance with the Servicing Standard. Without limiting the generality of the foregoing, each of the Servicer or Special Servicer, as the case may be, is hereby authorized and empowered by the Issuer when the Servicer or Special Servicer, as the case may be, deems it appropriate in accordance with the Servicing Standard and subject to the terms of this Agreement, including, without limitation, Section 2.03(c), to execute and deliver, on behalf of the Issuer, (i) any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien of each Mortgage or other relevant Asset Documents on the related Mortgaged Property; (ii) any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments with respect to each of the Mortgage Loans and (iii) in the case of the Special Servicer, to execute such instruments of assignment and sale on behalf of the Issuer in accordance with the terms of the Indenture; provided, however, that the Servicer or Special Servicer, as the case may be, shall notify the Issuer and the Collateral Manager in writing in the event that the Servicer or Special Servicer, as the case may be, intends to execute and deliver any such instrument referred to in clause (ii) above (other than in connection with a payment in full of a Mortgage Loan or a partial release of a Mortgage Property in accordance with the related Asset Documents) and, except in connection with any payment in full of any Mortgage Loan, shall proceed with such course of action only upon receipt of the written approval thereof by the Issuer (or the Collateral Manager acting on behalf of the Issuer). The Issuer agrees to cooperate with the Servicer or the Special Servicer, as the case may be, by either executing and delivering to the Servicer or the Special Servicer, as the case may be, from time to time (i) powers of attorney evidencing the authority and power under this Section of the Servicer or the Special Servicer, as the case may be, or (ii) such documents or instruments deemed necessary or appropriate by the Servicer or the Special Servicer, as the case may be, to enable the Servicer or the Special Servicer, as the case may be, to carry out its Servicing or Special Servicing obligations hereunder.
(b)In the performance of its Servicing or Special Servicing obligations, the Servicer or the Special Servicer, as the case may be, shall take any action or refrain from taking any action that the Issuer (or the Collateral Manager acting on behalf of the Issuer) directs shall be taken or not taken, as the case may be, which relates to the Servicing or Special Servicing obligations under this Agreement; provided, however, that the Servicer or the Special Servicer, as the case may be, shall not take or refrain from taking any action that the Issuer (or the Collateral Manager acting on behalf of the Issuer) requests that the Servicer or the Special Servicer, as the case may be, take or refrain from taking to the extent that the Servicer or the Special Servicer, as the case may be, determines in accordance with the Servicing Standard that such action or inaction, as the case may be: (i) may cause a violation of applicable laws, regulations, codes, ordinances, court orders or restrictive covenants with respect to any Mortgage Loan, related Obligor or Mortgaged Property, (ii) may cause a violation of any provision of an Asset Document or (iii) may cause a violation of the Servicing Standard (except that the processing of Administrative Modifications or Criteria-Based Modifications by the Special Servicer at the direction of the Collateral Manager will not be subject to the Servicing Standard). Notwithstanding anything herein to the contrary, neither the Servicer nor the Special Servicer

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will be in violation of the Servicing Standard if servicing a Mortgage Loan that was previously the subject of an Administrative Modification or a Criteria-Based Modification in accordance with the terms of the Asset Documents as modified by such Administrative Modification or Criteria-Based Modification, so long as it is otherwise performing the servicing of such Mortgage Loan in accordance with the Servicing Standard.
(c)The Collateral Manager shall have the right to make any decision which is a Major Decision hereunder (subject to any rights of any Companion Participation Holders). The Servicer or the Special Servicer, as applicable, (i) shall send the Collateral Manager a copy of any written request by an Obligor for a decision which is a Major Decision or any written notification of the occurrence of an event or circumstance which shall require the making of a Major Decision within five (5) Business Days of receipt thereof, and (ii) may request that the Collateral Manager make a Major Decision at any time that the Servicer or the Special Servicer, as applicable, determines that such Major Decision should be considered. The Collateral Manager shall send the Servicer and the Special Servicer, as applicable, a copy of any written request by an Obligor for a decision which is a Major Decision within five (5) Business Days of receipt thereof. The Collateral Manager shall make such Major Decision and notify the Servicer or the Special Servicer, as applicable, of the actions to be taken with respect thereto within five (5) Business Days of receipt of a written request therefor by an Obligor, the Servicer or the Special Servicer, as applicable. In the event that the Servicer or the Special Servicer, as applicable, determines that the Collateral Manager’s decision is in accordance with the Servicing Standard, then the Servicer or the Special Servicer, as applicable, shall take such actions as directed by the Collateral Manager. In the event that the Servicer or the Special Servicer, as applicable, determines that the Collateral Manager’s decision is not in accordance with the Servicing Standard, or if the Collateral Manager fails to give notice of the actions to be taken within such five (5) Business Day period, then the Servicer or the Special Servicer, as applicable, shall not be bound by the Collateral Manager’s determination with respect to such Major Decision and shall have the right to take such actions with respect thereto as the Servicer or the Special Servicer, as applicable, determines is in accordance with the Servicing Standard.
Section II.04Certain Calculations. All net present value calculations and determinations made under this Agreement with respect to any Mortgage Loan or REO Property shall be made using a discount rate (with respect to the selection of which the Special Servicer will be required to consult, on a non-binding basis, with the Collateral Manager) appropriate for the type of cash flows being discounted; namely (i) for principal and interest payments on the Mortgage Loan or sale of the Mortgage Loan if it is a Defaulted Mortgage Loan by the Special Servicer, the higher of (1) the rate determined by the Special Servicer, that approximates the market rate that would be obtainable by the related Obligor on similar debt of such Obligor as of such date of determination and (2) the interest rate on such Mortgage Loan based on its outstanding principal balance and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent Appraisal (or update of such Appraisal).
(b)Allocations of payments among Participations in a Participated Mortgage Loan shall be made in accordance with the related Participation Agreement.

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ARTICLE III

SERVICES TO BE PERFORMED
Section III.01Servicing; Special Servicing. The Servicer hereby agrees to serve as the servicer with respect to each of the Serviced Mortgage Loans and to perform servicing as described below and as otherwise provided herein, upon and subject to the terms of this Agreement. Subject to any limitation of authority under Section 2.03, “Servicing” shall mean those services pertaining to the Serviced Mortgage Loans which, applying the Servicing Standard, are required hereunder to be performed by the Servicer, and which shall include:
(i)reviewing all documents in its possession or otherwise reasonably available to it pertaining to such Mortgage Loans, administering and maintaining the Servicing Files, and inputting all necessary and appropriate information into the Servicer’s loan servicing computer system all to the extent and when necessary to perform its obligations hereunder;
(ii)preparing and filing or recording all continuation statements and other documents or instruments necessary to cause the continuation of any UCC financing statements filed with respect to the related Mortgaged Property and taking such other actions necessary to maintain the lien of any Mortgage or other relevant Asset Documents on the related Mortgaged Property, but only to the extent such other actions are within the control of the Servicer;
(iii)in accordance with and to the extent required by Section 3.05, monitoring each Obligor’s maintenance of insurance coverage on the related Mortgaged Property, as required by the related Asset Documents, and causing to be maintained adequate insurance coverage on the related Mortgaged Property in accordance with Section 3.05;
(iv)in accordance with and to the extent required by Section 3.02, monitoring the status of real estate taxes, assessments and other similar items and verifying the payment of such items for the related Mortgaged Property;
(v)preparing and delivering all reports and information required to be prepared or delivered by the Servicer hereunder;
(vi)performing payment processing, record keeping, administration of escrow and other accounts, interest rate adjustment, and other routine customer service functions;
(vii)in accordance with the Servicing Standard monitoring any casualty losses or condemnation proceedings and administering any proceeds related thereto in accordance with the related Asset Documents; and
(viii)notifying the related Obligors of the appropriate place for communications and payments, and collecting and monitoring all payments made with respect to such Mortgage Loans.

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(b)The Special Servicer hereby agrees to (i) serve as the special servicer with respect to each Specially Serviced Mortgage Loan and REO Loan as provided herein in accordance with the Servicing Standard and (ii) to process all Administrative Modifications and Criteria-Based Modifications (“Special Servicing”).
(c)In the event the Issuer is no longer a Qualified REIT Subsidiary, but instead has received an opinion of counsel that it is a foreign corporation that is not engaged in a trade or business in the United States, the Servicer and Special Servicer each acknowledge that the Issuer may deliver to the Servicer and the Special Servicer written restrictions relating to the Issuer’s ability to acquire, dispose of or modify Mortgage Loans (and the related Participations), as may be required to ensure that the Issuer is at no time treated as engaged in a trade or business in the United States. In this regard, the Servicer and Special Servicer, as applicable, acknowledge that its actions on behalf of the Issuer under this Agreement shall be subject to such written restrictions and that such restrictions will be incorporated into the Servicer’s and Special Servicer’s duties under this Agreement. In the event the Issuer is no longer a Qualified REIT Subsidiary, the Issuer shall so inform the Trustee, the Note Administrator, the Servicer and the Special Servicer in writing.
(d)With respect to each Non-Serviced Mortgage Loan, the Servicer agrees to perform the following limited functions with respect to the related Mortgage Asset and such Non-Serviced Mortgage Loan:
(i)deposit in the Collection Account all payments of interest, principal and all other amounts received by the Servicer with respect to such Mortgage Asset in accordance with Section 3.03 hereof;
(ii)receive and promptly provide any and all reports, budgets, material notices and related deliverables to which the holder of such Mortgage Asset is entitled and that the Servicer actually receives pursuant to the terms of the related Asset Documents to the Trustee, the Note Administrator, the Collateral Manager and the Rating Agencies, in the same manner and form as, and to the extent that, any reports, budgets, notices and related deliverables that are required to be provided hereunder with respect to the Serviced Mortgage Loans; and
(iii)promptly provide written notice to the Trustee, the Collateral Manager, the Note Administrator and the Rating Agencies upon the receipt of notice that there has been any termination or replacement of the then-current servicer or special servicer, or any material change with respect to the servicing agreement governing the servicing and administration of such Non-Serviced Mortgage Loan.
(e)With respect to each Non-Serviced Mortgage Loan, the Special Servicer agrees to perform the following limited functions with respect to the related Mortgage Asset and such Non-Serviced Mortgage Loan:
(i)enforce all rights and remedies reserved for the holder of such Mortgage Asset pursuant to the terms of the related Participation Agreement and Asset Documents;

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(ii)exercise all consent, consultation, voting and related rights reserved for the holder of such Mortgage Asset pursuant to the terms of the related Participation Agreement, in all such cases, in the best interests of the Issuer and Noteholders, in their respective capacities as beneficial holders of such Mortgage Asset;
(iii)receive, review and promptly provide any and all reports, budgets, material notices and related deliverables to which the holder of such Mortgage Asset is entitled and the Special Servicer actually receives pursuant to the terms of the related Asset Documents to the Trustee, the Collateral Manager, the Note Administrator and the Rating Agencies, in the same manner and form as, and to the extent that, any reports, budgets, notices and related deliverables that are required to be provided hereunder with respect to the Serviced Mortgage Loans; and
(iv)promptly provide written notice to the Trustee, the Collateral Manager, the Note Administrator and the Rating Agencies upon the receipt of notice that there has been any termination or replacement of the then-current servicer or special servicer, or any material change with respect to the servicing agreement governing the servicing and administration of such Non-Serviced Mortgage Loan.
(f)With respect to each Non-Serviced Mortgage Loan, the parties to this Agreement shall have no obligation or authority to supervise the respective parties to the servicing agreement governing the servicing and administration of such Non-Serviced Mortgage Loan (but this statement shall not relieve them of liabilities they may otherwise have in their capacities as parties to the such other servicing agreement) or to make Servicing Advances with respect to any such Non-Serviced Mortgage Loan. Any obligation of the Servicer or Special Servicer, as applicable, to provide information and collections to the Trustee, the Note Administrator, the Issuer, the Noteholders or the Rating Agencies with respect to any Non-Serviced Mortgage Loan shall be dependent on its receipt of the corresponding information and collections from the servicer or the special servicer under the servicing agreement governing the servicing and administration of such Non-Serviced Mortgage Loan.
(g)With respect to any Non-Serviced Mortgage Loan, the Servicer shall not agree to any amendment, modification or waiver with respect to the servicing agreement pursuant to which such Non-Serviced Mortgage Loan is serviced that adversely affects in any material respect the interest of the related Participation, unless the Noteholder consent requirements that would be necessary for the same amendment under the terms of this Agreement have been satisfied.
Section III.02Escrow Accounts; Collection of Taxes, Assessments and Similar Items. Subject to and as required by the terms of the related Asset Documents, the Servicer shall, on behalf of the Trustee, establish and maintain one or more Eligible Accounts as to which the “bank’s jurisdiction” for purposes of Article 9 of the Uniform Commercial Code is the State of New York (each, an “Escrow Account”) into which all Escrow Payments shall be deposited promptly after receipt and identification. Escrow Accounts shall be denominated “ORIX Real Estate Capital, LLC, as Servicer, for the benefit of Wilmington Trust, National Association, as trustee, for the benefit of the Holders of the LFT CRE 2021-FL1 Notes, the other Secured Parties

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and the related Companion Participation Holders” or in such other manner as the Issuer (or the Collateral Manager on behalf of the Issuer) and the Servicer agree. The parties hereto agree that the Trustee shall be the “customer” (as defined in Section 4-104 of the Uniform Commercial Code) with respect to each Escrow Account. Upon request, the Servicer shall notify the Issuer, the Collateral Manager, the Special Servicer, the Note Administrator and the Trustee in writing of the location and account number of each Escrow Account it establishes and shall notify the Issuer, the Collateral Manager, the Special Servicer, the Note Administrator and the Trustee promptly after any change thereof. Except as provided herein (including without limitation, the withdrawals described in the following sentence, which may be made without Issuer or Special Servicer consent), withdrawals of amounts from an Escrow Account may be made only following notice to, and consent of, the Issuer (or the Special Servicer on behalf of the Issuer). Subject to any express provisions to the contrary herein, to applicable laws, and to the terms of the related Asset Documents governing the use of the Escrow Payments, withdrawals of amounts from an Escrow Account may only be made: (i) to effect payment of taxes, assessments and insurance premiums; (ii) to effect payment of ground rents and other items required or permitted to be paid from escrow; (iii) to refund to the related Obligors any sums determined to be in excess of the amounts required to be deposited therein; (iv) to pay interest, if required under the Asset Documents, to the Obligors on balances in the Escrow Accounts; (v) to pay to the Servicer from time to time any interest or investment income earned on funds deposited therein pursuant to Section 3.04; (vi) to apply funds to the indebtedness of the Mortgage Loan in accordance with the terms thereof; (vii) to reimburse the Servicer, the Special Servicer, the Collateral Manager or the Advancing Agent, as the case may be, for any Servicing Advance or Servicing Expense, as the case may be, for which Escrow Payments should have been made by the Obligors, but only from amounts received on the Mortgage Loan which represent late collections of Escrow Payments thereunder; (viii) to withdraw any amount deposited in the Escrow Accounts which was not required to be deposited therein; or (ix) to clear and terminate the Escrow Accounts at the termination of this Agreement.
(b)The Servicer shall maintain accurate records with respect to each Mortgaged Property securing a Serviced Mortgage Loan, reflecting the status of taxes, assessments and other similar items that are or may become a lien thereon and the status of insurance premiums payable with respect thereto as well as the payment of ground rents with respect to each ground lease (to the extent such information is reasonably available). To the extent that the related Asset Documents require Escrow Payments to be made by an Obligor under a Serviced Mortgage Loan, the Servicer shall use reasonable efforts to obtain, from time to time, all bills for the payment of such items, and shall effect payment prior to the applicable penalty or termination date, employing for such purpose Escrow Payments paid by such Obligor pursuant to the terms of the Asset Documents and deposited in the related Escrow Account by the Servicer. To the extent that the Asset Documents do not require an Obligor under a Serviced Mortgage Loan to make Escrow Payments (and no other loan secured by the Mortgaged Property requires escrows or reserves for such amounts), the Servicer shall use its reasonable efforts to require that any tax, insurance or other payment referenced in the definition of Escrow Payment be made by such Obligors prior to the applicable penalty or termination date (to the extent that the holder of the related Mortgage Loan has the right to so require). Subject to Section 3.05 with respect to the payment of insurance premiums, if an Obligor under a Serviced Mortgage Loan

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fails to make payment on a timely basis or collections from such Obligor are insufficient to pay any such item when due and the holder of the related Mortgage Loan has the right to pay such premiums on behalf of such Obligor pursuant to the terms of the related Asset Documents, the amount of any shortfall shall be paid by the Advancing Agent, subject to Section 5.02, as a Servicing Advance.
Section III.03Collection Account and Participated Mortgage Loan Collection Account. The Servicer shall , on behalf of the Trustee, establish and maintain an Eligible Account as to which the “bank’s jurisdiction” for purposes of Article 9 of the Uniform Commercial Code is the State of New York (the “Collection Account”) for the purposes set forth herein. The Collection Account shall be denominated “ORIX Real Estate Capital, LLC, as Servicer, for the benefit of Wilmington Trust, National Association, as Trustee, for the benefit of the Holders of the LFT CRE 2021-FL1 Notes and the other Secured Parties” or in such other manner as the Issuer (or the Collateral Manager on behalf of the Issuer) and the Servicer agree. The parties hereto agree that the Trustee shall be the “customer” (as defined in Section 4-104 of the Uniform Commercial Code) with respect to the Collection Account. The Servicer shall deposit into the Collection Account (1) within two (2) Business Days after receipt of properly identified funds all payments and collections received by it on or after the date hereof with respect to the Mortgage Loans and REO Properties (unless such payments and collections are required to be deposited into the Participated Mortgage Loan Collection Account), other than (x) Escrow Payments, (y) payments in the nature of Additional Servicing Compensation or (z) scheduled payments of principal and interest due on or before the Closing Date and collected on or after the Closing Date, which amounts described in this clause (z) shall be remitted to the Seller, and (2) amounts from the Participated Mortgage Loan Collection Account pursuant to Section 3.03(d)(vii)(A).
(b)The Servicer shall make withdrawals from the Collection Account only as follows (the order set forth below not constituting an order of priority for such withdrawals):
(i)to withdraw any amount deposited in the Collection Account which was not required to be deposited therein;
(ii)pursuant to Section 5.01, to pay itself unpaid Servicing Fees, if applicable, and any unpaid Additional Servicing Compensation on each Remittance Date;
(iii)pursuant to Section 5.03(a) and (b), but subject to the waiver in Section 5.03(c), to pay to the Special Servicer the Special Servicing Fee, Liquidation Fee, Workout Fee and any unpaid Additional Servicing Compensation on each Remittance Date;
(iv)(A) to reimburse itself and the Advancing Agent, as applicable (in that order), for unreimbursed Servicing Advances, together with interest thereon at the Advance Rate, the respective rights of each such Person to receive payment pursuant to this clause (A) with respect to any Mortgage Loan, Mortgaged Property or REO Property being limited to, as applicable, related payments by the applicable Obligor with respect to such Servicing Advance and Liquidation Proceeds, Insurance and Condemnation

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Proceeds and REO Proceeds of the Mortgage Loan, Mortgaged Property or REO Property for which such Servicing Advance was made, and (B) to pay or reimburse the Issuer, the Collateral Manager and the Servicer for any unreimbursed Servicing Expenses related to the Mortgage Loans, Mortgaged Properties or REO Properties (provided that, with respect to any Participated Mortgage Loan, such Servicing Expenses shall be paid first from the Participated Mortgage Loan Collection Account), together with interest thereon at the Advance Rate, within five (5) days of incurring same;
(v)to reimburse itself and the Advancing Agent, as applicable (in that order), for Nonrecoverable Servicing Advances, together with interest thereon at the Advance Rate, first, out of REO Proceeds, Liquidation Proceeds and Insurance and Condemnation Proceeds received on the related Mortgage Loan or REO Property, then, out of the interest portion of general collections on the Mortgage Loans and REO Properties, then, to the extent the interest portion of general collections is insufficient and with respect to such excess only, out of other collections on the Mortgage Loans and REO Properties;
(vi)to pay to itself, as the case may be, from time to time any interest or investment income earned on funds deposited in the Collection Account to the extent it is entitled thereto pursuant to Section 3.04;
(vii)to remit to the Seller any collections representing Retained Interest under, and as defined in, the Mortgage Asset Purchase Agreement;
(viii)on the second Business Day after the later of the date of receipt of any Principal Proceeds (net of the amounts specified in clause (b) of the definition thereof) and the date the Servicer receives a request for such transfer from the Collateral Manager, to remit to the Note Administrator for deposit into the Reinvestment Account the portion of such Principal Proceeds requested by the Collateral Manager to be so transferred; provided that the Collateral Manager shall have certified in such request that the Note Protection Tests were satisfied as of the immediately preceding Payment Date and that the Collateral Manager reasonably expects the Note Protection Tests to be satisfied on the immediately succeeding Payment Date;
(ix)on each Remittance Date, to remit to the Note Administrator for deposit into the Payment Account, all amounts on deposit in the Collection Account (that represent good and available funds) as of the close of business on the related Servicing Determination Date, net of any withdrawals from the Collection Account pursuant to this Section; and
(x)to clear and terminate the Collection Account upon the termination of this Agreement.
(c)With respect to the Participated Mortgage Loans that are Serviced Mortgage Loans, the Servicer shall, on behalf of the Trustee, establish and maintain an Eligible Account or a sub-account of an Eligible Account, in each case as to which the “bank’s jurisdiction” for purposes of Article 9 of the Uniform Commercial Code is the State of New

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York (the “Participated Mortgage Loan Collection Account”), for the purposes set forth herein. The Participated Mortgage Loan Collection Account may be a sub-account of a single account, including of the Collection Account. The Participated Mortgage Loan Collection Account shall be denominated “ORIX Real Estate Capital, LLC, as Servicer, for the benefit of Wilmington Trust, National Association, as Trustee, for the benefit of the Holders of the LFT CRE 2021-FL1 Notes, other Secured Parties and the Companion Participation Holders.” The parties hereto agree that the Trustee shall be the “customer” (as defined in Section 4-104 of the Uniform Commercial Code) with respect to the Participated Mortgage Loan Collection Account. The Servicer shall deposit into the Participated Mortgage Loan Collection Account within two (2) Business Days after receipt of properly identified funds all payments and collections received by it on or after the date hereof with respect to the Participated Mortgage Loans that are Serviced Mortgage Loans and related REO Properties (and the related Participation) and any proceeds received from the disposition of Participated Mortgage Loans that are Serviced Mortgage Loans and related REO Properties (and the related Participation), other than (x) Escrow Payments, (y) payments in the nature of Additional Servicing Compensation or (z) scheduled payments of principal and interest due on or before the Closing Date and collected on or after the Closing Date, which amounts described in this clause (z) shall be remitted to the Seller. Amounts in the Participated Mortgage Loan Collection Account allocable to any Future Funding Participation shall not be assets of the Issuer, but instead shall be held by the Servicer on behalf of the related Companion Participation Holder.
(d)The Servicer shall make withdrawals from the Participated Mortgage Loan Collection Account only as follows (the order set forth below not constituting an order of priority for such withdrawals):
(i)to withdraw any amount deposited in the Participated Mortgage Loan Collection Account which was not required to be deposited therein;
(ii)to pay to itself any unpaid Servicing Fees and Additional Servicing Compensation to which it is entitled pursuant to Section 5.01, but only to the extent earned on the Participated Mortgage Loans that are Serviced Mortgage Loans or related REO Property;
(iii)to pay to the Special Servicer any unpaid Special Servicing Fees, Liquidation Fees, Workout Fees and Additional Servicing Compensation to which the Special Servicer is entitled pursuant to Section 5.03, but only to the extent earned on the Participated Mortgage Loans that are Serviced Mortgage Loans or related REO Property;
(iv)(A) to reimburse itself and the Advancing Agent, as applicable (in that order), for unreimbursed Servicing Advances with respect to any Participated Mortgage Loans that are Serviced Mortgage Loans or related REO Property, together with interest thereon at the Advance Rate, the respective rights of each such Person to receive payment pursuant to this clause (A) being limited to, as applicable, related payments by the applicable Obligor with respect to such Servicing Advance and Liquidation Proceeds, Insurance and Condemnation Proceeds and REO Proceeds of the Mortgage Loan or REO Property for which such Servicing Advance was made, and (B) to pay or reimburse the

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Issuer, the Special Servicer and the Servicer for any unreimbursed Servicing Expenses with respect to the related Participated Mortgage Loan or REO Property, together with interest thereon at the Advance Rate, within five (5) days of incurring same;
(v)to reimburse itself and the Advancing Agent, as applicable (in that order), for Nonrecoverable Servicing Advances with respect to any Participated Mortgage Loans that are Serviced Mortgage Loans or related REO Property, together with interest thereon at the Advance Rate, the respective rights of each such Person to receive payment pursuant to this clause (v) being limited to, as applicable, Liquidation Proceeds, Insurance and Condemnation Proceeds and REO Proceeds and other collections on the Mortgage Loan or REO Property for which such Nonrecoverable Servicing Advances were made;
(vi)to pay to itself from time to time any interest or investment income earned on funds deposited in such Participated Mortgage Loan Collection Account to the extent it is entitled thereto pursuant to Section 3.04;
(vii)on the second Business Day after the later of the date of receipt of any Principal Proceeds (net of the amounts specified in clause (b) of the definition thereof) that are allocable to the Participations owned by the Issuer pursuant to the related Participation Agreement and the date the Servicer receives a request for such transfer from the Collateral Manager, to remit to the Note Administrator for deposit into the Reinvestment Account the portion of such Principal Proceeds requested by the Collateral Manager to be so transferred; provided that the Collateral Manager shall have certified in such request that the Note Protection Tests were satisfied as of the immediately preceding Payment Date and that the Collateral Manager reasonably expects the Note Protection Tests to be satisfied on the immediately succeeding Payment Date;
(viii) (A) on each Remittance Date, to remit to the Collection Account, all amounts on deposit in such Participated Mortgage Loan Collection Account (that represent good and available funds) that are allocable to the Participations owned by the Issuer pursuant to the related Participation Agreement and (B) on each Remittance Date (or such later date as may be set forth in the related Participation Agreement) after receipt thereof, to each related Companion Participation Holder, all amounts on deposit in such Participated Mortgage Loan Collection Account (that represent good and available funds) that are payable pursuant to the related Participation Agreement to such Companion Participation Holder (taking into account other amounts due under such Participation Agreement); and
(ix)to clear and terminate the Participated Mortgage Loan Collection Account upon the termination of this Agreement.
Section III.04Permitted Investments. The Servicer or the Special Servicer, as the case may be, may direct any depository institution or trust company in which the Accounts are maintained to invest the funds held therein in one or more Permitted Investments; provided, however, that (a) any amounts held in the Collection Account or the Participated Mortgage Loan Collection Account that are invested shall be (x) invested only in short-term Permitted

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Investments and (y) sold no later than two Business Days prior to each Remittance Date, and (b) in all cases, such funds shall be either (i) immediately available or (ii) available in accordance with a schedule which will permit the Servicer to meet its payment obligations hereunder. The Servicer or the Special Servicer, as the case may be, shall be entitled to all income and gain realized from the investment of funds deposited in the Accounts as Additional Servicing Compensation. The Servicer or the Special Servicer, as the case may be, shall deposit from its own funds in the applicable Account the amount of any loss incurred in respect of any such investment of funds immediately upon the realization of such loss; provided, that neither the Servicer nor the Special Servicer shall be required to deposit any loss on an investment of funds if such loss is incurred solely as a result of the insolvency of the federal or state chartered depository institution or trust company that holds such Account, so long as such depository institution or trust company satisfied the qualifications set forth in the definition of Eligible Account in the month in which the loss occurred and at the time such investment was made. Notwithstanding the foregoing, the Servicer or the Special Servicer, as the case may be, shall not (other than in the case of sub-clause (2) below) direct the investment of funds held in any Escrow Account and shall not retain the income and gain realized therefrom if the related Asset Documents or applicable law permit the Obligor to be entitled to the income and gain realized from the investment of funds deposited therein. In such event, the Servicer or the Special Servicer, as the case may be, shall direct the depository institution or trust company in which such Escrow Accounts are maintained to invest the funds held therein (1) in accordance with the Obligor’s written investment instructions, if the Asset Documents or applicable law require such funds to be invested in accordance with the Obligor’s direction; and (2) in accordance with the written investment instructions of the Special Servicer to invest such funds in a Permitted Investment, if the Asset Documents and applicable law do not permit the related Obligor to direct the investment of such funds; provided, however, that in either event (i) such funds shall be either (y) immediately available or (z) available in accordance with a schedule which will permit the Servicer or the Special Servicer, as the case may be, to meet the payment obligations for which the Escrow Account was established, and (ii) the Servicer or the Special Servicer, as the case may be, shall have no liability for any loss in investments of such funds that are invested pursuant to such written instructions.
Section III.05Maintenance of Insurance Policies. The Special Servicer (only with respect to Specially Serviced Mortgage Loans and REO Properties) or the Servicer (with respect to Performing Mortgage Loans) shall use efforts consistent with the Servicing Standard to cause the related Obligor of each Serviced Mortgage Loan to maintain for each such Serviced Mortgage Loan such insurance as is required to be maintained pursuant to the related Asset Documents. If the related Obligor fails to maintain such insurance, the Servicer or the Special Servicer, as applicable, shall notify the Issuer of such breach, and shall, to the extent available at commercially reasonable rates and that the Issuer has an insurable interest, cause such insurance to be maintained. To the extent provided in the applicable Asset Documents, all such policies shall be endorsed with standard mortgagee clauses (if applicable) with loss payable to the Issuer, and shall be in an amount sufficient to avoid the application of any co-insurance clause. The costs of maintaining the insurance policies which the Servicer or the Special Servicer, as the case may be, is required to maintain pursuant to this Section shall be a Servicing Expense or, if the amount in the Collection Account or the Participated Mortgage Loan Collection Account, as

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applicable, is insufficient to pay such costs, such costs shall be paid by the Advancing Agent as a Servicing Advance.
(b)The Servicer or the Special Servicer, as the case may be, may fulfill its obligation to maintain insurance, as provided in Section 3.05(a), through a master force placed insurance policy with a Qualified Insurer, the cost of which shall be a Servicing Expense or, if the amount in the Collection Account or the Participated Mortgage Loan Collection Account, as applicable, is insufficient to pay such costs, such costs shall be paid by the Advancing Agent as a Servicing Advance; provided that such cost is limited to the incremental cost of such policy allocable to such Mortgaged Property or REO Property (i.e., other than any minimum or standby premium payable for such policy whether or not such Mortgaged Property or REO Property is then covered thereby, which shall be paid by the Advancing Agent at the direction of the Servicer or the Special Servicer, as the case may be). Such master force placed insurance policy may contain a deductible clause, in which case the Advancing Agent, the Servicer or the Special Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy otherwise complying with the provisions of Section 3.05(a), and there shall have been one or more losses which would have been covered by such a policy had it been maintained, immediately deposit into the related Account from its own funds the amount not otherwise payable under the master force placed insurance policy because of such deductible to the extent that such deductible exceeds the deductible limitation required under the related Asset Documents, or, in the absence of such deductible limitation, the deductible limitation which is consistent with the Servicing Standard.
(c)Each of the Servicer and the Special Servicer shall obtain and maintain at its own expense, and keep in full force and effect throughout the term of this Agreement, a blanket fidelity bond and an errors and omissions insurance policy covering the Servicer’s or the Special Servicer’s, as applicable, directors, officers and employees, in connection with its activities under this Agreement. The form and amount of coverage shall be consistent with the Servicing Standard. In the event that any such bond or policy ceases to be in effect, the Servicer or the Special Servicer, as applicable, shall obtain a comparable replacement bond or policy. Any fidelity bond and errors and omissions insurance policy required under this Section 3.05(c) shall be obtained from a Qualified Insurer. Notwithstanding the foregoing, so long as the unsecured obligations of the Servicer or Special Servicer (or their respective corporate parent), as applicable, has been rated at least “A3” by Moody’s and the equivalent by KBRA, the Servicer or the Special Servicer, as applicable, shall be entitled to provide self-insurance directly or through its parent (so long as such parent is obligated to pay the related claims), as applicable, with respect to its obligation to maintain a blanket fidelity bond and an errors and omissions insurance policy.
No provision of this Section requiring such fidelity bond and errors and omissions insurance shall diminish or relieve the Servicer or Special Servicer, as applicable, from its duties and obligations as set forth in this Agreement. The Servicer and Special Servicer, as applicable, shall deliver or cause to be delivered to the Trustee and the Note Administrator, upon request, a certificate of insurance from the surety and insurer certifying that such insurance is in full force and effect.

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Section III.06Delivery and Possession of Servicing Files. On or before the Servicing Transfer Date, the Issuer (or the Collateral Manager acting on behalf of the Issuer) shall deliver or cause to be delivered to the Servicer (i) a Servicing File with respect to each Serviced Mortgage Loan; and (ii) the amounts, if any, received by the Issuer representing Escrow Payments previously made by the Obligors. The Servicer shall promptly acknowledge receipt of the Servicing File and Escrow Payments and shall promptly deposit such Escrow Payments in the Escrow Accounts established pursuant to this Agreement. The contents of each Servicing File delivered to the Servicer are and shall be held in trust by the Servicer on behalf of the Issuer for the benefit of the Relevant Parties in Interest. The Servicer’s possession of the contents of each Servicing File so delivered shall be for the sole purpose of servicing the related Mortgage Loan and such possession by the Servicer shall be in a custodial capacity only. The Servicer shall release its custody of the contents of any Servicing File only in accordance with written instructions from the Issuer (or the Collateral Manager acting on behalf of the Issuer), and upon request of the Issuer (or the Collateral Manager acting on behalf of the Issuer), the Servicer shall deliver to the Issuer, or its nominee, the Servicing File or a copy of any document contained therein; provided, however, that if the Servicer is unable to perform its Servicing obligations with respect to the related Mortgage Loan as a result of any such release or delivery of the Servicing File, then the Servicer shall not be liable, while the related Servicing File is not in the Servicer’s possession, for any failure to perform any obligation hereunder with respect to the related Mortgage Loan.
Section III.07Inspections; Financial Statements. With respect to each Performing Mortgage Loan, the Servicer shall perform, or cause to be performed, a physical inspection of the related Mortgaged Property at least annually, beginning in 2022 and, in addition, if at any time (i) the Issuer (or the Collateral Manager acting on behalf of the Issuer) requests such an inspection, or (ii) the Servicer, with the approval of the Issuer (or the Collateral Manager acting on behalf of the Issuer), determines that it is prudent to conduct such an inspection. The Servicer shall prepare a written report of each such inspection and shall promptly deliver a copy of such report to the Issuer, the Special Servicer and the Collateral Manager. The reasonable out-of-pocket expenses incurred by the Servicer and a reasonable fee due the Servicer in connection with any such inspections (including any out-of-pocket expenses related to travel and lodging and any charges incurred through the use of a qualified third party to perform such services) shall be paid by the Advancing Agent as a Servicing Advance.
(b)With respect to a Specially Serviced Mortgage Loan that is secured directly or indirectly by real property and with respect to REO Property related to a Serviced Mortgage Loan, the Special Servicer shall perform a physical inspection of each such Mortgaged Property (i) as soon as possible after a Special Servicing Transfer Event and thereafter at least annually, and, in addition (ii) if at any time (x) the Issuer (or the Collateral Manager acting on behalf of the Issuer) requests such an inspection, or (y) the Special Servicer, determines that it is prudent to conduct such an inspection. The Special Servicer shall prepare a written report of each such inspection and shall promptly deliver a copy of such report to the Issuer, the Servicer, and the Collateral Manager. The reasonable out-of-pocket expenses incurred by the Special Servicer and a reasonable fee due the Special Servicer in connection with any such inspections (including any out-of-pocket expenses related to travel and lodging and any charges incurred

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through the use of a qualified third party to perform such services) shall be paid by the Advancing Agent as a Servicing Advance.
(c)Commencing with respect to the calendar year ending December 31, 2021 (as to annual information) and the calendar quarter ending on March 31, 2022 (as to quarterly information), the Servicer, in the case of any Performing Mortgage Loans described in Section 3.07(a), and the Special Servicer, in the case of any Specially Serviced Mortgage Loans and REO Property related to a Serviced Mortgage Loan, shall (i) make reasonable efforts to collect promptly from the related Obligor quarterly and annual operating statements and rent rolls of the related real property, financial statements of such Obligor and any other documents or reports required to be delivered under the terms of the related Asset Documents, if delivery of such items is required pursuant to the terms of the related Asset Documents and (ii) promptly (A) review and analyze such items as may be collected; (B) prepare or update, on a quarterly and annual basis, CREFC® NOI Adjustment Worksheets, CREFC® Operating Statement Analysis Reports and CREFC® Comparative Financial Status Reports based on such analysis; and (C) in the case of the Servicer, upon request, deliver or otherwise make available copies of such prepared written reports and collected operating statements and rent rolls to the Special Servicer.
Section III.08Exercise of Remedies upon Mortgage Loan Defaults. Upon the failure of any Obligor under a Serviced Mortgage Loan to make any required payment of principal, interest or other amounts due under such Serviced Mortgage Loan, or otherwise to perform fully any material obligations under any of the related Asset Documents, in either case within any applicable grace period, the Servicer shall, upon discovery of such failure, promptly notify the Special Servicer, the Advancing Agent, the Collateral Manager and the Issuer in writing. As directed in writing by the Issuer (or the Collateral Manager acting on behalf of the Issuer) in each instance, the Servicer shall issue notices of default, declare events of default, declare due the entire outstanding principal balance, and otherwise take all reasonable actions consistent with the Servicing Standard under the related Mortgage Loan in preparation for the Special Servicer to realize upon the related Underlying Note.
Section III.09Enforcement of Due-On-Sale Clauses; Due-On-Encumbrance Clauses; Assumption Agreements; Defeasance Provisions. Subject to the terms of Section 2.03(c) hereof, if any Serviced Mortgage Loan contains a provision in the nature of a “due-on-sale” clause (including, without limitation, sales or transfers of related Mortgaged Properties (in full or part) or the sale or transfer of direct or indirect interests in the related Obligor, its subsidiaries or its owners), which by its terms:
(i)provides that such Mortgage Loan will (or may at the lender’s option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property or ownership interests in the Obligor,
(ii)provides that such Mortgage Loan may not be assumed without the consent of the related lender in connection with any such sale or other transfer, or

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(iii)provides that such Mortgage Loan may be assumed or transferred without the consent of the lender, provided certain conditions set forth in the Asset Documents are satisfied, then, for so long as the related Mortgage Asset is owned by the Issuer (and subject to the rights, if any, of the Issuer exercisable by the Collateral Manager, the Trustee or, to the extent required by the Indenture, the Controlling Class), the Special Servicer on behalf of the Issuer shall take such action as directed by the Collateral Manager pursuant to Section 2.03(c); provided that the Special Servicer shall not waive, without first satisfying the Rating Agency Condition, any “due-on-sale” clause under any Mortgage Loan for which the related Mortgage Asset (A) represents 5% or more of the principal balance of all the Mortgage Assets owned by the Issuer, (B) has a principal balance of over $35,000,000, or (C) is one of the 10 largest Mortgage Assets (based on principal balance) owned by the Issuer; provided, further, that the Special Servicer shall not be required to enforce any such due-on-sale clauses and in connection therewith shall not be required to (x) accelerate the payments thereon or (y) withhold its consent to such an assumption if the Special Servicer determines, in accordance with the Servicing Standard (1) that such provision is not enforceable under applicable law or the enforcement of such provision is reasonably likely to result in meritorious legal action by the related Obligor or (2) that granting such consent would be likely to result in a greater recovery, on a net present value basis (discounting at the related mortgage rate), than would enforcement of such clause.
If, notwithstanding any directions to the contrary from the Collateral Manager, the Special Servicer determines in accordance with the Servicing Standard that (A) granting such consent would be likely to result in a greater recovery, (B) such provision is not legally enforceable, or (C) that the conditions described in clause (iii) above relating to the assumption or transfer of the Mortgage Loan have been satisfied, the Special Servicer is authorized to take or enter into an assumption agreement from or with the Person to whom the related Mortgage Loan has been or is about to be conveyed, and to release the original Obligor from liability upon the Mortgage Loan and substitute the new Obligor as obligor thereon, provided that the credit status of the prospective new Obligor is in compliance with the Servicing Standard and criteria and the terms of the related Asset Documents. In connection with each such assumption or substitution entered into by the Special Servicer, the Special Servicer shall give prior notice thereof to the Servicer. The Special Servicer shall notify the Co-Issuers, the Servicer and the Collateral Manager that any such assumption or substitution agreement has been completed by forwarding to the Issuer (with a copy to the Servicer and the Collateral Manager) the original copy of such agreement, which copies shall be added to the related Mortgage Asset File and shall, for all purposes, be considered a part of such Mortgage Asset File to the same extent as all other documents and instruments constituting a part thereof. To the extent not precluded by the Asset Documents, the Special Servicer shall not approve an assumption or substitution without requiring the related Obligor to pay any fees owed to the Rating Agencies associated with the approval of such assumption or substitution. However, in the event that the related Obligor is required but fails to pay such fees, such fees shall be treated as a Servicing Expense. The Special Servicer shall provide copies of any waivers of any due-on-sale clause to the Servicer and the 17g-5 Information Provider for posting on the 17g-5 Website.

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(b)Subject to the terms of Section 2.03(c) hereof, if any Serviced Mortgage Loan contains a provision in the nature of a “due-on-encumbrance” clause (including, without limitation, any mezzanine financing of the related Obligor or the related Mortgaged Property), which by its terms:
(i)provides that such Mortgage Loan shall (or may at the lender’s option) become due and payable upon the creation of any lien or other encumbrance on the related Mortgaged Property,
(ii)requires the consent of the related lender to the creation of any such lien or other encumbrance on the related Mortgaged Property or underlying Real Property, or
(iii)provides that such Mortgaged Property may be further encumbered without the consent of the lender, provided certain conditions set forth in the Asset Documents are satisfied, then, for so long as the related Mortgage Asset is owned by the Issuer (and subject to the rights, if any, of the Issuer exercisable by the Collateral Manager, the Trustee or, to the extent required by the Indenture, the Controlling Class), the Special Servicer on behalf of the Issuer shall take such action as directed by the Collateral Manager pursuant to Section 2.03(c); provided that the Special Servicer shall not waive, without first satisfying the Rating Agency Condition, any “due-on-encumbrance” clause (which the Special Servicer shall interpret, if the related Asset Documents allow such interpretation, to include requests for approval of mezzanine financing or preferred equity), with regard to any Mortgage Loan for which the related Mortgage Asset (A) represents 2% or more of the principal balance of all the Mortgage Assets owned by the Issuer, (B) has a principal balance of over $20,000,000, (C) is one of the 10 largest Mortgage Assets (based on principal balance) owned by the Issuer, (D) has an aggregate loan-to-value ratio (including existing and proposed additional debt) that is equal to or greater than 85%, or (E) has an aggregate debt service coverage ratio (including the debt service on the existing and proposed additional debt) that is less than 1.2x to 1.0x; provided, further, that the Special Servicer shall not be required to enforce any such due-on-encumbrance clauses and in connection therewith shall not be required to (x) accelerate the payments thereon or (y) withhold its consent to such encumbrance if the Special Servicer determines, in accordance with the Servicing Standard (1) that such provision is not enforceable under applicable law or the enforcement of such provision is reasonably likely to result in meritorious legal action by the related Obligor or (2) that granting such consent would be likely to result in a greater recovery, on a net present value basis (discounting at the related mortgage rate), than would enforcement of such clause.
If, notwithstanding any directions to the contrary from the Collateral Manager, the Special Servicer determines in accordance with the Servicing Standard that (A) granting such consent would be likely to result in a greater recovery, (B) such provision is not legally enforceable, or (C) that the conditions described in clause (iii) above relating to the further encumbrance have been satisfied, the Special Servicer is authorized to grant such consent. To the extent not precluded by the Asset Documents, the Special Servicer shall not approve an additional encumbrance without requiring the related Obligor to pay any fees owed to the Rating Agencies associated with the approval of such lien or encumbrance. However, in the event that

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the related Obligor is required but fails to pay such fees, such fees shall reimbursable as a Servicing Expense. The Special Servicer shall provide copies of any waivers of any due on encumbrance clause to the Servicer and the 17g-5 Information Provider for posting on the 17g-5 Website.
(c)If the Servicer receives any request for any assumption, transfer, further encumbrance or other action contemplated by this Section 3.09, the Servicer shall forward such request to the Special Servicer for analysis and processing and the Servicer shall have no further liability or duty with respect thereto.
(d)Nothing in this Section 3.09 shall constitute a waiver of the Issuer’s rights, as the lender of record, to receive notice of any assumption of a Mortgage Loan, any sale or other transfer of the related Mortgage Loan or the creation of any lien or other encumbrance with respect to such Mortgage Loan.
(e)In connection with the taking of, or the failure to take, any action pursuant to this Section 3.09, the Special Servicer shall not agree to modify, waive or amend, and no assumption or substitution agreement entered into pursuant to Section 3.09(a) shall contain any terms that are different from, any term of any Mortgage Loan, other than pursuant to Section 3.15 hereof.
Section III.10Appraisals; Realization upon Defaulted Mortgage Assets.  Promptly following any acquisition by the Special Servicer of an REO Property on behalf of the Issuer for the benefit of the Relevant Parties in Interest or upon the occurrence of an Appraisal Reduction Event the Special Servicer shall (i) notify the Servicer thereof, and (ii) within 120 days, obtain an updated Appraisal or a letter update for an existing Appraisal (an “Updated Appraisal”) if such existing Appraisal is less than twenty-four (24) months old, in order to determine the fair market value of such REO Property and shall notify the Issuer, the Servicer and the Collateral Manager of the results of such Appraisal; provided that the Special Servicer shall not be required to obtain an Updated Appraisal of any Mortgaged Property with respect to which there exists an Appraisal that is less than twelve (12) months old and the Special Servicer is not aware of any material change in the market for, or the condition or value of the Mortgaged Property. Any such Appraisal shall be conducted by an Appraiser and the cost thereof shall be a Servicing Advance. For so long as the related Mortgage Loan is a Specially Serviced Mortgage Loan, the Special Servicer shall update each Updated Appraisal every 12 months and recalculate the Appraisal Reduction Amount (as defined in the Indenture) with respect to each Mortgage Loan.
(b)The Special Servicer shall monitor each Specially Serviced Mortgage Loan, evaluate whether the causes of the Special Servicing Transfer Event can be corrected over a reasonable period without significant impairment of the value of the Mortgage Loan, initiate corrective action in cooperation with the Obligor if, in the Special Servicer’s judgment, cure is likely, and take such other actions (including without limitation, negotiating and accepting a discounted payoff of a Mortgage Loan) as are consistent with the Servicing Standard. If, in the Special Servicer’s judgment, such corrective action has been unsuccessful, no satisfactory arrangement can be made for collection of delinquent payments, and the Specially Serviced

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Mortgage Loan has not been released from the Issuer pursuant to any provision hereof, and except as otherwise specifically provided in Section 3.09(a) and 3.09(b), the Special Servicer may, to the extent consistent with the Asset Status Report (and with the consent of the Issuer (or the Collateral Manager acting on behalf of the Issuer)) and with the Servicing Standard, accelerate such Specially Serviced Mortgage Loan and commence a foreclosure or other acquisition with respect to the related Mortgage Loan, provided that the Special Servicer determines in accordance with the Servicing Standard that such acceleration and foreclosure are more likely to produce a greater recovery to the Relevant Parties in Interest on a present value basis (discounting at the related interest rate) than would a waiver of such default or an extension or modification. The Special Servicer shall notify the Advancing Agent of the need to advance the costs and expenses of any such proceedings.
(c)If the Special Servicer elects to proceed with a non-judicial foreclosure or other similar proceeding related to personal property in accordance with the laws of the state where a Mortgaged Property is located, the Special Servicer shall not be required to pursue a deficiency judgment against the related Obligor or any other liable party if the laws of the state do not permit such a deficiency judgment after a non-judicial foreclosure or other similar proceeding related to personal property or if the Special Servicer determines, in accordance with the Servicing Standard, that the likely recovery if a deficiency judgment is obtained will not be sufficient to warrant the cost, time, expense and/or exposure of pursuing the deficiency judgment and such determination is evidenced by an Officer’s Certificate delivered to the Issuer and the Collateral Manager.
(d)In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be issued to the Issuer, a Permitted Subsidiary or a nominee of the Issuer (which shall not include the Servicer or the Special Servicer). Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan, such Mortgage Loan shall be considered to be an REO Loan until such time as the related REO Property is sold by the Issuer for the benefit of the Relevant Parties in Interest and shall be reduced only by collections net of expenses. Consistent with the foregoing, for purposes of all calculations hereunder, so long as such REO Loan shall be considered to be an outstanding:
(i)it shall be assumed that, notwithstanding that the indebtedness evidenced by the related Underlying Note shall have been discharged, such Underlying Note and, for purposes of determining the stated principal balance thereof, the related amortization schedule in effect at the time of any such acquisition of title shall remain in effect; and
(ii)net REO Proceeds received in any month shall be applied to amounts that would have been payable under the related Underlying Note(s) in accordance with the terms of such Underlying Note(s). In the absence of such terms, net REO Proceeds shall be deemed to have been received first, in reimbursement of Servicing Advances related to such Mortgage Loan; second, in payment of Special Servicing Fees, Liquidation Fees and Workout Fees related to such Mortgage Loan; third, in payment of the unpaid accrued interest on such Mortgage Loan; fourth, in payment of outstanding principal of such

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Mortgage Loan; and thereafter, net proceeds received in any month shall be applied to the payment of installments of principal and accrued interest deemed to be due and payable in accordance with the terms of such Underlying Note(s) or related Asset Documents, net of any withholding taxes, and such amortization schedule until such principal has been paid in full and then to other amounts due under such Mortgage Loan. If such net REO Proceeds exceed the Monthly Payment then payable, the excess shall be treated as a Principal Prepayment received in respect of such REO Loan.
(e)Notwithstanding any provision to the contrary contained in this Agreement, the Special Servicer shall not, on behalf of the Issuer, for the benefit of the Noteholders and the Preferred Shareholders, obtain title to any Mortgaged Property as a result of or in lieu of foreclosure or otherwise, obtain title to any direct or indirect equity interest in any Obligor pledged pursuant to a pledge agreement and thereby be the beneficial owner of the related Mortgaged Property, have a receiver of rents appointed with respect to, and shall not otherwise acquire possession of, or take any other action with respect to, any Mortgaged Property if, as a result of any such action, the Issuer, would be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or “operator” of, such Mortgaged Property within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any comparable law, unless the Special Servicer has previously determined in accordance with the Servicing Standard, based on an updated environmental assessment report prepared by an Independent environmental consultant who regularly conducts environmental audits, that:
(i)such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Issuer to take such actions as are necessary to bring such Mortgaged Property in compliance therewith, and
(ii)there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant, it would be in the best economic interest of the Issuer to take such actions with respect to the affected Mortgaged Property.
In the event that the environmental assessment first obtained by the Special Servicer with respect to the Mortgaged Property indicates that such Mortgaged Property may not be in compliance with applicable environmental laws or that hazardous materials may be present but does not definitively establish such fact, the Special Servicer shall cause such further environmental tests to be conducted by an Independent environmental consultant who regularly conducts such tests as the Special Servicer shall deem prudent to protect the interests of the Relevant Parties in Interest. Any such tests shall be deemed part of the environmental assessment obtained by the Special Servicer for purposes of this Section 3.10.

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(f)The environmental assessment contemplated by Section 3.10(e) shall be prepared within three (3) months (or as soon thereafter as practicable) of the determination that such assessment is required by an Independent environmental consultant who regularly conducts environmental audits for purchasers of commercial property where the Mortgage Loan is located, as determined by the Special Servicer in a manner consistent with the Servicing Standard. The Special Servicer shall request (with a copy to the Servicer) that the Advancing Agent to advance the cost of preparation of such environmental assessments.
(g)The Special Servicer shall take such action with respect to a Mortgaged Property that is not in compliance with applicable environmental laws as is directed by the Collateral Manager; provided, however, that if the Special Servicer determines pursuant to Section 3.10(e)(i) that any Mortgaged Property is not in compliance with applicable environmental laws but that it is in the best economic interest of the Issuer to take such actions as are necessary to bring such Mortgaged Property in compliance therewith, or if the Special Servicer determines pursuant to Section 3.10(e)(ii) that the circumstances referred to therein relating to hazardous materials are present but that it is in the best economic interest of the Issuer to take such action with respect to the containment, clean-up or remediation of hazardous materials affecting such Mortgaged Property as is required by law or regulation, the Special Servicer shall take such action as it deems to be in the best economic interest of the Issuer, but only if the Issuer (or the Note Administrator) has mailed notice to the Noteholders of such proposed action, which notice shall be prepared by the Special Servicer, and only if the Issuer (or the Note Administrator) does not receive, within 30 days of such notification, instructions from the Noteholders entitled to a majority of the Voting Rights directing the Special Servicer not to take such action. Notwithstanding the foregoing, if the Special Servicer reasonably determines that it is likely that within such 30-day period irreparable environmental harm to such Mortgaged Property would result from the presence of such hazardous materials and provides a prior written statement to the Issuer setting forth the basis for such determination, then the Special Servicer may take such action to remedy such condition as may be consistent with the Servicing Standard. Neither the Issuer nor the Special Servicer shall be obligated to take any action or not take any action pursuant to this Section 3.10(g) at the direction of the Noteholders or the related Companion Participation Holder, unless the Noteholders or such Companion Participation Holder agree to indemnify the Issuer and the Special Servicer with respect to such action or inaction. The Special Servicer shall notify the Advancing Agent of the need to advance the costs of any such compliance, containment, clean-up or remediation as a Servicing Advance.
(h)The Special Servicer shall notify the Servicer of any Mortgaged Property securing a Serviced Mortgage Loan which is abandoned or foreclosed that requires reporting to the IRS and shall provide the Servicer with all information regarding forgiveness of indebtedness and required to be reported with respect to any such Mortgaged Property which is abandoned or foreclosed, and the Servicer shall report to the IRS and the related Obligor, in the manner required by applicable law, such information, and the Servicer shall report, via Form 1099C, all forgiveness of indebtedness to the extent such information has been provided to the Servicer by the Special Servicer. The Servicer shall deliver a copy of any such report to the Issuer and the Collateral Manager.

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(i)The costs of any updated Appraisal obtained pursuant to this Section 3.10 shall be paid by the Advancing Agent as a Servicing Advance.
Section III.11Annual Statement as to Compliance. The Servicer and the Special Servicer (each a “Reporting Person”) shall each deliver to the Issuer, the Note Administrator, the Trustee, the Collateral Manager and the 17g-5 Information Provider on or before April 30 of each year, beginning with April 30, 2022 an Officer’s Certificate stating, as to each signatory thereof, (i) that a review of the activities of the Reporting Person during the preceding calendar year and of its performance under this Agreement has been made under such Officer’s supervision, and (ii) that, to the best of such Officer’s knowledge, based on such review, the Reporting Person has fulfilled all of its obligations under this Agreement in all material respects throughout such year or, if there has been a default in the fulfillment of any such obligation in any material respect, specifying each such default known to such officer, the nature and status thereof and what action it proposes to take with respect thereto.
Section III.12Annual Independent Public Accountants’ Servicing Report.  On or before April 30 of each year, beginning with April 30, 2022, each Reporting Person, at such Reporting Person’s expense, shall cause a registered public accounting firm (which may also render other services to such Reporting Person) that is a member of the American Institute of Certified Public Accountants to furnish a report to the Issuer, the Note Administrator, the Trustee, the Collateral Manager and the 17g-5 Information Provider, regarding the Reporting Person’s compliance during the prior calendar year with (a) the applicable servicing criteria in Item 1122 of Regulation AB set forth on Exhibit B hereto or (b) the minimum servicing standards identified in the Uniform Single Attestation Program for Mortgage Bankers.
Section III.13Title and Management of REO Properties and REO Accounts.  In the event that title to any Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Mortgage Loan) is acquired on behalf of the Relevant Parties in Interest in foreclosure, by deed in lieu of foreclosure or upon abandonment or reclamation from bankruptcy, the deed or certificate of sale shall be taken in the name of a U.S. corporation (or a limited liability company treated as a corporation for U.S. federal income tax purposes) wholly owned by the Issuer. The Special Servicer, on behalf of the Relevant Parties in Interest, shall dispose of any REO Property held by the Issuer as soon after acquiring it as is practicable and feasible in a manner consistent with the Servicing Standard and as so advised by the Collateral Manager in accordance with the REIT provisions of the Code. The Special Servicer shall manage, conserve, protect and operate each such REO Property for the Relevant Parties in Interest solely for the purpose of its prompt disposition and sale.
(b)The Special Servicer shall have full power and authority, subject only to the Servicing Standard and the specific requirements and prohibitions of this Agreement, to do any and all things in connection with any REO Property held by the Issuer, all on such terms and for such period as the Special Servicer deems to be in the best interests of the Relevant Parties in Interest and, in connection therewith, the Special Servicer shall agree to the payment of property management fees that are consistent with general market standards. The Special Servicer shall request the Advancing Agent to pay such fees as a Servicing Advance.

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(c)The Special Servicer shall segregate and hold all revenues received by it with respect to any REO Property separate and apart from its own funds and general assets and shall establish and maintain on behalf of the Trustee with respect to any REO Property a segregated custodial account as to which the “bank’s jurisdiction” for purposes of Article 9 of the Uniform Commercial Code is the State of New York (a “REO Account”), which shall be an Eligible Account and shall be entitled “ORIX Real Estate Capital, LLC, as special servicer, for the benefit of Wilmington Trust, National Association, as trustee, for the benefit of the Holders of the LFT CRE 2021-FL1 Notes – REO Account”, or in such other manner as the Issuer (or the Collateral Manager acting on behalf of the Issuer) prescribes, to be held for the benefit of the Noteholders, the Preferred Shareholders, the related Companion Participation Holder. The parties hereto agree that the Trustee shall be the “customer” (as defined in Section 4-104 of the Uniform Commercial Code) with respect to each REO Account. The Special Servicer shall be entitled to withdraw for its account any interest or investment income earned on funds deposited in the REO Account to the extent provided in Section 3.04. The Special Servicer shall deposit or cause to be deposited REO Proceeds in the REO Account within two (2) Business Days after receipt of such REO Proceeds, and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of such REO Property and for other Servicing Advances with respect to such REO Property, including:
(i)all insurance premiums due and payable in respect of any REO Property;
(ii)all real estate taxes and assessments in respect of any REO Property that may result in the imposition of a lien thereon and all U.S. federal, state and local income taxes payable by the owner of the REO Property; and
(iii)all costs and expenses reasonable and necessary to protect, maintain, manage, operate, repair and restore any REO Property including, if applicable, the payments of any ground rents in respect of such REO Property.
To the extent that such REO Proceeds are insufficient for the purposes set forth in clauses (i) through (iii) above (other than income taxes), the Special Servicer shall request the Advancing Agent to pay such amounts as Servicing Advances. The Special Servicer may retain in each REO Account reasonable reserves for repairs, replacements and necessary capital improvements and other related expenses. The Special Servicer shall withdraw from each REO Account and remit to the Servicer for deposit into the Collection Account, on a monthly basis on or prior to the first Business Day following each Servicing Determination Date, the aggregate of all amounts received in respect of each REO Property as of such Servicing Determination Date that are then on deposit in such REO Account, provided, however, the Special Servicer may retain in each REO Account reasonable reserves for repairs, replacements and necessary capital improvements and other related expenses.
The Special Servicer shall be entitled to enter into an agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder. Such agreement shall provide: (A) for indemnification of the Special Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification; and (B) that the Independent Contractor’s fees be reasonable. The Special

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Servicer shall provide oversight and supervision with regard to the performance of all contracted services and any Independent Contractor agreement shall be consistent with and subject to the provisions of this Agreement. Neither the existence of any Independent Contractor agreement nor any of the provisions of this Agreement relating to the Independent Contractor shall relieve the Servicer or Special Servicer, as the case may be, of its obligations to the Issuer hereunder, including without limitation, the Special Servicer’s obligation to service such REO Property in accordance with the Servicing Standard.
(d)When and as necessary, the Special Servicer shall send to the Servicer and the Issuer a statement prepared by the Special Servicer setting forth the amount of net income or net loss, as determined for U.S. federal income tax purposes, resulting from the REO Property. To perform its obligations hereunder, the Special Servicer shall be entitled to retain an Independent accountant or property manager on behalf of the Issuer for the benefit of the Relevant Parties in Interest to prepare such statements and the cost of which shall be paid by and reimbursed to the Advancing Agent as a Servicing Advance.
(e)The parties hereto acknowledge that for so long as the Issuer maintains its status as a Qualified REIT Subsidiary or other disregarded entity of LCMT, and unless otherwise directed by LCMT (or any subsequent REIT), the Special Servicer intends to conduct its activities such that any REO Property will qualify as “foreclosure property” within the meaning of Section 856(e) of the Code with respect to LCMT. In connection with the foregoing, and unless otherwise directed by LCMT (or any subsequent REIT), the Special Servicer shall not:
(i)enter into, renew or extend any New Lease, if such New Lease by its terms will give rise to any income that does not constitute Rents from Real Property;
(ii)permit any amount to be received or accrued under any New Lease, other than amounts that will constitute Rents from Real Property;
(iii)authorize or permit any construction on any REO Property, other than the completion of a building or other improvement thereon, and then only if more than ten percent of the construction of such building or other improvement was completed before default on the related Mortgage Loan became imminent, all within the meaning of Section 856(e)(4)(B) of the Code; or
(iv)Directly Operate or allow any Person to Directly Operate any REO Property on any date more than 90 days after the acquisition thereof unless such Person is an Independent Contractor.
Section III.14Cash Collateral Accounts. In the event that any Asset Documents (other than with respect to a Non-Serviced Mortgage Loan) permit or require the related Obligor to deliver additional or substitute collateral in the form of cash (“Cash Collateral”) to the holder of such Mortgage Loan and such Obligor deposits such Cash Collateral with the Servicer, the Servicer shall segregate and hold such Cash Collateral separate and apart from its own funds and general assets and shall, on behalf of the Trustee, establish and maintain with respect to such Cash Collateral a segregated custodial account as to which the “bank’s jurisdiction” for purposes

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of Article 9 of the Uniform Commercial Code is the State of New York, which may be a sub-account of the Collection Account, to be held for the benefit of the Relevant Parties in Interest (each, a “Cash Collateral Account”), each of which shall be an Eligible Account or a sub-account of an Eligible Account and shall be entitled “ORIX Real Estate Capital, LLC, as Servicer, for the benefit of Wilmington Trust, National Association, as trustee, for the benefit of the Holders of the LFT CRE 2021-FL1 Notes, other Secured Parties and the related Companion Participation Holder - Cash Collateral Account” or in such other manner as the Issuer (or the Collateral Manager on behalf of the Issuer) prescribes or such other name as may be required pursuant to the terms of the related Asset Documents. The parties hereto agree that the Trustee shall be the “customer” (as defined in Section 4-104 of the Uniform Commercial Code) with respect to each Cash Collateral Account. The Servicer shall deposit or cause to be deposited any such Cash Collateral in the Cash Collateral Account within two (2) Business Days after receipt of properly identified funds such Cash Collateral, and shall hold and disburse such Cash Collateral in accordance with the terms of the related Asset Documents.
Section III.15Modification, Waiver, Amendment and Consents. All modifications, waivers (other than waivers of late payment charges and default interest on Mortgage Loans that are not Specially Serviced Mortgage Loans (which may be processed by the Servicer)), consents (including, without limitation, Administrative Modifications and Criteria-Based Modifications) with respect to the Serviced Mortgage Loans shall be processed by the Special Servicer; provided that, the right to approve future funding under any Future Funding Participation shall be held by Lument Structured Finance or a related Companion Participation Holder. If the Servicer receives any request for such modification, waiver (other than waivers of late payment charges and default interest on Mortgage Loans that are not Specially Serviced Mortgage Loans) or consent, the Servicer shall forward such request to the Special Servicer for analysis and processing and the Servicer shall have no further liability or duty with respect thereto. Subject to the terms of Section 2.03(c) hereof and Section 10.10(f) of the Indenture, and in accordance with the Servicing Standard, the Special Servicer may agree to any modification, waiver or amendment of any term of, forgive or defer interest on and principal of, capitalize interest on, permit the release, addition or substitution of collateral securing any such Mortgage Loan (but with respect to substitution of collateral securing any such Mortgage Loan, subject to satisfaction of the Rating Agency Condition), convert or exchange such Mortgage Loan for any other type of consideration, and/or permit the release of the related Obligor on or any guarantor of any such Mortgage Loan and/or permit any change in the management company or franchise with respect to any such Mortgage Loan without the consent of the Co-Issuers, the Trustee, any Noteholder or any Companion Participation Holder, subject, however, other than with respect to an Administrative Modification or a Criteria-Based Modification, to each of the following limitations, conditions and restrictions:
(i)the Special Servicer shall not permit any Obligor to add or substitute any collateral for an outstanding Mortgage Loan, which collateral constitutes real property, unless the Special Servicer shall have first determined, in its reasonable and good faith judgment, in accordance with the Servicing Standard, based upon a Phase I environmental assessment (and such additional environmental testing as the Special Servicer deems necessary and appropriate) prepared by an Independent environmental

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consultant who regularly conducts environmental assessments (and such additional environmental testing), at the expense of the related Obligor, that such new real property is in compliance with applicable environmental laws and regulations and that there are no circumstances or conditions present with respect to such new real property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then-applicable environmental laws and regulations;
(ii)unless a release or substitution is permissible under the related Asset Document without the consent or approval of the lender, the Special Servicer shall not release or substitute any Mortgaged Property securing an outstanding Performing Mortgage Loan except in the case of a release where (A) the loss of the use of the Mortgaged Property to be released will not, in the Special Servicer’s good faith and reasonable judgment, materially and adversely affect the net operating income being generated by or the use of the related Mortgaged Property, (B) except in the case of the release of non-material parcels, there is a corresponding principal paydown of the related Mortgage Loan in an amount at least equal to the appraised value of the Mortgaged Property to be released and (C) the remaining Mortgaged Property and any substitute mortgaged property is, in the Special Servicer’s good faith and reasonable judgment, adequate security for the related Mortgage Loan; and
(iii)the Special Servicer may not modify a Mortgage Loan to extend its maturity date beyond the date that is five years prior to the Stated Maturity Date;
provided that notwithstanding clauses (i) through (iii) above, neither the Servicer nor the Special Servicer shall be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving an Obligor if in its reasonable and good faith judgment such opposition would not ultimately prevent the confirmation of such plan or one substantially similar.
(b)The Special Servicer shall not have any liability to the Issuer, the Noteholders, any Companion Participation Holder or any other Person if its analysis and determination that the modification, waiver, amendment or other action contemplated in Section 3.15(a) is reasonably likely to produce a greater recovery to the Issuer, the Noteholders, the Preferred Shareholders and, if applicable, the related Companion Participation Holder on a net present value basis than would liquidation, should prove to be wrong or incorrect, so long as the analysis and determination were made on a reasonable basis in good faith and in accordance with the Servicing Standard by the Special Servicer and the Special Servicer was not negligent in ascertaining the pertinent facts.
(c)The Collateral Manager may, but is not required to, direct and require the Special Servicer to enter into (and, upon such direction by the Collateral Manager, the Special Servicer is required to enter into) any Administrative Modification or Criteria-Based Modification; provided, however, that a Criteria-Based Modification is only permissible if the Criteria-Based Modification Conditions are satisfied immediately after giving effect to such Criteria-Based Modification. No Administrative Modification or Criteria-Based Modification

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shall constitute a Major Decision or be subject to consent and/or consultation rights under this Agreement.
(d)Any payment of interest that is deferred pursuant to any modification, waiver or amendment permitted hereunder, shall not, for purposes hereof (including, without limitation, calculating monthly distributions to Noteholders, Preferred Shareholders and Companion Participation Holders), be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan or such modification, waiver or amendment so permit.
(e)All material modifications, waivers and amendments of the Mortgage Loan entered into pursuant to this Section 3.15 shall be in writing.
(f)The Special Servicer shall notify the Issuer, the Servicer, the Trustee, the Note Administrator, the Collateral Manager and the 17g-5 Information Provider, in writing (and to the 17g-5 Information Provider by email, which email shall contain the information in the form of an electronic document suitable for posting on the 17g-5 Information Provider’s website), of any modification, waiver, material consent or amendment of any term of any Mortgage Loan and the date thereof (and such notice shall indicate whether such modification, waiver, material consent or amendment is in connection with an Administrative Modification or a Criteria-Based Modification), and shall deliver to the Custodian, on behalf of the Trustee for deposit in the related Mortgage Asset File, an original counterpart of the agreement relating to such modification, waiver, material consent or amendment, promptly (and in any event within ten (10) Business Days) following the execution thereof.
(g)The Servicer or the Special Servicer, as applicable, may (subject to the Servicing Standard), as a condition to granting any request by an Obligor for consent, modification, waiver or indulgence or any other matter or thing, the granting of which is within its discretion pursuant to the terms of the Asset Documents evidencing or securing the related Mortgage Loan and is permitted by the terms of this Agreement and applicable law, require that such Obligor pay to it, to the extent consistent with applicable law and the Asset Documents, (i) a reasonable and customary fee for the additional services performed in connection with such request (which fee shall be deposited in the Collection Account), and (ii) any related costs and expenses incurred by it.
(h)Any modification, waiver or amendment of or consents or approvals relating to any Serviced Mortgage Loan shall be performed by the Special Servicer and not the Servicer.
(i)If the Collateral Manager determines that a Loan-Level Benchmark Transition Event has occurred with respect to any Serviced Commercial Mortgage Loan, the Collateral Manager shall (i) designate the Loan-Level Benchmark Replacement in accordance with the related Asset Documents, (ii) determine, in its sole discretion, whether any Loan-Level Benchmark Replacement Conforming Changes are necessary, (iii) direct the Servicer to, and the Servicer shall, enter into any necessary Loan-Level Benchmark Replacement Conforming Changes and (iv) provide written notice of such Loan-Level Benchmark Transition Event, the

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related Loan-Level Benchmark Replacement and any related Loan-Level Benchmark Replacement Conforming Changes to the Servicer. Upon receipt of written notice from the Collateral Manager to the Servicer of a Loan-Level Benchmark Transition Event and the related Loan-Level Benchmark Replacement, the Servicer shall implement the Loan-Level Benchmark Replacement and, to the extent commercially reasonable, calculate the interest rate applicable to the related Serviced Mortgage Loan. Any such conforming changes will not be subject to the Servicing Standard.
(j)Notwithstanding the foregoing or any other provision herein, the Special Servicer may take any action with respect to any Mortgage Loan requiring the consent, direction or approval of the Issuer, the Collateral Manager, the Note Administrator or the Trustee at any other time without such consent, direction or approval if the Special Servicer determines in accordance with the Servicing Standard, that such action is required by the Servicing Standard in order to avoid a material adverse effect on the Relevant Parties in Interest or is in the nature of an emergency.
Section III.16Transfer of Servicing Between Servicer and Special Servicer; Record Keeping; Asset Status Report. Upon the occurrence of a Special Servicing Transfer Event with respect to any Serviced Mortgage Loan of which the Servicer has notice, the Servicer (or the Special Servicer, if such Special Servicing Transfer Event occurs due to the Special Servicer’s receipt of notice pursuant to clause (viii) under the definition thereof) shall promptly give notice thereof to the Special Servicer (or Servicer, as applicable), the Issuer, the Trustee, the Note Administrator, the Seller, the Collateral Manager and the Servicer shall use its reasonable efforts to provide the Special Servicer with all information, documents (but excluding the original documents constituting the Mortgage Asset File) and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to such Mortgage Loan, as applicable, and reasonably requested by the Special Servicer to enable it to assume its duties hereunder with respect thereto without acting through a sub-servicer. The Servicer shall use its reasonable efforts to comply with the preceding sentence within five (5) Business Days of the date such Mortgage Loan becomes a Specially Serviced Mortgage Loan and in any event shall continue to act as Servicer and administrator of such Mortgage Loan until the Special Servicer has commenced the servicing of such Mortgage Loan, which shall occur upon the receipt by the Special Servicer of the information, documents and records referred to in the preceding sentence. With respect to each such Mortgage Loan, the Servicer shall instruct the related Obligor to continue to remit all payments in respect of such Mortgage Loan to the Servicer.
(b)Upon determining that a Specially Serviced Mortgage Loan has become a Corrected Mortgage Loan, the Special Servicer shall immediately give notice thereof to the Servicer, the Issuer, the Collateral Manager and the Seller, and upon delivery of such notice to the Servicer, such Mortgage Loan shall cease to be a Specially Serviced Mortgage Loan in accordance with the definition of Specially Serviced Mortgage Loan, the Special Servicer’s obligation to service such Mortgage Loan shall terminate and the obligations of the Servicer to service and administer such Mortgage Loan as a Performing Mortgage Loan shall resume.

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(c)In servicing any Specially Serviced Mortgage Loan, the Special Servicer shall provide to the Custodian on behalf of the Trustee originals of any documents executed by the Special Servicer that are included within the definition of “Mortgage Asset File” for inclusion in the related Mortgage Asset File (to the extent such documents are in the possession of the Special Servicer) and shall provide to the Servicer, copies of any additional related Mortgage Loan information, including correspondence with the related Obligor, as well as copies of any analysis or internal review prepared by or for the benefit of the Special Servicer.
(d)Not later than two (2) Business Days preceding each date on which the Servicer is required to furnish reports under Section 4.01 to the Issuer and the Note Administrator, the Special Servicer shall deliver to the Servicer, with a copy to the Issuer and the Collateral Manager, (i) the CREFC® Special Servicer Loan File and (ii) such additional information relating to the Specially Serviced Mortgage Loans as the Servicer or the Issuer (or the Collateral Manager acting on behalf of the Issuer) reasonably requests to enable it to perform its duties under this Agreement. Such statement and information shall be furnished to the Servicer in writing and/or in such electronic media as is acceptable to the Servicer.
(e)Notwithstanding the provisions of the preceding Section 3.16(d), the Servicer shall maintain ongoing payment records with respect to each of the Specially Serviced Mortgage Loans and shall provide the Special Servicer with any information in its possession reasonably required by the Special Servicer to perform its duties under this Agreement. The Special Servicer shall provide the Servicer with any information reasonably required by the Servicer to perform its duties under this Agreement.
(f)No later than sixty (60) days after a Serviced Mortgage Loan becomes a Specially Serviced Mortgage Loan, the Special Servicer shall deliver to the 17g-5 Information Provider, the Servicer, the Issuer, the Collateral Manager, the Note Administrator and the Trustee, a report (the “Asset Status Report”) with respect to such Mortgage Loan. Such Asset Status Report shall set forth the following information to the extent reasonably determinable:
(i)the date of transfer of servicing of such Mortgage Loan to the Special Servicer;
(ii)a summary of the status of such Specially Serviced Mortgage Loan and any negotiations with the related Obligor;
(iii)a discussion of the legal and environmental considerations reasonably known to the Special Servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies as aforesaid and to the enforcement of any related guaranties or other collateral for the related Mortgage Loan and whether outside legal counsel has been retained;
(iv)the most current rent roll and income or operating statement available for the related Mortgaged Property or the related underlying real property, as applicable;

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(v)the Special Servicer’s recommendations on how such Specially Serviced Mortgage Loan might be returned to performing status (including the modification of a monetary term, and any work-out, restructure or debt forgiveness) and returned to the Servicer for regular servicing or foreclosed or otherwise realized upon (including any proposed sale of a Specially Serviced Mortgage Loan or REO Property;
(vi)a copy of the last obtained Appraisal of the Mortgaged Property;
(vii)the status of any foreclosure actions or other proceedings undertaken with respect thereto, any proposed workouts with respect thereto and the status of any negotiations with respect to such workouts, and an assessment of the likelihood of additional events of default;
(viii)a summary of any proposed actions and an analysis of whether or not taking such action is reasonably likely to produce a greater recovery on a present value basis than not taking such action, setting forth the basis on which Special Servicer made such determination; and
(ix)such other information as the Special Servicer deems relevant in light of the Servicing Standard.
If within ten (10) Business Days of receiving an Asset Status Report, the Issuer (or the Collateral Manager acting on behalf of the Issuer) does not disapprove of such Asset Status Report in writing, the Special Servicer shall implement the recommended action as outlined in such Asset Status Report; provided, however, that such Special Servicer may not take any action that is contrary to applicable law, this Agreement, the Servicing Standard (taking into consideration the best interests of the Issuer, the Noteholders and the Preferred Shareholders (as a collective whole)) or the terms of the applicable Asset Documents. If the Issuer (or the Collateral Manager acting on behalf of the Issuer) disapproves such Asset Status Report within such ten (10) Business Day period, the Special Servicer will revise such Asset Status Report and deliver to the Issuer, the 17g-5 Information Provider, the Collateral Manager, the Trustee, the Note Administrator and the Servicer a new Asset Status Report as soon as practicable, but in no event later than twenty (20) Business Days after such disapproval. The Special Servicer shall revise such Asset Status Report until the Issuer (or the Collateral Manager acting on behalf of the Issuer) fails to disapprove such revised Asset Status Report in writing within ten (10) Business Days of receiving such revised Asset Status Report or until the Special Servicer makes a determination consistent with the Servicing Standard, that such objection is not in the best interests of the Relevant Parties in Interest.
The Special Servicer may, from time to time, modify any Asset Status Report it has previously delivered and implement such report, provided such report shall have been prepared, reviewed and not rejected pursuant to the terms of this Section, and in particular, shall modify and resubmit such Asset Status Report to the Issuer and the Collateral Manager if (i) the estimated sales proceeds, foreclosure proceeds, work-out or restructure terms or anticipated debt forgiveness varies materially from the amount on which the original report was based or (ii) the related Obligor becomes the subject of bankruptcy proceedings.

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Notwithstanding the foregoing, the Special Servicer (i) may, following the occurrence of an extraordinary event with respect to the related Mortgage Loan, take any action set forth in such Asset Status Report before the expiration of a sixty (60) Business Day period if the Special Servicer has reasonably determined that failure to take such action would materially and adversely affect the interests of the Relevant Parties in Interest and it has made a reasonable effort to contact the Issuer (or the Collateral Manager acting on behalf of the Issuer), and (ii) in any case, shall determine whether such affirmative disapproval is not in the best interests of the Relevant Parties in Interest pursuant to the Servicing Standard, and, upon making such determination, shall implement the recommended action outlined in the Asset Status Report. The Asset Status Report is not intended to replace or satisfy any specific consent or approval right which the Issuer (or the Collateral Manager acting on behalf of the Issuer) may have.
The Special Servicer shall have the authority to meet with the Obligor for any Specially Serviced Mortgage Loan and take such actions consistent with the Servicing Standard and the related Asset Status Report. The Special Servicer shall not take any action inconsistent with the related Asset Status Report, unless such action would be required in order to act in accordance with the Servicing Standard, this Agreement, applicable law or the related Asset Documents.
No direction of the Issuer (or the Collateral Manager acting on behalf of the Issuer) shall (a) require, permit or cause the Special Servicer to violate the terms of a Specially Serviced Mortgage Loan, the Servicing Standard, applicable law or any provision of this Agreement or (b) materially expand the scope of the Special Servicer’s, Issuer’s or the Servicer’s responsibilities under this Agreement.
Section III.17[Reserved].
Section III.18Sale of Mortgage Assets Pursuant to Indenture; Auction Call Redemption.
(a)In connection with any sale of Mortgage Assets pursuant to Article 5 or Article 9 of the Indenture, the Collateral Manager shall obtain bid prices with respect to each Mortgage Asset in the manner set forth in Section 5.5(c) of the Indenture.
(b)In connection with any Auction Call Redemption in connection with Article 9 of the Indenture, fifteen (15) Business Days prior to each Payment Date occurring in the months of January, April, July or October of each year, starting with the Payment Date occurring in June 2031 (each such Payment Date, an “Auction Payment Date”), the Collateral Manager will (a) conduct an auction (the “Auction”) of all (but not less than all) of the Mortgage Assets and (b) calculate the Total Redemption Price in respect of the related Auction Payment Date. The Collateral Manager will solicit bids for all of the Mortgage Assets from at least three Eligible Bidders other than the initial Preferred Shareholder and its Affiliates for sale of each of the Mortgage Assets (or, if the Collateral Manager cannot obtain bids from three such Eligible Bidders, then at least two Eligible Bidders other than the initial Preferred Shareholder and its Affiliates or, if the Collateral Manager cannot obtain bids from two such Eligible Bidders, then at least one Eligible Bidder who is not the initial Preferred Shareholder and its Affiliates; provided

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that, if the Collateral Manager cannot obtain any bids from Eligible Bidders other than the initial Preferred Shareholder or its Affiliates in connection with any Auction, the requirement to obtain bids from such Eligible Bidders shall not apply for such Auction), which sales, in each case, shall all settle on or prior to the second Business Day prior to the related Auction Payment Date. If the Collateral Manager receives bids for the sale of the Mortgage Assets from one or more Eligible Bidders, which bids are, collectively in the aggregate, equal to or greater than the Total Redemption Price, and for which all sales to Eligible Bidders are scheduled to settle in immediately available funds on or before the second Business Day prior to the related Auction Payment Date, then the Collateral Manager will sell all (but not less than all) of the Mortgage Assets to the applicable Eligible Bidders, with settlement to occur no later than the second Business Day prior to the related Auction Payment Date. In addition, the holder of the Preferred Shares or any of its affiliates, although it may not have been the highest bidder in a Successful Auction of Mortgage Assets, will have the option to purchase any Mortgage Asset for a purchase price equal to the highest bid therefor. Not later than three Business Days after the completion of an Auction, the Collateral Manager shall (x) instruct the Note Administrator to deliver a notice of redemption to the Noteholders and the Holder of the Preferred Shares pursuant to Section 9.3 of the Indenture and (y) notify the Note Administrator, the Trustee, the Servicer, the Special Servicer, the Preferred Share Paying Agent, the Rating Agencies and the 17g-5 Information Provider in writing of the aggregate bid amount so received in connection with such Auction and whether (i) the aggregate cash purchase price for all the Mortgage Assets by the Eligible Bidders, together with the balance of all Eligible Investments and cash in the Payment Account, is at least equal to the Total Redemption Price or (ii) the Preferred Shareholder has committed to purchase all of the Mortgage Assets for a price that, together with the balance of all Eligible Investments and cash in the Payment Account, is equal to the Total Redemption Price (a “Successful Auction”). If a Successful Auction has occurred, the Collateral Manager shall (i) instruct the Note Administrator to deliver a notice of redemption to the Noteholders and the Holder of the Preferred Shares pursuant to Section 9.3 of the Indenture and (ii) sell all of the Mortgage Assets to the applicable winning Eligible Bidders and transfer all of the sale proceeds received in connection with such Auction to the Payment Account under the Indenture no later than the second Business Day prior to the related Auction Payment Date. The Note Administrator will apply all proceeds of a Successful Auction on the related Auction Payment Date to the payment of: (a) all amounts owing to the Servicer and the Special Servicer under this Agreement, (b) all fees and expenses of the Trustee and the Note Administrator in connection with the related Auction, (c) all amounts owing under clauses (1) through (4) of Section 11.1(a)(i) of the Indenture without regard to any cap, (d) the Total Redemption Price of each Class of Notes then outstanding and (e) if there is any remainder after making the payments set forth pursuant to clauses (a) through (d), the Preferred Shares by transferring any such remainder to the Preferred Share Paying Agent for payment to the Preferred Shareholders pursuant to the Preferred Share Paying Agency Agreement, and the Trustee shall redeem the Notes pursuant to the Indenture.
If any single bid, or the aggregate amount of multiple bids, does not equal or exceed the Total Redemption Price, or if there is a failure to settle any sale of any Mortgage Asset on or prior to the second Business Day prior to the related Auction Payment Date (a “Failed Auction”), then no such sale of any Mortgage Asset will occur and no redemption of the Notes on the related Auction Payment Date will occur. Following each Failed Auction, a new

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Auction will be conducted in advance of the following Auction Payment Date pursuant to the procedures set forth above until a Successful Auction has occurred and all of the Notes have been redeemed. Notices delivered to the Note Administrator pursuant to this section shall be sent via email to cts.cmbs.bond.admin@wellsfargo.com with a copy to trustadminstrationgroup@wellsfargo.com.
In addition, the holder of the Preferred Shares or any of its affiliates will have the option to purchase any Mortgage Asset for a purchase price equal to the highest bid therefor.
For purposes of this Section 3.18(b):
“Eligible Bidders” means the Seller, the Servicer, the Special Servicer, the Advancing Agent or any of their respective Affiliates, any Holder of the Notes or Preferred Shares or any of their respective affiliates, or any third party prospective purchaser that, as part of its business, engages in the buying and selling of commercial mortgage loans of a type similar to the Mortgage Assets.
Section III.19Repurchase Requests. If the Servicer or the Special Servicer (i) receives a Repurchase Request, or such a Repurchase Request is forwarded to the Servicer or Special Servicer by a party to the Indenture in accordance with Section 7.17 of the Indenture (the Servicer or the Special Servicer, as applicable, to the extent it receives a Repurchase Request, the “Repurchase Request Recipient” with respect to such Repurchase Request); or (ii) receives any withdrawal of a Repurchase Request by the Person making such Repurchase Request, then the Repurchase Request Recipient shall deliver a notice (which may be by electronic format so long as a “backup” hard copy of such notice is also delivered on or prior to the next Business Day) of such Repurchase Request or withdrawal of a Repurchase Request (each, a “15Ga-1 Notice”) to the Issuer and the Seller, in each case within ten (10) Business Days from such Repurchase Request Recipient’s receipt thereof.
Each 15Ga-1 Notice shall include (i) the identity of the related Mortgage Asset, (ii) the date the Repurchase Request is received by the Repurchase Request Recipient or the date any withdrawal of the Repurchase Request is received by the Repurchase Request Recipient, as applicable, (iii) if known by the Repurchase Request Recipient, the basis for the Repurchase Request (as asserted in the Repurchase Request) and (iv) a statement from the Repurchase Request Recipient as to whether it currently plans to pursue such Repurchase Request.
A Repurchase Request Recipient shall not be required to provide any information in a 15Ga-1 Notice protected by the attorney client privilege or attorney work product doctrines. The Mortgage Asset Purchase Agreement will provide that (i) any 15Ga-1 Notice provided pursuant to this Section 3.19 is so provided only to assist the Seller and Issuer or their respective Affiliates to comply with Rule 15Ga-1 under the Exchange Act, Items 1104 and 1121 of Regulation AB and any other requirement of law or regulation and (ii) (A) no action taken by, or inaction of, a Repurchase Request Recipient and (B) no information provided pursuant to this Section 3.19 by a Repurchase Request Recipient, shall be deemed to constitute a waiver or defense to the exercise of any legal right the Repurchase Request Recipient may have with

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respect to the Mortgage Asset Purchase Agreement, including with respect to any Repurchase Request that is the subject of a 15Ga-1 Notice.
Section III.20Investor Q&A Forum and Rating Agency Q&A Forum and Servicer Document Request Tool. Following receipt of an inquiry submitted to the Investor Q&A Forum and forwarded by the Note Administrator to the Servicer or the Special Servicer, as applicable (based on whether such Inquiry falls within the scope of such party’s responsibilities hereunder), unless such party determines not to answer such Inquiry as provided below, such party shall reply to the inquiry, which reply of the Servicer or the Special Servicer, as applicable, shall be delivered to the Note Administrator by electronic mail. If the Servicer or the Special Servicer determines, in its respective sole discretion, that (i) the Inquiry is not of a type described in Section 10.13(a) of the Indenture, (ii) answering any Inquiry would not be in the best interests of the Issuer or the Noteholders, (iii) answering any Inquiry would be in violation of applicable law, the applicable Asset Documents or the Transaction Documents, (iv) answering any Inquiry would materially increase the duties of, or result in significant additional cost or expense to, the Note Administrator, the Servicer or the Special Servicer, as applicable, (v) answering any Inquiry would reasonably be expected to result in the waiver of an attorney-client privilege or the disclosure of attorney work product, or (vi) answering any Inquiry is otherwise, not advisable, it shall not be required to answer such Inquiry and shall promptly notify the Note Administrator of such determination.
Following receipt of an inquiry submitted to the Rating Agency Q&A Forum and Servicing Document Request Tool, and forwarded by the 17g-5 Information Provider to the Servicer or the Special Servicer, as applicable (based on whether such Inquiry falls within the scope of such party’s responsibilities hereunder), unless such party determines not to answer such Inquiry as provided below, such party shall reply to the inquiry, which reply of the Servicer, or the Special Servicer, as applicable, shall be delivered to the Note Administrator by electronic mail. If the Servicer or the Special Servicer determines, in its respective sole discretion, that (i) answering the inquiry would be in violation of applicable law, the Servicing Standard, the Indenture, this Agreement or the applicable Asset Documents, (ii) answering the inquiry would or is reasonably expected to result in a waiver of an attorney-client privilege or the disclosure of attorney work product, or (iii) answering the inquiry would materially increase the duties of, or result in significant additional cost or expense to, such party, and the performance of such additional duty or the payment of such additional cost or expense is beyond the scope of its duties under the Indenture or this Agreement, as applicable, it shall not be required to answer such Inquiry and shall promptly notify the Note Administrator of such determination.
Section III.21Duties under Indenture; Miscellaneous. Each of the Servicer and the Special Servicer hereby acknowledge that the terms of the Indenture reference certain duties and functions to be performed by each of them. To the extent not inconsistent with the express terms of this Agreement, each of the Servicer and the Special Servicer hereby agree to perform the duties referenced for them in the Indenture. For the avoidance of doubt, any notices required to be given by the Servicer or Special Servicer under Section 10.10(f) of the Indenture may be given by electronic notice pursuant to this Agreement.

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(b)The Servicer (based on its own information and information received from the Special Servicer with respect to any Specially Serviced Mortgage Loans) shall promptly upon request forward to the Note Administrator any information in its possession or reasonably available to it concerning the Mortgage Assets to enable the Note Administrator to prepare any report or perform any duty or function on its part to be performed under the terms of the Indenture.
(c)The Servicer or the Special Servicer shall return to the Custodian each Asset Document released from custody pursuant to Section 3.3(h)(iii) of the Indenture when its need for such documents is finished (except such Asset Documents as are released in connection with a sale, exchange or other disposition, in each case only as permitted under the Indenture, of the related Mortgage Asset).
Section III.22[Reserved].
Section III.23[Reserved].
Section III.24Certain Matters Related to the Participated Mortgage Loans
(a)Allocation of Servicing Advances, Servicing Expenses, and Indemnification Amounts. Any Servicing Advance, Servicing Expense or indemnification amount with respect to a Participated Mortgage Loan shall be reimbursed, subject to the related Participation Agreement, on a pro rata and pari passu basis (based on the outstanding principal balance thereof) from amounts allocable to each related Participation. To the extent that the Issuer bears more than its allocable share of Servicing Advances, Servicing Expenses or indemnification amounts with respect to any Participated Mortgage Loan, the Servicer shall (i) promptly notify the related Companion Participation Holder and (ii) use commercially reasonable efforts in accordance with the Servicing Standard to exercise on behalf of the Issuer any rights under the related Participation Agreement to obtain reimbursement from each related Companion Participation Holder for the portion of such amount allocable to such holder’s Funded Companion Participation or Future Funding Participation. Notwithstanding the foregoing, any Servicing Advance, Servicing Expense or indemnification amount that the Servicer or the Special Servicer determines in its reasonable judgment to only relate to the Owned Participation and not to any Funded Companion Participation or Future Funding Participation, shall not be allocated to such Funded Companion Participation or Future Funding Participation.
(b)Companion Participation Holder Register. The Servicer shall maintain a register (the “Companion Participation Holder Register”) on which the Servicer shall record the names and contact information (including addresses, email addresses and telephone numbers) of the Companion Participation Holders (other than with respect to a Non-Serviced Mortgage Loan) and wire transfer instructions for such Companion Participation Holders from time to time, to the extent such information is provided in writing to the Servicer by the Seller or any Companion Participation Holder. A copy of the initial Companion Participation Holder Register as of the Closing Date is attached hereto as Exhibit C. The Servicer shall update the Companion Participation Holder Register with any change of a Companion Participation Holder (including

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name, contact information and wire transfer instructions) that it receives from the Seller or the Companion Participation Holder of record on the Companion Participation Holder Register. Each Companion Participation Holder has agreed to inform the Servicer of its name, address, taxpayer identification number and wiring instructions (to the extent the foregoing information is not already contained in the related Participation Agreement) and of any transfer thereof (together with any instruments of transfer). Lument Structured Finance shall inform the Servicer and the Collateral Manager of any future funding with respect to a Future Funding Participation.
In no event shall the Servicer be obligated to pay any party the amounts payable to a Companion Participation Holder hereunder other than the Person listed as the applicable Companion Participation Holder on the Companion Participation Holder Register. In the event that a Companion Participation Holder transfers any Funded Companion Participation or Future Funding Participation without notice to the Servicer, the Servicer shall have no liability whatsoever for any misdirected payment on such Funded Companion Participation or Future Funding Participation and shall have no obligation to recover and redirect such payment.
The Companion Participation Holder Register shall be made available by the Servicer to the Note Administrator, the Trustee and the Seller upon request by any such Person. The Servicer shall promptly provide the names and addresses of any Companion Participation Holder to any party hereto, any related Companion Participation Holder or any successor thereto upon written request, and any such party or successor may, without further investigation, conclusively rely upon such information. The Servicer shall have no liability to any Person for the provision of any such names and addresses.
(c)Payments to Companion Participation Holders. With respect to each Funded Companion Participation, Future Funding Participation, amounts payable to the related Companion Participation Holder pursuant to Section 3.03(d)(vii)(B) shall be remitted to such Companion Participation Holder by wire transfer in immediately available funds to the account appearing in the Companion Participation Holder Register on the date of such remittance.
(d)The Special Servicer (with respect to any Specially Serviced Mortgage Loan or REO Loan and with respect to matters it is processing with respect to any Performing Mortgage Loan) or the Servicer (with respect to any Performing Mortgage Loan other than matters being processed by the Special Servicer), as applicable, shall take all actions relating to the servicing and/or administration of, the preparation and delivery of reports and other information with respect to, the Mortgage Loan or any related REO Property required to be performed by the Issuer (as holder of a Participation) or contemplated to be performed by a servicer, in any case pursuant to and as contemplated by the related Participation Agreement and/or any related mezzanine intercreditor agreement. In addition, notwithstanding anything herein to the contrary, the following considerations shall apply with respect to the servicing of a Participated Mortgage Loan that is a Serviced Mortgage Loan:
(i)none of the Servicer, the Special Servicer, the Collateral Manager, the Trustee, the Note Administrator or the Advancing Agent shall make any Interest Advance with respect to any Funded Companion Participation or Future Funding Participation; and

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(ii)the Servicer and the Special Servicer (other than in the case of an Administrative Modification or a Criteria-Based Modification) shall each consult with and obtain the consent of the related Companion Participation Holder to the extent required by the related Participation Agreement.
The Special Servicer (with respect to any Specially Serviced Mortgage Loan or REO Loan and with respect to matters it is processing with respect to any Performing Mortgage Loan) or the Servicer (with respect to any Performing Mortgage Loan other than matters being processed by the Special Servicer), as applicable, shall timely provide to each applicable Companion Participation Holder any reports or notices required to be delivered to such Companion Participation Holder pursuant to the related Participation Agreement, and the Special Servicer shall cooperate with the Servicer in preparing/delivering any such report or notice with respect to special servicing matters.
The parties hereto recognize and acknowledge the respective rights of each Companion Participation Holder under the related Participation Agreement.
Any reference to servicing any of the Mortgage Loans in accordance with any of the related Asset Documents shall also mean in accordance with the related Participation Agreement.
(e)Notwithstanding anything herein to the contrary, with respect to any Participated Mortgage Loan, the Companion Participation Holder shall be entitled to exercise any of its rights to the extent expressly set forth in the applicable Participation Agreement, in accordance with the terms of such Participation Agreement and this Agreement.
Section III.25Ongoing Future Advance Estimates. Pursuant to the Indenture, the Note Administrator and the Trustee, on behalf of the Noteholders and the Preferred Shareholders, will be directed by the Issuer to (i) enter into the Future Funding Agreement and the Future Funding Account Control Agreement, pursuant to which LCMT will agree to pledge certain collateral described therein in order to secure certain future funding obligations of Lument Structured Finance as holder of Future Funding Participations and (ii) administer the rights of the Note Administrator and the secured party, as applicable, under the Future Funding Agreement and the Future Funding Account Control Agreement. In the event an Access Termination Notice (as defined in the Future Funding Agreement) has been sent by the Note Administrator to the related account bank and for so long as such Access Termination Notice is not withdrawn by the Note Administrator, the Note Administrator will be required, pursuant to the direction of the Issuer or the Special Servicer on its behalf, to direct the use of funds on deposit in the Future Funding Reserve Account pursuant to the terms of the Future Funding Agreement. Neither the Trustee nor the Note Administrator will have any obligation to ensure that LCMT is depositing or causing to be deposited all amounts into the Future Funding Reserve Account that are required to be deposited therein pursuant to the Future Funding Agreement.
(b)Pursuant to the Future Funding Agreement, on the Closing Date, the Future Funding Indemnitor shall deliver to the Servicer, the Special Servicer, the Collateral Manager, the Note Administrator and the 17g-5 Information Provider a certification of a

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responsible financial officer that it has Segregated Liquidity at least equal to the Largest One Quarter Future Advance Estimate. Thereafter, for so long as Lument Structured Finance, LCMT or one of their respective Affiliates is the holder of any Future Funding Participation and so long as any future advance obligations remain outstanding under such Future Funding Participation, no later than the 18th day (or, if such day is not a Business Day, the next succeeding Business Day) of the calendar month preceding the beginning of each calendar quarter, the Future Funding Indemnitor shall deliver (which may be by email) to the Servicer, the Special Servicer, the Collateral Manager, the Note Administrator and the 17g-5 Information Provider a certification of a responsible financial officer that it has Segregated Liquidity at least equal to the greater of (i) the Largest One Quarter Future Advance Estimate or (ii) the controlling Two Quarter Future Advance Estimate for the immediately following two calendar quarters.
(c)Pursuant to the Future Funding Agreement, for so long as the Lument Structured Finance, LCMT or one of their respective Affiliates is the holder of any Future Funding Participation and so long as any future advance obligations remain outstanding under such Future Funding Participation and, except as otherwise provided in clause (e) below, no later than the fifth (5th) day of the calendar month preceding the beginning of each calendar quarter, Lument Structured Finance shall deliver to the Servicer, the Special Servicer, the Collateral Manager, the Note Administrator and the Future Funding Indemnitor (i) a Two Quarter Future Advance Estimate and (ii) such supporting documentation and other information (including any relevant calculations) as is reasonably necessary for the Servicer to perform its obligations described below. The Servicer shall, within ten (10) days after receipt of the Two Quarter Future Advance Estimate and supporting documentation from Lument Structured Finance, (A) review Lument Structured Finance’s Two Quarter Future Advance Estimate and such supporting documentation and other information provided by Lument Structured Finance in connection therewith, (B) consult with Lument Structured Finance with respect thereto and make such inquiry, and request such additional information (and Lument Structured Finance shall promptly respond to each such request for consultation, inquiry or request for information), in each case as is commercially reasonable for the Servicer to perform its obligations described in the following subclause (C), and (C) by written notice to the Note Administrator, Lument Structured Finance and the Future Funding Indemnitor substantially in the form of Exhibit D hereto, either (1) confirm that nothing has come to the attention of the Servicer in the documentation provided by Lument Structured Finance that in the reasonable opinion of the Servicer would support a determination of a Two Quarter Future Advance Estimate that is at least 25% higher than Lument Structured Finance’s Two Quarter Future Advance Estimate for such period and shall state that Lument Structured Finance’s Two Quarter Future Advance Estimate shall control or (2) deliver its own Two Quarter Future Advance Estimate. If the Servicer’s Two Quarter Future Advance Estimate is at least 25% higher than Lument Structured Finance’s Two Quarter Future Advance Estimate, then the Servicer’s Two Quarter Future Advance Estimate; otherwise, Lument Structured Finance’s Two Quarter Future Advance Estimate shall control.
(d)Lument Structured Finance shall provide the Special Servicer with the current operating budget for the Mortgaged Property securing each Participated Mortgage Loan within thirty (30) days following the Closing Date, and shall provide the Servicer with copies of any updates to such budgets, and shall provide the Servicer with any other documentation and

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information reasonably requested by the Servicer with respect to a Future Funding Participation from time to time.
The Servicer may conclusively rely on any and all documents provided to the Servicer with respect to any Future Funding Participation, including the supporting documentation and additional information provided by the Future Funding Indemnitor pursuant to this Section 3.25, without any further investigation or inquiry obligation (except for any investigation or inquiry in subclause (B) of clause (c) above necessary to perform its obligations under subclause (C) of clause (c) above). The Servicer shall not, under any circumstances, be required or permitted (w) to perform site inspections, (x) consult with parties other than Lument Structured Finance (including, any borrowers or property managers), (y) confirm or otherwise investigate any accretive costs, expenditures or other similar amounts provided by Lument Structured Finance or (z) request information not reasonably available to Lument Structured Finance.
(e)No Two Quarter Future Advance Estimate will be required to be made by Lument Structured Finance or the Servicer for a calendar month if, by the fifth (5th) day of such calendar quarter (or if such day is not a Business Day, the next succeeding Business Day), the Future Funding Indemnitor delivers (which may be by email) to the Servicer, the Special Servicer, the Collateral Manager, the Note Administrator and the 17g-5 Information Provider a certificate of a responsible financial officer of the Future Funding Indemnitor certifying that (i) the Future Funding Indemnitor has Segregated Liquidity equal to at least 100% of the aggregate amount of outstanding future advance obligations (subject to the same exclusions as the calculation of the Two Quarter Future Advance Estimate) under the Future Funding Participations held by Lument Structured Finance, LCMT or their respective Affiliates or (ii) no future funding obligations remain outstanding under the Future Funding Participations held by Lument Structured Finance (or its Affiliates). All certifications regarding Segregated Liquidity, any Two Quarter Future Advance Estimates, or any notices from the Servicer described in clauses (b) and (c) above shall be emailed to the Note Administrator at trustadministrationgroup@wellsfargo.com with a copy to cts.cmbs.bond.admin@wellsfargo.com or such other email address as provided by the Note Administrator.
(f)Notwithstanding the provisions of Section 9.03, all estimates, certifications, documents and other information to be provided to the Servicer pursuant to this Section 3.25, shall be provided to the Servicer electronically by email addressed to LFT_FL1_Servicing@lument.com with a subject reference to “LFT CRE 2021-FL1” (or similar reference). Further, any budgets, calculations or other numeric information delivered to the Servicer shall be delivered in Microsoft Excel format or in a format as the parties may agree upon from time to time.

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ARTICLE IV

STATEMENTS AND REPORTS
Section IV.01Reporting by the Servicer and the Special Servicer.  On or before 2:00 p.m. (Eastern Time), one (1) Business Day before each Remittance Date, the Servicer shall deliver to the Issuer, the Collateral Manager and the Note Administrator the CREFC® Loan Periodic Update File; provided that the Issuer and the Collateral Manager shall not rely on such report to the extent any information differs from the information in the corresponding report of the Note Administrator using information in such CREFC® Loan Periodic Update File.
(b)The Servicer shall provide the Issuer and the Collateral Manager with access to all investor information required to be collected or reported by it with respect to the Mortgage Loans through the Servicer’s website or any successor facility or system, as applicable, subject to such reasonable policies, procedures and limitations as the parties may agree upon from time to time.
(c)Each year, beginning in the calendar year of this Agreement, to the extent the Servicer has the information necessary to prepare such reports and returns, the Servicer shall prepare and file the reports of foreclosures and abandonments of any Mortgaged Property and the annual information returns with respect to each Obligor’s debt service payments under the Mortgage Loans as required by Sections 6050J and 6050H, respectively, of the Internal Revenue Code and the rules and regulations promulgated thereunder, as amended.
(d)One (1) Business Day after each Servicing Determination Date, the Special Servicer shall provide the Servicer with the CREFC® Special Servicer Loan File, and, on or before 2:00 p.m. on each Remittance Date, the Servicer shall forward such file to the Note Administrator and the Collateral Manager together with the reports and files in the CREFC® Investor Reporting Packet (other than the CREFC® Comparative Financial Status Report, CREFC® NOI Adjustment Worksheet and CREFC® Operating Statement Analysis Report) customarily prepared by a servicer; provided that the Collateral Manager shall not rely on such report to the extent any information differs from the information in the corresponding report of the Note Administrator using information in such reports delivered by the Servicer.
(e)The Servicer shall prepare and maintain a CREFC® Operating Statement Analysis Report and a CREFC® NOI Adjustment Worksheet with respect to each Mortgaged Property that secures a Performing Mortgage Loan and the Special Servicer shall prepare and maintain a CREFC® Operating Statement Analysis Report and a CREFC® NOI Adjustment Worksheet with respect to each Specially Serviced Mortgage Loan and REO Property, in each case in accordance with the provisions described below. As to quarterly (that is, not annual) periods, within 105 calendar days after the end of each of the first three calendar quarters (in each year) for the trailing or quarterly information received, commencing with respect to the quarter ending on September 30, 2021, the Servicer (in the case of Mortgaged Properties that secure Performing Mortgage Loans) or the Special Servicer (in the case of Mortgaged Properties securing Specially Serviced Mortgage Loans and REO Properties) shall, based upon the operating statements or rent rolls received (if and to the extent received) and covering such

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calendar quarter, prepare (or, if previously prepared, update) the CREFC® Operating Statement Analysis Report and the CREFC® Comparative Financial Status Report for each related Mortgaged Property and/or REO Property, using the normalized quarterly and normalized yearend operating statements and rent rolls received from the related Obligor; provided, however, that the analysis with respect to the first calendar quarter of each year will not be required to the extent provided in the then-current applicable CREFC® guidelines (it being understood that as of the date hereof, the applicable CREFC® guidelines provide that the analysis with respect to the first calendar quarter (in each year) is not required for a Mortgaged Property unless such Mortgaged Property is analyzed on a trailing 12-month basis, or if the related Mortgage Loan is on the CREFC® Servicer Watch List). As to annual (that is, not quarterly) periods, not later than the second Business Day following the Determination Date occurring in June of each year (beginning in 2022 for year end 2021), the Servicer (in the case of Mortgaged Properties securing Performing Mortgage Loans) or the Special Servicer (in the case of Mortgaged Properties securing Specially Serviced Mortgage Loans and REO Properties) shall, based upon the most recently available normalized year-end financial statements and most recently available rent rolls received (if and to the extent received) not less than thirty (30) days prior to such second Business Day, prepare (or, if previously prepared, update) the CREFC® Operating Statement Analysis Report, the CREFC® Comparative Financial Status Report and a CREFC® NOI Adjustment Worksheet for each related Mortgaged Property and/or REO Property.
The Servicer and the Special Servicer shall each remit electronically an image of each CREFC® Operating Statement Analysis Report and/or each CREFC® NOI Adjustment Worksheet prepared or updated by it (promptly following initial preparation and each update thereof), together with, upon request, the underlying operating statements and rent rolls to the Note Administrator. The Note Administrator shall, to the extent such items have been delivered to the Note Administrator by the Servicer or the Special Servicer, make such report (and any underlying operating statements and rent rolls) available to Noteholders pursuant to Section 10.12(a) of the Indenture.
If, with respect to any Specially Serviced Mortgage Loan, the Special Servicer has any questions for the related Obligor based upon the information delivered to the Special
Servicer pursuant to Section 3.07(c) or this Section 4.01(e), the Servicer shall, in this regard and without otherwise changing or modifying its duties hereunder, reasonably cooperate with the Special Servicer in assisting the Special Servicer in the Special Servicer’s efforts to contact and solicit information from such Obligor.
(f)[Reserved].
(g)Except as provided in this Section 4.01 or elsewhere in this Agreement, neither the Servicer nor the Special Servicer, as the case may be, shall be required to provide any other report without its prior written consent, which will not be unreasonably withheld.

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ARTICLE V

SERVICER AND SPECIAL SERVICER COMPENSATION AND EXPENSES
Section V.01Servicing Compensation. As consideration for servicing the Mortgage Loans subject to this Agreement, the Servicer shall be entitled to a Servicing Fee for each Serviced Mortgage Loan (including any Specially Serviced Mortgage Loan or REO Loan) remaining subject to this Agreement during any calendar month or part thereof; provided that any Servicing Fee allocable to a Funded Companion Participation or Future Funding Participation shall be paid only from amounts allocated to such Funded Companion Participation, Future Funding Participation. The Servicing Fee shall be payable monthly on the Remittance Date of each month and shall be computed on the basis of the same outstanding principal balance and for the period with respect to which any related interest payment on the related Mortgage Loan or distribution on the related Mortgage Loan is computed. The Servicer may pay itself the Servicing Fee on the Remittance Date of each month from amounts on deposit in the Collection Account or the Participated Mortgage Loan Collection Account, as applicable. To the extent that amounts on deposit in the Collection Account or the Participated Mortgage Loan Collection Account on the Remittance Date are insufficient to pay the Servicing Fee allocated to any Serviced Mortgage Loan or REO Loan, the Issuer shall pay any such shortfall to the Servicer within ten (10) Business Days after the Issuer’s receipt of an itemized invoice therefor. The right to receive the Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Servicer’s responsibilities and obligations under this Agreement.
(b)As further compensation for its activities hereunder, the Servicer shall be entitled to retain in the nature of Additional Servicing Compensation, and shall not be required to deposit in the Collection Account or the Participated Mortgage Loan Collection Account pursuant to Section 3.03, (i) 100% of all modification, waiver, assumption, transfer, processing, consent fees and other similar fees if the consent of the Special Servicer is not required to take such action, and 50% of all such fees for Performing Mortgage Loans for which the Special Servicer's consent or approval is required, (ii) 100% of all defeasance fees and application fees received on Performing Mortgage Loans and all assumption, waiver and consent fees pursuant to Section 3.09(a) and 3.09(b) on the Performing Mortgage Loans, to the extent that such fees are paid by the Obligor and for which the Special Servicer's consent or approval is not required on the Performing Mortgage Loans and only to the extent that all amounts then due and payable with respect to the related Mortgage Loan have been paid, and 50% of all such fees for Performing Mortgage Loans for which the Special Servicer's consent or approval is required, (iii) any charges for processing Obligor requests, beneficiary statements or demands, reasonable and customary consent fees, fees in connection with defeasance, if any, and other customary charges, and amounts collected for checks returned for insufficient funds, in each case only to the extent actually paid by the related Obligor, (iv) all income and gain realized from the investment of funds deposited in the Accounts to which it is entitled pursuant to Section 3.04 and (v) Additional Servicing Compensation payable to the Servicer pursuant to Section 3.15(f). Notwithstanding the foregoing, collections representing Retained Interest shall not be included in Additional Servicing Compensation and shall be remitted to the Seller pursuant to Section 3.03(b)(vii).

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(c)The Servicer shall be required to pay all expenses related to the Servicer’s internal costs, consisting of overhead and employee costs and expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement thereof except as specifically provided for herein.
Section V.02Servicing Advances; Servicer Expenses. The Special Servicer or the Servicer shall, in the first instance, have the right to determine, in accordance with the Servicing Standard, the necessity for all Servicing Advances. With respect to the Serviced Mortgage Loans only, the Advancing Agent at the direction of the Special Servicer or the Servicer, as applicable, shall advance all such funds as are necessary for the purpose of effecting the payment of (i) real estate taxes, assessments and other similar items that are or may become a lien on a Mortgaged Property or REO Property, (ii) ground rents (if applicable), (iii) premiums on Insurance Policies, in each instance if and to the extent Escrow Payments collected from the related Obligor (or related REO Proceeds, if applicable) are insufficient to pay such item when due and the related Obligor has failed to pay such item on a timely basis and (iv) all other customary, reasonable and necessary out-of-pocket expenses paid or incurred by the Servicer or the Special Servicer in connection with the servicing (or special servicing, as applicable) and administering of the Serviced Mortgage Loans; and provided, however, that the particular advance would not, if made, constitute a Nonrecoverable Servicing Advance; and provided, further, however, that with respect to the payment of real estate taxes, assessments and similar items, the Advancing Agent shall not be required to make such advance until the later of (x) five (5) Business Days after the Special Servicer or the Servicer has received confirmation that such item has not been paid or (y) the date prior to the date after which any penalty or interest would accrue in respect of such taxes or assessments.
(b)The Special Servicer shall give the Advancing Agent, the Servicer, the Issuer and the Collateral Manager no less than five (5) Business Days’ written (facsimile or electronic) notice before the date on which the Advancing Agent is requested to make any Servicing Advance with respect to a given Specially Serviced Mortgage Loan; provided, however, that only two (2) Business Days’ written (facsimile or electronic) notice shall be required in respect of Servicing Advances required to be made on an emergency or urgent basis; provided, further, that the Special Servicer shall not be entitled to make such a request (other than for Servicing Advances required to be made on an urgent or emergency basis) more frequently than twice per calendar month (although such request may relate to more than one Servicing Advance). The Advancing Agent or the Servicer, as applicable, may pay to the Special Servicer the aggregate amount of such Servicing Advances listed on a monthly request, in which case the Special Servicer shall provide the Servicer with such information in its possession as the Servicer may reasonably request to enable the Servicer to determine whether a requested Servicing Advance would constitute a Nonrecoverable Servicing Advance. Any request by the Special Servicer that the Advancing Agent or the Servicer make a Servicing Advance shall be deemed to be a determination by the Special Servicer that such requested Servicing Advance is not a Nonrecoverable Servicing Advance, and the Advancing Agent and the Servicer shall be entitled to conclusively rely on such determination; provided, that the determination that such requested Servicing Advance is not a Nonrecoverable Servicing Advance shall not be binding on the Servicer and the Special Servicer’s determination that a Servicing

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Advance is required to be made in accordance with the Servicing Standard shall not be binding on the Advancing Agent.
The Servicer shall give the Advancing Agent, the Issuer and the Collateral Manager no less than five (5) Business Days’ written (facsimile or electronic) notice before the date on which the Advancing Agent is requested to make any Servicing Advance with respect to a given Performing Mortgage Loan; provided, however, that only two (2) Business Days’ written (facsimile or electronic) notice shall be required in respect of Servicing Advances required to be made on an emergency or urgent basis; provided, further, that the Servicer shall not be entitled to make such a request (other than for Servicing Advances required to be made on an urgent or emergency basis) more frequently than twice per calendar month (although such request may relate to more than one Servicing Advance). The Advancing Agent may pay to the Servicer the aggregate amount of such Servicing Advances listed on a monthly request, in which case the Servicer shall provide the Advancing Agent with such information in its possession as the Advancing Agent may reasonably request to enable the Advancing Agent to determine whether a requested Servicing Advance would constitute a Nonrecoverable Servicing Advance. Any request by the Servicer that the Advancing Agent make a Servicing Advance shall be deemed to be a determination by the Servicer that such requested Servicing Advance is not a Nonrecoverable Servicing Advance, and the Advancing Agent shall be entitled to conclusively rely on such determination; provided, that the determination that such requested Servicing Advance is not a Nonrecoverable Servicing Advance shall not be binding on the Advancing Agent but the Servicer’s determination that a Servicing Advance is required to be made in accordance with the Servicing Standard is binding on the Advancing Agent.
(c)Notwithstanding anything to the contrary contained in this Agreement, in the event that the Advancing Agent fails to make in a timely manner any Servicing Advance that the Servicer or the Special Servicer has determined is required in accordance with the Servicing Standard, and the Advancing Agent has not determined that such Servicing Advance would be a Nonrecoverable Servicing Advance:
(i)the Note Administrator shall (x) terminate the Advancing Agent hereunder and under the Indenture and (y) use commercially reasonable efforts for 90 days after such termination to replace the Advancing Agent hereunder and under the Indenture in accordance with the applicable procedures set forth in the Indenture, subject to satisfaction of the Rating Agency Condition (but, for the avoidance of doubt, neither the Trustee nor the Note Administrator shall be responsible for making any Servicing Advances); and
(ii)within five (5) Business Days of the Servicer’s actual knowledge of the Advancing Agent’s failure to make a required Servicing Advance that the Advancing Agent has not determined to be a Nonrecoverable Servicing Advance, the Servicer shall promptly make such Servicing Advance, but subject to the Servicer’s determination that such Servicing Advance is not a Nonrecoverable Servicing Advance and shall notify the Note Administrator of the failure of the Advancing Agent’s failure to make the Servicing Advance; provided that the Servicer shall be required to make Servicing Advances

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pursuant to this Section 5.02(c)(ii) only until a successor Advancing Agent is appointed, subject to satisfaction of the Rating Agency Condition. After the Advancing Agent has been removed pursuant to this Section 5.02(c), the Servicer shall be primarily responsible for making Servicing Advances hereunder, in the manner set forth in this Section 5.02 until a successor Advancing Agent is appointed, subject to satisfaction of the Rating Agency Condition. Any successor Advancing Agent’s long-term unsecured debt shall be rated at least “A2” by Moody’s and, if rated by KBRA, a rating by KBRA equivalent to at least an “A2” rating by Moody’s, and whose short-term unsecured debt rating is at least “P-1” from Moody’s.
(d)The Advancing Agent or the Servicer, as applicable, each at its own option and in its sole discretion, as applicable, instead of obtaining reimbursement for any Nonrecoverable Servicing Advance immediately, may elect to refrain from obtaining such reimbursement for such portion of the Nonrecoverable Servicing Advance during the period ending on the then-current Servicing Determination Date for successive one-month periods for a total period not to exceed 12 months (with the consent of the Collateral Manager, for any deferral in excess of 6 months). If the Advancing Agent or Servicer, as applicable, makes such an election at its sole option to defer reimbursement with respect to all or a portion of a Nonrecoverable Servicing Advance (and interest thereon), then such Nonrecoverable Servicing Advance (and interest thereon) or portion thereof shall continue to be fully reimbursable in any subsequent one-month period.
(e)On the first Business Day after the Servicing Determination Date for the related Remittance Date, the Advancing Agent or the Special Servicer shall report to the Servicer if the Advancing Agent or the Special Servicer determines that any Servicing Advance previously made by the Advancing Agent or the Servicer is a Nonrecoverable Servicing Advance. The Servicer shall be entitled to conclusively rely on such a determination, and such determination shall be binding upon the Servicer, but shall in no way limit the ability of the Servicer in the absence of such determination to make its own determination that any Servicing Advance is a Nonrecoverable Servicing Advance. All such Servicing Advances shall be reimbursable in the first instance from related collections from the Obligors and further as provided in Section 3.03(b) and Section 3.03(d).
(f)Notwithstanding anything herein to the contrary, no Servicing Advance shall be required hereunder if such Servicing Advance would, if made, constitute a Nonrecoverable Servicing Advance. Except as set forth in Section 5.02(c)(ii), the Servicer shall have no obligation under this Agreement to make any Servicing Advances. Notwithstanding anything to the contrary contained in this Section 5.02, the Servicer may in its reasonable judgment elect (but shall not be required) to make a payment from amounts on deposit in the Collection Account or the Participated Mortgage Loan Collection Account (which shall be deemed first made from amounts distributable as interest collections and then from all other amounts comprising principal collections) to pay for certain expenses set forth below notwithstanding that the Servicer (or Special Servicer, as applicable) has determined that a Servicing Advance with respect to such expenditure would be a Nonrecoverable Servicing Advance (unless, with respect to Specially Serviced Mortgage Loans or REO Loans, the Special

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Servicer has notified the Servicer to not make such expenditure), where making such expenditure would prevent (i) the related Mortgaged Property (or REO Property) from being uninsured or being sold at a tax sale or (ii) any event that would cause a loss of the priority of the lien of the related Mortgage or security instrument, or the loss of any security for the related Mortgage Loan; provided that in each instance, the Servicer or the Special Servicer, as applicable, determines in accordance with the Servicing Standard (as evidenced by an Officer’s Certificate delivered to the Issuer) that making such expenditure is in the best interest of the Relevant Parties in Interest.
(g)At such time as it is reimbursed for any Servicing Advance out of the Collection Account pursuant to Section 3.03(b) or the Participated Mortgage Loan Collection Account pursuant to Section 3.03(d), the Advancing Agent and the Servicer, as the case may be, shall be entitled to receive, out of any amounts then on deposit in the Collection Account or such Participated Mortgage Loan Collection Account in accordance with the provisions of Section 3.03(b) or Section 3.03(d), as applicable, interest at the Advance Rate in effect from time to time, accrued on the amount of such Servicing Advance from the date made to, but not including, the date of reimbursement. The Servicer shall reimburse the Advancing Agent or itself, as the case may be, for any outstanding Servicing Advance as soon as practically possible after receipt of payments from the related Obligor that represent reimbursement of such Servicing Advances, Liquidation Proceeds, Insurance and Condemnation Proceeds and REO Proceeds of the Mortgage Loan, Mortgaged Property or REO Property for which such Servicing Advance was made or if such Servicing Advance has been determined to be a Nonrecoverable Servicing Advance, from general collections in respect of all of the Mortgage Loans as reimbursement for such Servicing Advance.
(h)Neither the Servicer nor the Advancing Agent shall have any liability to the Issuer, the Noteholders, any Companion Participation Holder or any other Person if its determination that a Servicing Advance made or to be made is a Nonrecoverable Servicing Advance should prove to be wrong or incorrect, so long as such determination in the case of the Advancing Agent was made on a reasonable basis in good faith or, in the case of the Servicer was made in accordance with the Servicing Standard.
Section V.03Special Servicing Compensation. As compensation for its activities hereunder, the Special Servicer shall be entitled to receive the Special Servicing Fee with respect to each Specially Serviced Mortgage Loan and REO Loan; provided that any Special Servicing Fee allocable to a Funded Companion Participation or Future Funding Participation shall be paid only from amounts allocated to such Funded Companion Participation or Future Funding Participation in accordance with the related Participation Agreement. As to each Specially Serviced Mortgage Loan and REO Loan, the Special Servicing Fee shall accrue from time to time at the Special Servicing Fee Rate and shall be computed on the basis of the stated principal balance of such Specially Serviced Mortgage Loan and in the same manner as interest is calculated on the Specially Serviced Mortgage Loans and, in connection with any partial month interest payment, for the same period respecting which any related interest payment due on such Specially Serviced Mortgage Loan or deemed to be due on such REO Loan is computed. The Special Servicing Fee with respect to any Specially Serviced Mortgage Loan

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or REO Loan shall cease to accrue if a Liquidation Event occurs in respect thereof. The Special Servicing Fee shall be payable monthly, on an asset-by-asset basis, in accordance with the provisions of Section 3.03(b). The right to receive the Special Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Special Servicer’s responsibilities and obligations under this Agreement. The Special Servicer shall be required to pay all expenses related to the Special Servicer’s internal costs consisting as overhead and employees expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement thereof except as specifically provided for herein.
(b)The Special Servicer shall be entitled to a Workout Fee with respect to each Corrected Mortgage Loan at the Workout Fee Rate on such Mortgage Loan for so long as it remains a Corrected Mortgage Loan; provided that any Workout Fee allocable to a Funded Companion Participation or Future Funding Participation shall be paid only from amounts allocated to such Funded Companion Participation or Future Funding Participation in accordance with the related Participation Agreement. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if such Mortgage Loan again becomes a Specially Serviced Mortgage Loan; provided that a new Workout Fee will become payable if and when such Specially Serviced Mortgage Loan again becomes a Corrected Mortgage Loan. If the Special Servicer is terminated or resigns, it shall retain the right to receive any and all Workout Fees payable in respect of Mortgage Loans that became Corrected Mortgage Loans prior to the time of such termination or resignation, except the Workout Fees will no longer be payable if the Mortgage Loan subsequently becomes a Specially Serviced Mortgage Loan. If the Special Servicer resigns or is terminated (other than for cause), it will receive any Workout Fees payable on Specially Serviced Mortgage Loans for which the resigning or terminated Special Servicer had cured the event of default through a modification, restructuring or workout negotiated by the Special Servicer and evidenced by a signed writing with respect to which one (1) scheduled payment has been made, but which had not as of the time the Special Servicer resigned or was terminated become a Corrected Mortgage Loan solely because the Obligor had not had sufficient time to make three (3) consecutive timely Monthly Payments and which subsequently becomes a Corrected Mortgage Loan as a result of the Obligor making such three (3) consecutive timely Monthly Payments. The successor Special Servicer will not be entitled to any portion of such Workout Fees to which the predecessor Special Servicer is entitled pursuant to the preceding sentence. The Special Servicer shall be entitled to a Liquidation Fee with respect to each Specially Serviced Mortgage Loan as to which the Special Servicer receives any Liquidation Proceeds or Insurance and Condemnation Proceeds subject to the exceptions set forth in the definition of Liquidation Fee (such Liquidation Fee to be paid out of such Liquidation Proceeds, Insurance and Condemnation Proceeds); provided that any Liquidation Fee allocable to a Funded Companion Participation or Future Funding Participation shall be paid only from amounts allocated to such Funded Companion Participation or Future Funding Participation in accordance with the related Participation Agreement. Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based on, or out of, Liquidation Proceeds received in connection with (w) the repurchase of any Mortgage Loan by the Seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation so long as such repurchase is completed within the period (including any extension thereof) provided for such repurchase in the related Mortgage Asset Purchase Agreement (x) the purchase of any

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Defaulted Mortgage Loan or Credit Risk Mortgage Asset by the Collateral Manager pursuant to Section 12.1(b) of the Indenture, (y) the sale of Mortgage Loans pursuant to Section 12.1(c) of the Indenture, or (z) the purchase of a Specially Serviced Mortgage Loan or REO Property by any lender or Companion Participation Holder pursuant to any purchase option. If, however, Liquidation Proceeds or Insurance and Condemnation Proceeds are received with respect to any Corrected Mortgage Loan and the Special Servicer is properly entitled to a Workout Fee, such Workout Fee will be payable based on and out of the portion of such Liquidation Proceeds and Insurance and Condemnation Proceeds that constitute principal and/or interest on such Mortgage Loan. Notwithstanding anything herein to the contrary, the Special Servicer shall be entitled to receive only a Liquidation Fee or a Workout Fee, but not both, with respect to proceeds on any Mortgage Loan.
(c)As further compensation for its activities hereunder, the Special Servicer shall be entitled to retain in the nature of Additional Servicing Compensation, and shall not be required to deposit such amounts in the Collection Account or the Participated Mortgage Loan Collection Account pursuant to Section 3.03, (i) 100% of all fees with respect to application, assumption, extension, modification, waiver, consent, earnout and defeasance fees, in each case, received on any Specially Serviced Mortgage Loans, and 50% of all such fees for Performing Mortgage Loans for which the Special Servicer's consent or approval is required and (ii) all income and gain realized from the investment of funds deposited in the Accounts to which it is entitled pursuant to Section 3.04. Collections representing Retained Interest shall not be included in Additional Servicing Compensation and shall be remitted to the Seller pursuant to Section 3.03(b)(vii).
ARTICLE VI

THE SERVICER AND THE ISSUER
Section VI.01No Assignment; Merger or Consolidation. Except as otherwise provided for in this Section or in Section 2.02 or 6.03(c), neither the Servicer nor the Special Servicer may assign this Agreement or any of its rights, powers, duties or obligations hereunder; provided, however, that the Servicer or the Special Servicer may assign this Agreement to a Qualified Affiliate upon satisfaction of the Rating Agency Condition and upon the written consent of the Issuer (or the Collateral Manager acting on behalf of the Issuer).
The Servicer or the Special Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which it shall be a party, or any Person succeeding to its business, shall be the successor of the Servicer or the Special Servicer hereunder, and shall be deemed to have assumed all of the liabilities of the Servicer or the Special Servicer hereunder.
Section VI.02Liability and Indemnification. Neither the Servicer, the Special Servicer, the Trustee, the Note Administrator nor their Affiliates nor any of the managers, members, directors, officers, employees or agents thereof shall be under any liability to either the

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Issuer or any third party (including the Noteholders) for taking or refraining from taking any action, in good faith pursuant to or in connection with this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Servicer, the Special Servicer, the Note Administrator or the Trustee or any such Person against any liability which would otherwise be imposed on the Servicer, the Special Servicer, the Note Administrator or the Trustee or any such Person, respectively, by reason of the willful misfeasance, bad faith or negligence in the performance of the Servicer’s, the Special Servicer’s, the Note Administrator’s or the Trustee’s, respectively, duties hereunder. The Servicer, the Special Servicer, the Note Administrator or the Trustee, as the case may be, and any partners, shareholders, members, managers, officers, directors, employees, agents, accountants and attorneys thereof may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any appropriate Person respecting any matters arising hereunder. The Servicer, the Special Servicer, the Note Administrator or the Trustee, as the case may be, and any partners, shareholders, members, managers, officers, directors, employees, agents, accountants and attorneys thereof shall be indemnified and held harmless by the Issuer against any loss, liability or expense incurred, including reasonable attorneys’ fees, and including any fees or expenses related to the enforcement of this indemnity, in connection with any claim, legal action, investigation or proceeding relating to this Agreement, the performance hereunder by, or any specific action which the Issuer, the Collateral Manager, the Servicer, the Special Servicer, the Note Administrator or the Trustee authorized, requested or advised the Servicer, the Special Servicer, the Note Administrator or the Trustee, as the case may be, to perform pursuant to this Agreement, as such are incurred, except for any loss, liability or expense incurred by reason of the willful misfeasance, bad faith, or negligence in the performance of the duties of the Servicer, the Special Servicer, the Note Administrator or the Trustee, as the case may be, or breach of the Servicer’s, the Special Servicer’s, the Note Administrator’s or the Trustee’s, as the case may be, representations and warranties set forth in Section 7.01. Any such indemnification shall be payable only pursuant to the Priority of Payments under the Indenture and not from any amounts on deposit in the Collection Account.
In the event that the Servicer, the Special Servicer, the Note Administrator or the Trustee, as the case may be, sustains any loss, liability or expense which results from any overcharges to Obligors under the Mortgage Loans, to the extent that such overcharges were collected by the Servicer or the Special Servicer, as the case may be, and remitted to the Issuer, the Issuer (or the Collateral Manager acting on behalf of the Issuer) shall promptly remit such overcharge to the related Obligor or other Obligors after the Issuer’s receipt of written notice from the Servicer or the Special Servicer, as the case may be, regarding such overcharge.
The Issuer and any director, officer, employee or agent thereof shall be indemnified and held harmless by the Servicer, the Special Servicer, the Note Administrator or the Trustee, as the case may be, against any loss, liability or expense incurred, including reasonable attorneys’ fees, by reason of (i) the willful misfeasance, bad faith or negligence in the performance of the duties of the Servicer, the Special Servicer, the Note Administrator or the Trustee, as applicable, hereunder or (ii) a breach of the representations and warranties of the Servicer or the Special Servicer set forth in Section 7.01.

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Each of the Servicer and the Special Servicer, severally and not jointly, shall indemnify and hold harmless each of the Trustee and the Note Administrator from and against any claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and expenses and related costs, judgments and other costs and expenses incurred by the Trustee or the Note Administrator, as the case may be, that arise out of or are based upon the negligence, bad faith, fraud or willful misconduct on the part of the Servicer or the Special Servicer, as the case may be, in the performance of its obligations under this Agreement or its negligent disregard of its obligations and duties under this Agreement.
Each of the Trustee and the Note Administrator, severally and not jointly, shall indemnify and hold harmless each of the Servicer and the Special Servicer from and against any claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and expenses (including the costs of enforcing this indemnity) and related costs, judgments and other costs and expenses incurred by the Servicer or the Special Servicer, as the case may be, that arise out of or are based upon the negligence, bad faith, fraud or willful misconduct on the part of the Trustee or the Note Administrator, as the case may be, in the performance of its obligations under this Agreement or the Indenture or its negligent disregard of its obligations and duties under this Agreement or the Indenture.
Each of the Servicer and the Special Servicer shall be entitled to the same rights, protections, immunities and indemnities afforded to each herein in connection with any matter contained in the Indenture.
The provisions of this Section shall survive any termination of the rights and obligations of the Servicer, the Special Servicer, the Note Administrator or the Trustee hereunder.
Section VI.03Eligibility; Successor, the Servicer or the Special Servicer. The Issuer, the Collateral Manager, the Servicer and the Special Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by the Issuer, the Collateral Manager, the Servicer and the Special Servicer herein.
(b)(i) Subject to the provisions of Section 7.06, within thirty (30) days of the Servicer or the Special Servicer receiving a notice of termination pursuant to Section 7.02, the Issuer (or the Collateral Manager acting on behalf of the Issuer) shall retain a successor servicer or special servicer, as applicable (subject to the satisfaction of the Rating Agency Condition), or (ii) on or after the date the Issuer receives the resignation of the Servicer or the Special Servicer in accordance with Section 8.01(a), the resigning Servicer or Special Servicer, as the case may be, shall retain a successor servicer or special servicer who shall assume the Servicer’s or Special Servicer’s duties pursuant to Section 6.03(c), subject to satisfaction of the Rating Agency Condition. Such successor servicer or special servicer, as the case may be, shall be collectively referred to herein as “Successor.” The Successor shall be the successor in all respects to the Servicer or Special Servicer, as the case may be, in its capacity as Servicer or Special Servicer under this Agreement and the transactions set forth or provided for herein and shall have all the rights and powers and be subject to all the responsibilities, duties and liabilities relating thereto

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placed on the Servicer or Special Servicer, as the case may be, accruing after such termination or resignation; provided, however, that any failure to perform such duties or responsibilities caused by the Servicer’s or Special Servicer’s failure to comply with Section 7.01 shall not be considered a default by the Successor hereunder. In its capacity as Successor, the Successor shall have the same limitation of liability herein granted to the Servicer or Special Servicer, as the case may be. In connection with any such appointment and assumption, the Issuer (or the Collateral Manager acting on behalf of the Issuer) may make such arrangements for the compensation of such Successor as it and such Successor shall agree; provided, however, that no compensation shall be in excess of that permitted the Servicer or Special Servicer, as the case may be, hereunder. If no Successor servicer or special servicer, as the case may be, shall have been so appointed and have accepted appointment within thirty (30) days after the Servicer or Special Servicer receives notice of termination in accordance with Section 8.01, the Issuer (or the Collateral Manager acting on behalf of the Issuer) may petition any court of competent jurisdiction for the appointment of a Successor servicer or special servicer, as the case may be. Except as provided in Section 6.03(c) herein, until the Successor is appointed and has accepted such appointment, the Servicer or the Special Servicer shall continue to serve as Servicer or Special Servicer hereunder, as applicable, and shall have all the rights, benefits and powers and be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer or Special Servicer, as the case may be, hereunder. Once appointed, the Servicer or the Special Servicer, as the case may be, shall cooperate with the Successor to take such reasonable action, consistent with this Agreement, to effectuate any such succession.
(c)Subject to the provisions of Section 6.01, neither the Servicer nor the Special Servicer shall resign from the obligations and duties hereby imposed on it, except in the event that (i) its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it or (ii) a successor servicer or special servicer that is a Qualified Servicer, as applicable, has assumed the Servicer’s or the Special Servicer’s, as applicable, responsibilities and obligations, and the Rating Agency Condition has been satisfied with respect to appointment of a successor servicer or special servicer. Any determination under clause (i) of the immediately preceding sentence permitting the resignation of the Servicer shall be evidenced by an opinion of counsel to such effect delivered to the Issuer, the Note Administrator and the Trustee and the 17g-5 Information Provider. Except for a resignation described above in Section 6.03(c)(i), no resignation by the Servicer or the Special Servicer under this Agreement shall become effective until the Successor, in accordance with Section 6.03(b), shall have assumed the Servicer’s or Special Servicer’s, as the case may be, responsibilities and obligations. Resignation under Section 6.03(c)(i) shall be effective within thirty (30) days of such notice.
ARTICLE VII

REPRESENTATIONS AND WARRANTIES; TERMINATION EVENTS
Section VII.01Representations and Warranties. The Servicer hereby makes the following representations and warranties to each of the other parties hereto:

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(i)Due Organization, Qualification and Authority. The Servicer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified to transact business as a foreign limited liability company, in good standing and licensed in each state to the extent necessary to ensure the enforceability of each Mortgage Loan and to perform its duties and obligations under this Agreement in accordance with the terms of this Agreement; the Servicer has the full power, authority and legal right to execute and deliver this Agreement and to perform in accordance herewith; the Servicer has duly authorized the execution, delivery and performance of this Agreement and has duly executed and delivered this Agreement; this Agreement constitutes the valid, legal, binding obligation of the Servicer, except as enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);
(ii)No Conflicts. Neither the execution and delivery of this Agreement, nor the fulfillment of or compliance with the terms and conditions of this Agreement by the Servicer, (v) conflicts with or results in a breach of any of the terms, conditions or provisions of the Servicer’s certificate of formation, as amended, or limited liability company agreement; (w) conflicts with or results in a breach of any agreement or instrument to which the Servicer is now a party or by which it (or any of its properties) is bound, or constitutes a default or results in an acceleration under any of the foregoing if compliance therewith is necessary (1) to ensure the enforceability of any Mortgage Loan, or (2) for the Servicer to perform its obligations under this Agreement in accordance with the terms hereof; (x) conflicts with or results in a breach of any legal restriction if compliance therewith is necessary (1) to ensure the enforceability of any Mortgage Loan, or (2) for the Servicer to perform its obligations under this Agreement in accordance with the terms hereof; (y) results in the violation of any law, rule, regulation, order, judgment or decree to which the Servicer or its property is subject if compliance therewith is necessary (1) to ensure the enforceability of any Mortgage Loan, or (2) for the Servicer to perform its obligations under this Agreement in accordance with the terms hereof; or (z) results in the creation or imposition of any lien, charge or encumbrance that would have a material adverse effect upon any of its properties pursuant to the terms of any mortgage, contract, deed of trust or other instrument, or materially impairs the ability of (1) the Issuer and the Companion Participation Holder to realize on the Mortgage Loans, or (2) the Servicer to perform its obligations hereunder in the case of each of clauses (w), (x), (y) and (z) to the extent that it would have a material adverse effect on the ability of the Servicer to perform its obligations under this Agreement;
(iii)No Litigation Pending. There is no action, suit, or proceeding pending or, to Servicer’s knowledge, threatened against the Servicer which, either in any one instance or in the aggregate, would draw into question the validity of this Agreement or the Mortgage Loans, or would be likely to impair materially the ability of the Servicer to perform its duties and obligations under the terms of this Agreement;

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(iv)No Consent Required. No consent, approval, authorization or order of, or registration or filing with, or notice to, any court or governmental agency or body having jurisdiction or regulatory authority over the Servicer is required for (x) the Servicer’s execution and delivery of this Agreement, or (y) the consummation of the transactions of the Servicer contemplated by this Agreement, or, to the extent required, such consent, approval, authorization, order, registration, filing or notice has been obtained, made or given (as applicable), except that the Servicer may not be duly qualified to transact business as a foreign limited liability company or licensed in one or more states if such qualification or licensing is not necessary (1) to ensure the enforceability of any Mortgage Loan, or (2) for the Servicer to perform its obligations under this Agreement in accordance with the terms hereof;
(v)No Default/Violation. The Servicer is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which, in the judgment of the Servicer, will have consequences that would materially and adversely affect the financial condition or operations of the Servicer or its properties taken as a whole or its performance hereunder;
(vi)E&O Insurance. The Servicer currently maintains a fidelity bond and errors and omissions insurance or self-insures, in either case meeting the requirements of Section 3.05(c); and
(vii)Offering Memorandum. The Section entitled “The Servicer and the Special Servicer” in the Offering Memorandum, as of the date thereof (including as of the date of any supplement thereto) and as of the Closing Date, with respect to the Servicer, does not contain any untrue statement of a material fact and does not omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
(b)The Special Servicer hereby makes the following representations and warranties to the each of the other parties hereto:
(i)Due Organization, Qualification and Authority. The Special Servicer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified to transact business as a foreign limited liability company, in good standing and licensed in each state to the extent necessary to ensure the enforceability of each Mortgage Loan and to perform its duties and obligations under this Agreement in accordance with the terms of this Agreement; the Special Servicer has the full power, authority and legal right to execute and deliver this Agreement and to perform in accordance herewith; the Special Servicer has duly authorized the execution, delivery and performance of this Agreement and has duly executed and delivered this Agreement; this Agreement constitutes the valid, legal, binding obligation of the Special Servicer, except as enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity

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(regardless of whether such enforcement is considered in a proceeding in equity or at law);
(ii)No Conflicts. Neither the execution and delivery of this Agreement, nor the fulfillment of or compliance with the terms and conditions of this Agreement by the Special Servicer, (v) conflicts with or results in a breach of any of the terms, conditions or provisions of the Special Servicer’s certificate of formation, as amended, or limited liability company agreement; (w) conflicts with or results in a breach of any agreement or instrument to which the Special Servicer is now a party or by which it (or any of its properties) is bound, or constitutes a default or results in an acceleration under any of the foregoing if compliance therewith is necessary (1) to ensure the enforceability of any Mortgage Loan, or (2) for the Special Servicer to perform its obligations under this Agreement in accordance with the terms hereof; (x) conflicts with or results in a breach of any legal restriction if compliance therewith is necessary (1) to ensure the enforceability of any Mortgage Loan, or (2) for the Special Servicer to perform its obligations under this Agreement in accordance with the terms hereof; (y) results in the violation of any law, rule, regulation, order, judgment or decree to which the Special Servicer or its property is subject if compliance therewith is necessary (1) to ensure the enforceability of any Mortgage Loan, or (2) for the Special Servicer to perform its obligations under this Agreement in accordance with the terms hereof; or (z) results in the creation or imposition of any lien, charge or encumbrance that would have a material adverse effect upon any of its properties pursuant to the terms of any mortgage, contract, deed of trust or other instrument, or materially impairs the ability of (1) the Issuer and the Companion Participation Holder to realize on the Mortgage Loans, or (2) the Special Servicer to perform its obligations hereunder;
(iii)No Litigation Pending. There is no action, suit, or proceeding pending or, to Special Servicer’s knowledge, threatened against the Special Servicer which, either in any one instance or in the aggregate, would draw into question the validity of this Agreement or the Mortgage Loans, or would be likely to impair materially the ability of the Special Servicer to perform its duties and obligations under the terms of this Agreement;
(iv)No Consent Required. No consent, approval, authorization or order of, or registration or filing with, or notice to, any court or governmental agency or body having jurisdiction or regulatory authority over the Special Servicer is required for (x) the Special Servicer’s execution and delivery of this Agreement, or (y) the consummation of the transactions of the Special Servicer contemplated by this Agreement, or, to the extent required, such consent, approval, authorization, order, registration, filing or notice has been obtained, made or given (as applicable), except that the Special Servicer may not be duly qualified to transact business as a foreign limited liability company or licensed in one or more states if such qualification or licensing is not necessary (1) to ensure the enforceability of any Mortgage Loan, or (2) for the Special Servicer to perform its obligations under this Agreement in accordance with the terms hereof.

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(v)No Default/Violation. The Special Servicer is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which, in the judgment of the Special Servicer, will have consequences that would materially and adversely affect the financial condition or operations of the Special Servicer or its properties taken as a whole or its performance hereunder;
(vi)E&O Insurance. The Special Servicer currently maintains a fidelity bond and errors and omissions insurance or self-insures, in either case meeting the requirements of Section 3.05(c) hereof; and
(vii)Offering Memorandum. The Section entitled “The Servicer and the Special Servicer” in the Offering Memorandum, as of the date thereof (including as of the date of any supplement thereto) and as of the Closing Date, with respect to the Special Servicer, does not contain any untrue statement of a material fact and does not omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
(c)The Issuer hereby makes the following representations and warranties to the each of the other parties hereto:
(i)Due Authority. The Issuer has the full power, authority and legal right to execute and deliver this Agreement and to perform in accordance herewith; the Issuer has duly authorized the execution, delivery and performance of this Agreement and has duly executed and delivered this Agreement; the Issuer has the right to authorize the Servicer to perform the actions contemplated herein; this Agreement constitutes the valid, legal, binding obligation of the Issuer, except as enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).
(ii)Ownership of Mortgage Assets. The Issuer is the beneficial owner of the Mortgage Assets and has the right to perform the actions contemplated herein.
(iii)No Conflicts. Neither the execution and delivery of this Agreement, nor the fulfillment of or compliance with the terms and conditions of this Agreement by the Issuer: (v) conflicts with or results in a breach of any of the terms, conditions or provisions of the Issuer’s Governing Documents; (w) conflicts with or results in a breach of any agreement or instrument to which the Issuer is now a party or by which it (or any of its properties) is bound, or constitutes a default or results in an acceleration under any of the foregoing if compliance therewith is necessary (1) to ensure the enforceability of any Mortgage Loan, or (2) for the Issuer to perform its obligations under this Agreement in accordance with the terms hereof; (x) conflicts with or results in a breach of any legal restriction if compliance therewith is necessary (1) to ensure the enforceability of any Mortgage Loan, or (2) for the Issuer to perform its obligations under this Agreement in accordance with the terms hereof; (y) results in the violation of any law, rule, regulation,

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order, judgment or decree to which the Issuer or its property is subject if compliance therewith is necessary (1) to ensure the enforceability of any Mortgage Loan, or (2) for the Issuer to perform its obligations under this Agreement in accordance with the terms hereof; or (z) results in the creation or imposition of any lien, charge or encumbrance that would have a material adverse effect upon any of its properties pursuant to the terms of any mortgage, contract, deed of trust or other instrument, or materially impairs the ability of (1) the Issuer and the Companion Participation Holder to realize on the Mortgage Loans, or (2) the Issuer to perform its obligations hereunder.
(iv)No Litigation Pending. There is no action, suit, or proceeding pending or, to Issuer’s knowledge, threatened against the Issuer which, either in any one instance or in the aggregate, would draw into question the validity of this Agreement or the Mortgage Loans, or would be likely to impair materially the ability of the Issuer to perform its duties and obligations under the terms of this Agreement.
(v)No Consent Required. No consent, approval, authorization or order of, or registration or filing with, or notice to, any court or governmental agency or body having jurisdiction or regulatory authority over the Issuer is required for (x) the Issuer’s execution and delivery of this Agreement, or (y) the consummation of the transactions of the Issuer contemplated by this Agreement, or, to the extent required, such consent, approval, authorization, order, registration, filing or notice has been obtained, made or given (as applicable), except that the Issuer may not be duly qualified to transact business as a foreign company or licensed in one or more states if such qualification or licensing is not necessary (1) to ensure the enforceability of any Mortgage Loan, or (2) for the Issuer to perform its obligations under this Agreement in accordance with the terms hereof.
(vi)No Default/Violation. The Issuer is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default would materially and adversely affect the ability of the Issuer to perform its obligations hereunder.
(vii)Commercial or Multifamily Loans. The Mortgage Loans relate to or are comprised of only commercial or multifamily loans, the proceeds of which loans were used primarily for commercial or multifamily purposes and not for personal, single family or single household purposes.
(d)The Collateral Manager hereby makes the following representations and warranties to each of the other parties hereto:
(i)Due Organization and Authority. The Collateral Manager is a limited liability company, duly organized validly existing and in good standing under the laws of the State of Delaware. The Collateral Manager has the full power, authority and legal right to execute and deliver this Agreement and to perform in accordance herewith; the Collateral Manager has duly authorized the execution, delivery and performance of this Agreement and has duly executed and delivered this Agreement; this Agreement constitutes the valid, legal, binding obligation of the Collateral Manager, except as

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enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).
(ii)No Conflicts. Neither the execution and delivery of this Agreement, nor the fulfillment of or compliance with the terms and conditions of this Agreement by the Collateral Manager, (a) conflicts with or results in a breach of any of the terms, conditions or provisions of the Collateral Manager’s certificate of formation, as amended, or limited liability company agreement; (b) conflicts with or results in a breach of any agreement or instrument to which the Collateral Manager is now a party or by which it (or any of its properties) is bound, or constitutes a default or results in an acceleration under any of the foregoing if compliance therewith is necessary (1) to ensure the enforceability of any Mortgage Loan, or (2) for the Collateral Manager to perform its obligations under this Agreement in accordance with the terms hereof; (c) conflicts with or results in a breach of any legal restriction if compliance therewith is necessary (1) to ensure the enforceability of any Mortgage Loan, or (2) for the Collateral Manager to perform its obligations under this Agreement in accordance with the terms hereof; (d) results in the violation of any law, rule, regulation, order, judgment or decree to which the Collateral Manager or its property is subject if compliance therewith is necessary (1) to ensure the enforceability of any Mortgage Loan, or (2) for the Collateral Manager to perform its obligations under this Agreement in accordance with the terms hereof; or (e) results in the creation or imposition of any lien, charge or encumbrance that would have a material adverse effect upon any of its properties pursuant to the terms of any mortgage, contract, deed of trust or other instrument, or materially impairs the ability of (1) the Issuer to realize on the Mortgage Loans, or (2) the Collateral Manager to perform its obligations hereunder.
(iii)No Litigation Pending. There is no action, suit, or proceeding pending or, to Collateral Manager’s knowledge, threatened against the Collateral Manager which, either in any one instance or in the aggregate, would draw into question the validity of this Agreement or the Mortgage Loans, or would be likely to impair materially the ability of the Collateral Manager to perform its duties and obligations under the terms of this Agreement.
(iv)No Consent Required. No consent, approval, authorization or order of, or registration or filing with, or notice to, any court or governmental agency or body having jurisdiction or regulatory authority over the Collateral Manager is required for (x) the Collateral Manager’s execution and delivery of this Agreement, or (y) the consummation of the transactions of the Collateral Manager contemplated by this Agreement, or, to the extent required, such consent, approval, authorization, order, registration, filing or notice has been obtained, made or given (as applicable), except that the Collateral Manager may not be duly qualified to transact business as a foreign limited liability company or licensed in one or more states if such qualification or licensing is not necessary (1) to

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ensure the enforceability of any Mortgage Loan, or (2) for the Collateral Manager to perform its obligations under this Agreement in accordance with the terms hereof.
(v)No Default/Violation. The Collateral Manager is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default would materially and adversely affect the ability of the Collateral Manager to perform its obligations hereunder.
(e)The representations and warranties of the Servicer, the Special Servicer, the Issuer and the Collateral Manager set forth in this Section 7.01 shall survive until the termination of this Agreement.
Section VII.02Servicer Termination Event. Any one of the following events shall be a “Servicer Termination Event”:
(a)any failure (i) by the Servicer to remit to the Note Administrator the amount required to be so remitted by the Servicer on any Remittance Date pursuant to Section 3.03(b)(viii) of this Agreement, which continues unremedied by the Servicer by 11:00 a.m. on the following Business Day, (ii) by the Special Servicer to remit to the Issuer or its nominee any payment required to be so remitted by the Servicer or the Special Servicer, as the case may be, under the terms of this Agreement, when and as due which continues unremedied by the Servicer or the Special Servicer, as the case may be, for a period of two (2) Business Days after the date on which such remittance was due, or (iii) by the Servicer to remit to the Seller, Lument Structured Finance or a Companion Participation Holder any payment required to be so remitted by the Servicer under the terms of this Agreement, when and as due which continues unremedied by the Servicer for a period of two (2) Business Days after the date on which such remittance was due; or
(b)any failure by the Advancing Agent to make a Servicing Advance in a circumstance that Section 5.02(c) of this Agreement requires termination of the Special Servicer;
(c)any failure on the part of the Servicer or the Special Servicer, as the case may be, duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer or the Special Servicer, as the case may be, contained in this Agreement, or any representation or warranty set forth by the Servicer or the Special Servicer, as the case may be, in Section 7.01 shall be untrue or incorrect in any material respect, and, in either case, such failure or breach materially and adversely affects the value of any Mortgage Loan or the priority of the lien on any Mortgage Loans or the interest of the Issuer therein, which in either case continues unremedied for a period of thirty (30) days after the date on which written notice of such failure or breach, requiring the same to be remedied, shall have been given to the Servicer or the Special Servicer, as the case may be, by the Issuer (or the Collateral Manager acting on behalf of the Issuer) (or such extended period of time approved by the Issuer (or the Collateral Manager acting on behalf of the Issuer) provided that the Servicer or the Special Servicer, as the case may be, is diligently proceeding in good faith to cure such failure or breach); or

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(d)a decree or order of a court or agency or supervisory authority having jurisdiction in respect of the Servicer or the Special Servicer, as the case may be, for the commencement of an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law, for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs shall have been entered against the Servicer or the Special Servicer, as the case may be, and such decree or order shall remain in force undischarged or unstayed for a period of sixty (60) days; or
(e)the Servicer or the Special Servicer, as the case may be, shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or the Special Servicer, as the case may be, or relating to all or substantially all of such entity’s property; or
(f)the Servicer or the Special Servicer, as the case may be, shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable federal or state bankruptcy, insolvency or similar law, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; or
(g)the Servicer or the Special Servicer, as the case may be, receives actual knowledge that either Rating Agency has (A) qualified, downgraded or withdrawn its rating or ratings of one or more classes of Notes, or (B) placed one or more classes of Notes on “watch status” in contemplation of a rating downgrade or withdrawal (and such qualification, downgrade, withdrawal, or “watch status” placement has not been withdrawn by such Rating Agency within sixty (60) days of the date that the Servicer or the Special Servicer, as the case may be, obtained such actual knowledge) and, in the case of either of clauses (A) or (B) above, citing servicing concerns with the Servicer or the Special Servicer, as the case may be, as the sole or material factor in such rating action; or
(h)the Servicer or, following removal or resignation of the Special Servicer, any successor to the Special Servicer, ceases to be a Qualified Servicer.
then, and in each and every case, so long as the applicable Servicer Termination Event has not been remedied, the Issuer (or the Collateral Manager acting on behalf of the Issuer) may, or in the case of a Servicer Termination Event with respect to the Special Servicer under clause (b) above, the Note Administrator shall, by notice in writing to the Servicer (if such Servicer Termination Event is with respect to the Servicer) or the Special Servicer (if such Servicer Termination Event is with respect to the Special Servicer), as the case may be, in addition to whatever rights the Issuer may have at law or in equity, including injunctive relief and specific performance, terminate all of the rights and obligations of the Servicer or the Special Servicer, as the case may be, under this Agreement and in and to the Mortgage Loans and the proceeds thereof, without the Issuer (or the Collateral Manager acting on behalf of the Issuer) incurring any penalty or fee of any kind whatsoever in connection therewith; provided, however, that such termination shall be without prejudice to any rights of the Servicer or the Special Servicer, as the case may be, relating to the payment of its Servicing Fees, Special Servicing Fees, Additional

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Servicing Compensation and the reimbursement of any Servicing Advance or Servicing Expense or other amounts owed to it under this Agreement, which have been made by it under the terms of this Agreement through and including the date of such termination. Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default. On or after the receipt by the Servicer or the Special Servicer, as the case may be, of such written notice of termination from the Issuer (or the Collateral Manager acting on behalf of the Issuer), all authority and power of the Servicer or the Special Servicer, as the case may be, under this Agreement, whether with respect to the Mortgage Loans, any Participations or otherwise, shall pass to and be vested in the Trustee, and the Servicer or the Special Servicer, as applicable, agrees to cooperate with the Trustee in effecting the termination of the responsibilities and rights hereunder of the Servicer or the Special Servicer, including, without limitation, the transfer of the Servicing Files and the funds held in the Accounts as set forth in Section 8.01.
The Issuer (or the Collateral Manager acting on behalf of the Issuer) may waive any Servicer Termination Event (other than a Servicer Termination Event under clause (b), (g), or (h) above), as the case may be, in the performance of its obligations hereunder and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Termination Event arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.
Section VII.03Termination of the Special Servicer by the Collateral Manager. The Collateral Manager shall be entitled to terminate the rights and obligations of the Special Servicer with respect to the Serviced Mortgage Loans, with or without cause (except with respect to any Senior Participations where the holder of the related Junior Participation has such rights, so long as no control appraisal period or other similar period is in effect), upon ten (10) Business Days’ notice to the Issuer, Special Servicer, the Servicer, the Note Administrator and the Trustee; provided that (a) such removal is subject to Section 5.03 and Section 6.02 hereof, (b) all applicable costs and expenses of any such termination made by the Collateral Manager without cause shall be paid by the Collateral Manager, (c) all applicable accrued and unpaid Special Servicing Fees or Additional Servicing Compensation and Servicing Expenses owed to the Special Servicer are paid in full, (d) the terminated Special Servicer shall retain the right to receive any applicable Liquidation Fees or Workout Fees earned by it and payable to it in accordance with the terms hereof and (e) satisfaction of the Rating Agency Condition with respect to the appointment of any successor thereto; provided, however, that, if a Mortgage Loan was being administered by the Special Servicer at the time of termination, the terminated Special Servicer and the successor Special Servicer shall agree to apportion the applicable Liquidation Fee, if any, between themselves in a manner that reflects their relative contributions in earning the fee.
Section VII.04[Reserved].

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Section VII.05Note Administrator/Trustee Termination Event. As used herein, a “Note Administrator/Trustee Termination Event” means any one of the following:
(a)any failure on the part of the Note Administrator or the Trustee, as applicable, duly to observe or perform in any material respect any of the covenants or agreements on the part of the Note Administrator or Trustee, as applicable, contained in this Agreement, and such failure or breach materially and adversely affects the value of any Mortgage Loan or the priority of the lien on any Mortgage Loans or the interest of the Issuer therein, which in either case continues unremedied for a period of thirty (30) days after the date on which written notice of such failure or breach, requiring the same to be remedied, shall have been given to the Note Administrator or the Trustee, as applicable, by the Issuer (or the Collateral Manager acting on behalf of the Issuer) (or such extended period of time approved by the Issuer (or the Collateral Manager on behalf of the Issuer); provided that the Note Administrator or the Trustee, as applicable, is diligently proceeding in good faith to cure such failure or breach); or
(b)a decree or order of a court or agency or supervisory authority having jurisdiction in respect of the Note Administrator or the Trustee, as applicable, for the commencement of an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law, for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs shall have been entered against the Note Administrator or the Trustee, as applicable, and such decree or order shall remain in force undischarged or unstayed for a period of sixty (60) days; or
(c)the Note Administrator or the Trustee, as applicable, shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Note Administrator or the Trustee, as applicable, or relating to all or substantially all of its property; or
(d)the Note Administrator or the Trustee, as applicable, shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable federal or state bankruptcy, insolvency or similar law, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; or
(e)the Trustee no longer qualifies as a Qualified Trustee or the Note Administrator no longer qualifies as a Qualified Note Administrator.
then, and in each and every case, so long as a Note Administrator/Trustee Termination Event with respect to the Note Administrator or the Trustee, as applicable, shall not have been remedied, the Issuer (or the Collateral Manager acting on behalf of the Issuer) may, by notice in writing to the Note Administrator or the Trustee, as applicable, in addition to whatever rights the Issuer may have at law or in equity, including injunctive relief and specific performance, terminate all of the rights and obligations of the Note Administrator or the Trustee, as applicable, under this Agreement and in and to the Mortgage Loans and the proceeds thereof, without the Issuer (or the Collateral Manager acting on behalf of the Issuer) incurring any penalty or fee of

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any kind whatsoever in connection therewith; provided, however, that such termination shall be without prejudice to any rights of the Note Administrator or the Trustee, as applicable, relating to the payment of any compensation due hereunder or the reimbursement of any Servicing Advance or Servicing Expense which have been made by it under the terms of this Agreement through and including the date of such termination. Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default. On or after the receipt by the Note Administrator or the Trustee, as applicable, of such written notice of termination from the Issuer (or the Collateral Manager acting on behalf of the Issuer), all authority and power of the Note Administrator or the Trustee, as applicable, under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the Issuer, and the Note Administrator or the Trustee, as applicable, agrees to cooperate with the Issuer (or the Collateral Manager acting on behalf of the Issuer) in effecting the termination of the responsibilities and rights hereunder of the Note Administrator or the Trustee, as applicable.
The Issuer (or the Collateral Manager acting on behalf of the Issuer) may waive any Note Administrator/Trustee Termination Event. Upon any such waiver of a past default, such default shall cease to exist, and any Note Administrator/Trustee Termination Event arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.
Section VII.06Trustee to Act; Appointment of Successor. On and after the time the Servicer or the Special Servicer resigns pursuant to this Agreement or receives a notice of termination pursuant to Section 7.02 or Section 8.01, the Trustee shall unless prohibited by law immediately become the successor in all respects to the Servicer or the Special Servicer, as the case may be, in its capacity as such under this Agreement and the transactions set forth or provided for herein and shall have all of the rights and powers, and be subject to all the responsibilities, duties, limitations on liability, indemnities and liabilities relating thereto and arising thereafter placed on the Servicer or the Special Servicer, as the case may be, by the terms and provisions hereof, including, without limitation, the Servicer’s obligation to make Servicing Advances pursuant to Section 5.02(c)(ii); provided that (i) the Trustee shall have no responsibilities, duties or obligations with respect to any act or omission of the Servicer or the Special Servicer, as the case may be, and (ii) any failure to perform such duties or responsibilities caused by the Servicer’s or the Special Servicer’s failure to deliver to the Trustee the information or funds required under Section 7.02 shall not be considered a default by the Trustee hereunder. The Trustee shall not be liable for any of the representations and warranties of the Servicer or the Special Servicer or for any losses incurred by the Servicer or the Special Servicer pursuant to Section 3.04 hereunder which shall have accrued prior to the Trustee’s assuming such duties. As compensation therefor, the Trustee shall be entitled to the applicable Servicing Fee and/or Special Servicing Fee, as applicable, and all funds (other than any Workout Fee owed pursuant to Section 5.03(b)) that the Servicer or the Special Servicer would have been

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entitled to charge to the Collection Account or Participated Mortgage Loan Collection Account if the Servicer or the Special Servicer had continued to act hereunder.
(b)Notwithstanding anything herein to the contrary, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act or if the Noteholders entitled to a majority of the Voting Rights so request in writing to the Trustee or if the Trustee is not a Qualified Servicer, promptly appoint a Qualified Servicer as the successor to the Servicer or Special Servicer, as the case may be, of all of the responsibilities, duties and liabilities of the Servicer or the Special Servicer, as the case may be, hereunder. Pending appointment of a successor to the Servicer or the Special Servicer, as the case may be, hereunder, unless the Trustee shall be prohibited by law from so acting or is unable to act, the Trustee shall act in such capacity as hereinabove provided. In connection with any such appointment and assumption described herein, the Trustee may make such arrangements for the compensation of such successor out of payments on the Mortgage Loans or otherwise as it and such successor shall agree; provided, however, the Trustee is hereby authorized to make arrangements for payment of increased compensation (including in the event that the Trustee or an affiliate of the Trustee is the successor Servicer or Special Servicer) at whatever market rate is reasonably necessary to identify and retain an acceptable successor Servicer or Special Servicer, as the case may be. Any such increased compensation shall be an expense of the Issuer.
Section VII.07Collateral Manager Termination Event. As used herein, a “Collateral Manager Termination Event” means any one of the following:
(a)any failure by the Collateral Manager to timely make any payment or reimbursement, as the case may be, under the terms of this Agreement when and as due, which continues unremedied by the Collateral Manager for a period of two (2) Business Days after the date on which such payment or reimbursement was due.
(b)any failure on the part of the Collateral Manager duly to observe or perform in any material respect any of the covenants or agreements on the part of the Collateral Manager contained in this Agreement, or any representation or warranty set forth by the Collateral Manager in Section 7.01 shall be untrue or incorrect in any material respect, and, in either case, such failure or breach materially and adversely affects the value of any Mortgage Loan or the priority of the lien on any Mortgage Loans or the interest of the Issuer therein, which in either case continues unremedied for a period of thirty (30) days after the date on which written notice of such failure or breach, requiring the same to be remedied, shall have been given to the Collateral Manager by the Issuer (or such extended period of time approved by the Issuer; provided that the Collateral Manager is diligently proceeding in good faith to cure such failure or breach); or
(c)a decree or order of a court or agency or supervisory authority having jurisdiction in respect of the Collateral Manager for the commencement of an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law, for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of

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its affairs shall have been entered against Collateral Manager and such decree or order shall remain in force undischarged or unstayed for a period of sixty (60) days; or
(d)the Collateral Manager shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Collateral Manager or relating to all or substantially all of its property; or
(e)the Collateral Manager shall admit in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable federal or state bankruptcy, insolvency or similar law, make an assignment for the benefit of its creditors or voluntarily suspends payment of its obligations,
(f)the Collateral Manager receives actual knowledge that any Rating Agency has (A) qualified, downgraded or withdrawn its rating or ratings of one or more classes of Notes, or (B) placed one or more classes of Notes on “watch status” in contemplation of a rating downgrade or withdrawal (and such “watch status” placement has not been withdrawn by such Rating Agency within sixty days of the date that the Collateral Manager obtained such actual knowledge) and, in the case of either of clauses (A) or (B) above, citing servicing concerns with the Collateral Manager or the Collateral Manager, as the case may be, as the sole or material factor in such rating action, then, and in each and every case, so long as a Collateral Manager Termination Event shall not have been remedied, the Issuer may, by notice in writing to the Collateral Manager in addition to whatever rights the Issuer may have at law or in equity, including injunctive relief and specific performance, terminate all of the rights and obligations of the Collateral Manager under this Agreement and in and to the Mortgage Loans and the proceeds thereof, without the Issuer incurring any penalty or fee of any kind whatsoever in connection therewith; provided, however, that such termination shall be without prejudice to any rights of the Collateral Manager relating to the reimbursement of any Servicing Expense which have been made by it under the terms of this Agreement through and including the date of such termination. Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default. On or after the receipt by the Collateral Manager of such written notice of termination from the Issuer, all authority and power of the Collateral Manager under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the Issuer, and the Collateral Manager agrees to cooperate with the Issuer in effecting the termination of the responsibilities and rights hereunder of the Collateral Manager.
The Issuer may waive any Collateral Manager Termination Event. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

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ARTICLE VIII

TERMINATION; TRANSFER OF MORTGAGE ASSETS
Section VIII.01Termination of Agreement. Subject to the appointment of a Successor and the acceptance of such appointment by such Successor pursuant to Section 6.03(b), this Agreement may be terminated by the Issuer, at the direction of the Collateral Manager, with respect to any or all of the Mortgage Loans, without cause, upon sixty (60) days written notice to the Servicer or the Special Servicer, as applicable. Subject to the appointment of a Successor and the acceptance of such appointment by such Successor pursuant to Section 6.03(c), the Servicer or the Special Servicer, as the case may be, may resign from its duties and obligations hereunder with respect to any Mortgage Loans, without cause, upon sixty (60) days written notice to the Issuer.
(b)Termination pursuant to this Section or as otherwise provided herein shall be without prejudice to any rights of the Issuer, the Note Administrator, the Trustee, the Servicer or the Special Servicer, as the case may be, which may have accrued through the date of termination hereunder. Upon such termination, the Servicer shall (i) remit all funds in the related Accounts to the Issuer or such other Person designated by the Issuer, net of accrued Servicing Fees, Additional Servicing Compensation, Special Servicing Fees, Workout Fees or Liquidation Fees and Servicing Advances or Servicing Expenses through the termination date to which the Servicer and/or Special Servicer would be entitled to payment or reimbursement hereunder; (ii) deliver all related Servicing Files to the Issuer or to Persons designated by the Trustee; and (iii) fully cooperate with the Trustee, the Note Administrator and any new servicer or special servicer to effectuate an orderly transition of Servicing or Special Servicing of the related Mortgage Loans. Upon such termination, any Servicing Fees, Special Servicing Fees, Workout Fees, Liquidation Fees, Additional Servicing Compensation, Servicing Advances (with interest thereon at the Advance Rate), Servicing Expenses (with interest thereon at the Advance Rate) which remain unpaid or unreimbursed after the Servicer or the Special Servicer, as the case may be, has netted out such amounts pursuant to the preceding sentence, shall be remitted by the Issuer to the Servicer or the Special Servicer, as the case may be, within ten (10) Business Days after the Issuer’s receipt of an itemized invoice therefor to the extent the Servicer or the Special Servicer is terminated without cause.
Section VIII.02Transfer of Mortgage Assets The Servicer or the Special Servicer, as the case may be, acknowledges that any or all of the Mortgage Assets may be sold, transferred, assigned or otherwise conveyed by the Issuer to any third party pursuant to the terms and conditions of this Agreement and the Indenture without the consent or approval of the Servicer or the Special Servicer, as the case may be. Any such transfer shall constitute a termination of this Agreement with respect to such Mortgage Loan and any Funded Companion Participation and Future Funding Participation, subject to the Issuer’s notice requirements under Section 8.01(a). The Issuer acknowledges that the Servicer or the Special Servicer, as the case may be, shall not be obligated to perform Servicing or Special Servicing, as applicable, with respect to such transferred Mortgage Assets (or the related Mortgage Loans) for any such third party unless and until the Servicer or the Special Servicer, as applicable, and such third party

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execute a servicing agreement having terms which are mutually agreeable to the Servicer or the Special Servicer, as applicable, and such third party; provided, however, no such third party shall be obligated to engage the Servicer or the Special Servicer, as the case may be, to perform Servicing or Special Servicing with respect to the transferred Mortgage Assets (or the related Mortgage Loans) (or be liable for any of the obligations of Issuer hereunder).
(b)Until the Servicer or the Special Servicer, as the case may be, receives written notice from the Issuer of the sale, transfer, assignment or conveyance of one or more Mortgage Assets, the Issuer shall be presumed to be the owner and holder of such Mortgage Assets, the Servicer or the Special Servicer, as the case may be, shall continue to earn Servicing Fees, Special Servicing Fees, Workout Fees or Liquidation Fees, Additional Servicing Compensation and any other compensation hereunder with respect to such Mortgage Assets (or any Funded Companion Participation or Future Funding Participation) and the Servicer shall continue to remit payments and other collections in respect of such Mortgage Assets to the Issuer or the Note Administrator, as applicable, pursuant to the terms and provisions hereof.
ARTICLE IX

MISCELLANEOUS PROVISIONS
Section IX.01Amendment; Waiver. This Agreement contains the entire agreement between the parties relating to the subject matter hereof, and no term or provision hereof may be amended or waived except from time to time by:
(a)The mutual agreement of the Issuer, the Collateral Manager, the Note Administrator, the Trustee, the Advancing Agent, the Servicer and the Special Servicer, without the consent of any of the Noteholders or the Rating Agencies, (i) to cure any ambiguity, (ii) to correct or supplement any provision herein which may be inconsistent with any other provision herein or in the offering memorandum, (iii) to add any other provisions with respect to matters or questions arising under this Agreement or (iv) for any other purpose provided, that such action shall not adversely affect in any material respect the interests of any Noteholder without the consent of such Noteholder.
(b)The Issuer, the Collateral Manager, the Note Administrator, the Trustee, the Servicer and the Special Servicer, and with the written consent of the Noteholders evidencing, in the aggregate, not less than a majority of the Voting Rights of the Noteholders for the purpose of adding any provisions to or changing in any manner or eliminating any provisions of this Agreement that materially and adversely affect the rights of the Noteholders; provided, however, that no such amendment shall (i) reduce in any manner the amount of, delay the timing of or change the manner in which payments received on or with respect to the Mortgage Loans are required to be distributed with respect to any Underlying Note without the consent of the Noteholders, (ii) adversely affect in any material respect the interests of the holders of a Class of Notes in a manner other than as set forth in (i) above without the consent of the holders of such Class of Notes evidencing, in the aggregate, not less than 51% of the Voting Rights of such Class of Notes; (iii) reduce the aforesaid percentages of Voting Rights of the Notes, the holders of

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which are required to consent to any such amendment without the consent of 51% of the holders of any affected Class of Notes of then outstanding or, (iv) alter the obligations of the Issuer to make an advance or to alter the Servicing Standard set forth herein.
(c)It shall not be necessary for the consent of Noteholders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Noteholders shall be subject to such reasonable regulations as the Issuer may prescribe.
(d)In connection with any proposed amendment hereto, the Trustee and the Note Administrator (i) shall each be entitled to receive such opinions and officer’s certificates as required for amendments to and pursuant to the Indenture, and (ii) shall not be required to enter into any amendment that affects its obligations, rights, or indemnities hereunder.
(e)No amendment of this Agreement shall adversely affect in any material respect the interests of any Companion Participation Holder without the consent of such Companion Participation Holder.
(f)Promptly after the execution of any amendment to this Agreement, the Issuer or the Note Administrator shall furnish a copy of such amendment to each Noteholder and the 17g-5 Information Provider pursuant to the terms of the Indenture.
Section IX.02Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws, without giving effect to principles of conflicts of laws.
Section IX.03Notices. All demands, notices and communications hereunder shall be in writing (provided that all such demands, notices and communications may be by electronic format so long as a “backup” hard copy of such notice is also delivered on or prior to the next Business Day and, provided, further, that any notices, communications and deliveries that are to be provided pursuant to each of Sections 2.03, 3.02, 3.05, 3.07, 3.08 (with the exception of any notices that are to be provided to any Obligor, which shall be provided in accordance with the related Asset Documents), 3.09, 3.10 (with the exception of 3.10(g)), 3.15(e), 3.16 (with the exception of any notices that are to be provided to any Obligor under 3.16(a), which shall be provided in accordance with the related Asset Documents), 3.20, 3.24, 4.01, 5.02, 6.02 and 9.05 hereunder may solely be by electronic format) and addressed in each case as follows:
(a)if to the Issuer, at:
LFT CRE 2021-FL1, Ltd.
c/o Walkers Fiduciary Limited
190 Elgin Avenue
George Town, Grand Cayman

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KY1-9008
Cayman Islands
Email: fiduciary@walkersglobal.com

with a copy to:

c/o Lument Investment Management
10 W. Broad Street, 8th Floor
Columbus, Ohio 43215
Attention: General Counsel
Email: general.counsel@lument.com
(b)if to the Servicer or the Special Servicer, at:

ORIX Real Estate Capital, LLC dba Lument Capital
2001 Ross Avenue, Suite 1900
Dallas, Texas 75201

with a copy to:

c/o Lument Capital
10 W. Broad Street, 8th Floor
Columbus, Ohio 43215
Attention: General Counsel
Email: general.counsel@lument.com

and a copy to:

Cadwalader, Wickersham & Taft LLP
200 Liberty Street
New York, New York 10281
Attention: Jeffrey Rotblat
(c)if to the Collateral Manager, at:

OREC Investment Management dba Lument Investment Management
230 Park Avenue, 20th Floor
New York, NY 10169
Attention: Michele Halickman

with a copy to:

c/o Lument Investment Management
10 W. Broad Street, 8th Floor
Columbus, Ohio 43215

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Attention: General Counsel
Email: general.counsel@lument.com

and a copy to:

Cadwalader, Wickersham & Taft LLP
200 Liberty Street
New York, New York 10281
Attention: Jeffrey Rotblat
(d)if to the Note Administrator, at:
Wells Fargo Bank, National Association
Corporate Trust Services
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Services – LFT CRE 2021-FL1, Ltd.
Email: trustadministrationgroup@wellsfargo.com;     cts.cmbs.bond.admin@wellsfargo.com
(e)if to the Trustee, at:
Wilmington Trust, National Association
1100 North Market Street
Wilmington, Delaware 19890
Attention: Corporate Trust Services – LFT CRE 2021-FL1, Ltd.
Email: cmbstrustee@wilmingtontrust.com
(f)if to the Advancing Agent, at:

Lument Commercial Mortgage Trust
230 Park Avenue, 20th Floor
New York, NY 10169
Attention: Nicholas Capogrosso

with a copy to:

c/o Lument Investment Management
10 W. Broad Street, 8th Floor
Columbus, Ohio 43215
Attention: General Counsel
Email: general.counsel@lument.com

and a copy to:

Cadwalader, Wickersham & Taft LLP

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200 Liberty Street
New York, New York 10281
Attention: Jeffrey Rotblat
Any of the above-referenced Persons may change its address for notices hereunder by giving notice of such change to the other Persons. All notices and demands shall be deemed to have been given at the time of the delivery at the address of such Person for notices hereunder if personally delivered, mailed by certified or registered mail, postage prepaid, return receipt requested, or sent by overnight courier or telecopy; provided, however, that any notice delivered after normal business hours of the recipient or on a day which is not a Business Day shall be deemed to have been given on the next succeeding Business Day. All communications with the 17g-5 Information Provider shall be conducted in the manner required by the Indenture.
To the extent that any demand, notice or communication hereunder is given to the Servicer or the Special Servicer, as the case may be, by a Responsible Officer of the Issuer, such Responsible Officer shall be deemed to have the requisite power and authority to bind the Issuer with respect to such communication, and the Servicer or the Special Servicer, as the case may be, may conclusively rely upon and shall be protected in acting or refraining from acting upon any such communication. To the extent that any demand, notice or communication hereunder is given to the Issuer by a Responsible Officer of the Servicer, the Special Servicer, the Trustee or the Note Administrator, as the case may be, such Responsible Officer shall be deemed to have the requisite power and authority to bind such party with respect to such communication, and the Issuer may conclusively rely upon and shall be protected in acting or refraining from acting upon any such communication.
Section IX.04Severability of Provisions. If one or more of the provisions of this Agreement shall be for any reason whatever held invalid or unenforceable, such provisions shall be deemed severable from the remaining covenants, agreements and provisions of this Agreement and such invalidity or unenforceability shall in no way affect the validity or enforceability of such remaining provisions or the rights of any parties thereunder. To the extent permitted by law, the parties hereto hereby waive any provision of law that renders any provision of this Agreement invalid or unenforceable in any respect.
Section IX.05Inspection and Audit Rights. The Servicer and the Special Servicer, as the case may be, agree that, on reasonable prior notice, it will permit any agent or representative of the Issuer, during the normal business hours, to examine all the books of account, records, reports and other papers of the Servicer and the Special Servicer, as the case may be, relating to the Mortgage Loans, to make copies and extracts therefrom, to cause such books to be audited by accountants selected by the Issuer, and to discuss matters relating to the Mortgage Loans with the officers, employees and accountants of the Servicer and the Special Servicer (and by this provision the Servicer and the Special Servicer hereby authorize such accountants to discuss with such agents or representatives such matters), all at such reasonable times and as often as may be reasonably requested. Any expense incident to the exercise by the Issuer of any right under this Section shall be borne by the Issuer.

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Section IX.06Submission to Jurisdiction; Waiver of Jury Trial. Each of the parties hereto irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan in the City of New York in any action or proceeding arising out of or relating to this Agreement, and each of the parties hereto irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State or federal court. Each of the parties hereto irrevocably waives, to the fullest extent that they may legally do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. Each of the parties hereto hereby waive all rights to a trial by jury in any action or proceeding relating to this Agreement. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
Section IX.07Binding Effect; No Partnership; Counterparts. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the parties hereto. Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties hereto and the services of the parties hereto other than the Issuer shall be rendered as an Independent Contractor for the Issuer. For the purpose of facilitating the execution of this Agreement as herein provided and for other purposes, this Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument, and the words “executed,” “signed,” “signature,” and words of like import as used above and elsewhere in this Agreement or in any other certificate, agreement or document related to this transaction shall include, in addition to manually executed signatures, images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”) and other electronic signatures (including, without limitation, any electronic sound, symbol, or process, attached to or logically associated with a contract or other record and executed or adopted by a person with the intent to sign the record). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.
Section IX.08Protection of Confidential Information. The Servicer and the Special Servicer shall keep confidential and shall not divulge to any party, without the Issuer’s prior written consent, any information pertaining to the Mortgage Loans or the Obligors except to the extent that (a) it is appropriate for the Servicer and the Special Servicer to do so (i) in working with legal counsel, auditors, other advisors, taxing authorities, regulators or other governmental agencies or in connection with performing its obligations hereunder, (ii) in accordance with the Servicing Standard or (iii) when required by any law, regulation, ordinance, administrative proceeding, governmental agency, court order or subpoena or (b) the Servicer or the Special Servicer, as the case may be, is disseminating general statistical information relating

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to the assets (including the Mortgage Loans) being serviced by the Servicer or the Special Servicer, as the case may be, so long as the Servicer or the Special Servicer does not identify the Obligors. Unless prohibited by law, statute, rule or court order, Servicer or the Special Servicer, as the case may be, shall promptly notify Issuer of any such disclosure pursuant to clause (iii); provided, however, the Servicer or the Special Servicer, as the case may be, shall still make such disclosure absent a court order directing it to stop or terminate such disclosure.
Section IX.09General Interpretive Principles. For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:
(a)the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;
(b)accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;
(c)references herein to an “Article,” “Section,” or other subdivision without reference to a document are to the designated Article, Section or other applicable subdivision of this Agreement;
(d)reference to a Section, subsection, paragraph or other subdivision without further reference to a specific Section is a reference to such Section, subsection, paragraph or other subdivision, as the case may be, as contained in the same Section in which the reference appears;
(e)the words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision;
(f)the term “include” or “including” shall mean without limitation by reason of enumeration; and
(g)the Article, Section and subsection headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning of the provisions contained therein.
Section IX.10Further Agreements. Each party hereto agrees:
(a)to execute and deliver to the other such additional documents, instruments or agreements as may be reasonably requested by the other parties hereto and as may be necessary or appropriate to effectuate the purposes of this Agreement;
(b)that neither the Servicer nor the Special Servicer, as the case may be, shall be responsible for any federal, state or local securities reporting requirements related to servicing for the Mortgage Loans; and

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(c)that neither the Servicer nor the Special Servicer, as the case may be, shall be (and cannot be) performing any broker-dealer activities.
Section IX.11Rating Agency Notices. The Issuer (or the Collateral Manager in respect to clauses (a), (b), (c), (d) and (f) or the Servicer or Special Servicer in respect to clauses (e) and (g) acting on behalf of the Issuer) shall deliver written notice of the following events to (i)  Moody’s Investor Services, Inc., 7 World Trade Center, 250 Greenwich Street, New York, New York 10007, Attention: CRE CDO Surveillance, (or by electronic mail at moodys_cre_cdo_monitoring@moodys.com) and (ii) Kroll Bond Rating Agency, Inc., 805 Third Avenue, New York, New York 10022, Attention: CMBS Surveillance (or by electronic mail at cmbssurveillance@kbra.com), or such other address that either Rating Agency shall designate in the future, promptly following the occurrence thereof: (a) any amendment to this Agreement or any other documents included in the Indenture; (b) any Event of Default; (c) the removal of the Servicer or the Special Servicer or any successor servicer as Servicer or successor special servicer as Special Servicer; (d) any change in or the termination of the Collateral Manager; (e) any inspection results received in writing (whether structural, environmental or otherwise) of any Mortgaged Property; or (f) final payment to the Noteholders. In addition, the Monthly Reports, the CREFC® Investor Reporting Packet and the CREFC® Special Servicer Loan File and such other reports provided for hereunder or under the Indenture shall be made available to each Rating Agency at the time such documents are required to be delivered pursuant to the Indenture. The Servicer or the Special Servicer and the Issuer also shall furnish such other information regarding the Mortgage Loans as may be reasonably requested by the Rating Agencies to the extent such party has or can obtain such information without unreasonable effort or expense. Notwithstanding the foregoing, the failure to deliver such notices or copies shall not constitute a Servicer Termination Event under this Agreement.
(b)All information and notices required to be delivered to the Rating Agencies pursuant to this Agreement or requested by the Rating Agencies in connection herewith, shall first be provided in electronic format to the 17g-5 Information Provider in compliance with the terms of the Indenture (who shall post such information to the 17g-5 Website in accordance with Section 14.13 of the Indenture). The Servicer may (but is not required to) provide information and notices directly to the Rating Agencies the earlier of (a) upon notice that the information is posted to the 17g-5 Website and (b) two (2) Business Days after the information or notice was provided to the 17g-5 Information Provider in accordance with the procedures in Section 14.13 of the Indenture.
(c)Each party hereto, insofar as it may communicate with any Rating Agency pursuant to any provision of this Agreement, each other party to this Agreement, agrees to comply (and to cause each and every sub-servicer, subcontractor, vendor or agent for such Person and each of its officers, directors and employees to comply) with the provisions relating to communications with the Rating Agencies set forth in this Section 9.11 and shall not deliver to any Rating Agency any report, statement, request or other information relating to the Notes or the Mortgage Loans other than in compliance with such provisions.

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(d)The Collateral Manager, the Servicer and the Special Servicer shall be permitted (but not obligated) to orally communicate with the Rating Agencies regarding any of the Asset Documents and any other matters related to the Mortgage Loans, the Mortgaged Properties, the Obligors and any matters relating to this Agreement; provided that such party summarizes the information provided to the Rating Agencies in such communication in writing and provides the 17g-5 Information Provider with such written summary in accordance with the procedures set forth herein the same day such communication takes place; provided, further, that the summary of such oral communications shall not identity which Rating Agency the communication was with. The 17g-5 Information Provider shall post such written summary on the 17g-5 Information Provider’s Website in accordance with the procedures set forth in the Indenture.
(e)None of the foregoing restrictions in this Section 9.11 prohibit or restrict oral or written communications, or providing information, between the Servicer or Special Servicer, on the one hand, and any Rating Agency, on the other hand, with regard to (i) such Rating Agency’s review of the ratings, if any, it assigns to such party, (ii) such Rating Agency’s approval, if any, of such party as a commercial mortgage master, special or primary servicer or (iii) such Rating Agency’s evaluation of such party’s servicing operations in general; provided, however, that such party shall not provide any information relating to the Notes or the Mortgage Loans to any Rating Agency in connection with any such review and evaluation by such Rating Agency unless (x) borrower, property or deal specific identifiers are redacted; or (y) such information has already been provided to the 17g-5 Information Provider and has been uploaded onto the 17g-5 Website.
Section IX.12Limited Recourse and Non-Petition. Notwithstanding any other provision of this Agreement, the Servicer, the Special Servicer, the Collateral Manager, the Note Administrator, the Advancing Agent and the Trustee hereby agree and acknowledge that the obligations of the Issuer under this Agreement from time to time and at any time are limited recourse obligations of the Issuer payable solely from the Collateral available at such time as contemplated hereby and in accordance with the Priority of Payments (as defined in the Indenture), and, following realization of all of the Collateral, all obligations of the Issuer and all claims of Servicer, the Special Servicer, the Collateral Manager, the Note Administrator, the Advancing Agent and the Trustee against the Issuer under this Agreement shall be extinguished and shall not thereafter revive. Each of the Servicer, the Special Servicer, the Collateral Manager, the Note Administrator, the Advancing Agent and the Trustee hereby agrees and acknowledges that the Issuer’s obligations hereunder will be solely the corporate obligations of the Issuer, and that none of the Servicer, the Special Servicer, the Collateral Manager, the Advancing Agent, the Note Administrator or the Trustee will have any recourse to any of the directors, officers, employees, shareholders, incorporator or Affiliates of the Issuer with respect to any claims, losses, damages, liabilities, indemnities or other obligations in connection with any transaction contemplated hereby.
(b)Notwithstanding any other provision of this Agreement, the Servicer, the Special Servicer, the Collateral Manager, the Advancing Agent, the Note Administrator and the Trustee hereby agree not to file, cause the filing of or join in any petition in bankruptcy,

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reorganization, arrangement, insolvency, winding up, moratorium or liquidation proceedings, or other proceedings under federal or State bankruptcy or similar laws of any jurisdiction, against the Issuer for the non-payment to the Servicer, the Special Servicer, the Collateral Manager, the Advancing Agent, the Note Administrator or the Trustee of any amounts due pursuant to this Agreement until at least one year and one day, or, if longer, the applicable preference period then in effect (including any period established pursuant to the laws of the Cayman Islands) and one day, after the payment in full of all Notes.
(c)The provisions of this Section 9.12 shall survive the termination of this Agreement for any reason whatsoever.
Section IX.13Capacity of Trustee and Note Administrator. It is expressly understood and agreed by the parties hereto that (i) this Agreement is executed and delivered by each of the Trustee and the Note Administrator, not individually or personally, but solely in its respective capacity as trustee and note administrator on behalf of the Issuer, in the exercise of the powers and authority conferred and vested in it under the Indenture for the Issuer, and pursuant to the direction of the Issuer, (ii) each of the representations, undertakings and agreements by the Trustee and the Note Administrator, as applicable, is made and intended for the purpose of binding only the Issuer and there shall be no recourse against any of the Trustee or the Note Administrator in its individual capacity hereunder, (iii) nothing herein contained shall be construed as creating any liability for the Trustee or the Note Administrator, individually or personally, to perform any covenant (either express or implied) contained herein, and all such liability, if any, is hereby expressly waived by the parties hereto, and such waiver shall bind any third party making a claim by or through one of the parties hereto, (iv) under no circumstances shall the Trustee or Note Administrator be liable for the payment of any indebtedness or expenses of the Issuer, or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Agreement or any other agreement including the Indenture for the Issuer or any related document; and (v) the Trustee and the Note Administrator shall not have any obligations or duties under this Agreement except as expressly set forth herein, no implied duties on the part of the Trustee or the Note Administrator shall be read into this Agreement, and nothing herein shall be construed to be an assumption by the Trustee or the Note Administrator of any duties or obligations of any party to this Agreement, the Indenture or any related document, the duties of the Trustee and the Note Administrator being solely those set forth in the related Servicing Agreement and/or Indenture, as applicable.
Each of the Trustee and the Note Administrator shall be entitled to all the rights, protections, immunities, and indemnities under the Indenture as if specifically set forth herein.
[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the Issuer, the Collateral Manager, the Servicer, the Special Servicer, the Note Administrator, the Trustee, the Custodian and the Advancing Agent have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the date first above written.
With respect to the Issuer only, executed as a Deed by
LFT CRE 2021-FL1, LTD., as Issuer
By:    /s/ Nicholas Capogrosso
Name: Nicholas Capogrosso
Title:    Director

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OREC INVESTMENT MANAGEMENT, LLC DBA LUMENT INVESTMENT MANAGEMENT, as Collateral Manager
By:    /s/ Michael P. Larsen
Name: Michael P. Larsen
Title: Cheif Operating Officer

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ORIX REAL ESTATE CAPITAL, LLC DBA LUMENT CAPITAL, as Servicer
By:    /s/ Michael P. Larsen
Name: Michael P. Larsen
Title: Chief Operating Officer

ORIX REAL ESTATE CAPITAL, LLC DBA LUMENT CAPITAL, as Special Servicer
By:    /s/ Michael P. Larsen
Name: Michael P. Larsen
Title: Chief Operating Officer

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WELLS FARGO BANK, NATIONAL ASSOCIATION, as Note Administrator
By:     /s/ Amy Mofsenson
Name: Amy Mofsenson
Title: Vice President
WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee
By:     /s/ Drew H. Davis
Name: Drew H. Davis
Title: Vice President

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LUMENT COMMERCIAL MORTGAGE TRUST, as Advancing Agent
By:    /s/ Michael P. Larsen
Name: Michael P. Larsen
Title: Chief Operating Officer

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EXHIBIT A
MORTGAGE ASSET SCHEDULE

Exh. A-1
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#	Mortgage Asset Name	Mortgage Asset Cut-off Date Balance ($)	Mortgage Asset Type
1.	The Woods at Countryside	39,454,344	Participation
1.	Mayflower Apartments	36,781,588	Participation
1.	CRA Student Housing Portfolio	36,719,999	Participation
1.	The Estates at Pikesville	33,752,111	Participation
1.	Ashford Walk	31,115,334	Participation
1.	Greenfair Apartments	28,000,000	Whole Loan
1.	La Brea Gardens	27,750,000	Whole Loan
1.	San Antonio Lynd Portfolio	27,411,724	Participation
1.	Woodland Ridge Apartments	26,864,200	Whole Loan
1.	Rise at Signal Mountain	25,094,805	Participation
1.	Cypress Gardens	24,320,000	Whole Loan
1.	Canopy Creek Apartments	22,000,000	Participation
1.	Cubesmart Self Storage - Seattle	19,648,818	Participation
1.	The Linc	17,172,623	Participation
1.	Whitestone Crossing	15,000,000	Participation
1.	Extra Space Pompano Beach Self Storage	14,500,000	Participation
1.	4th and Grant Apartments	14,280,165	Participation
1.	Manitoba Apartments	13,671,010	Participation
1.	1033 West Van Buren	13,148,199	Participation
1.	Sunny Brook Apartments	12,375,000	Participation
1.	Village Green Apartments	11,857,066	Participation
1.	Crystal Peaks Self Storage	10,676,822	Participation
1.	River Lofts	10,497,000	Participation
1.	Urban Park	10,357,255	Participation
1.	Wysong Village Apartments	9,623,000	Whole Loan
1.	Winchester Lakes Apartments	9,527,000	Whole Loan
1.	Blue Tide Apartments	8,620,367	Participation
1.	Timberfalls Apartments	8,484,120	Whole Loan
1.	Privilege Apartments	8,037,399	Participation
1.	Glen Arbor	7,963,794	Participation
1.	West Campus Lofts	7,912,000	Whole Loan
1.	Royal Palms Apartments & Professional	7,513,000	Participation
1.	Ridgmar Mall Self Storage	6,959,953	Participation
1.	Rio Nuevo	6,893,000	Participation
1.	Autumn Brook Apartments	6,888,915	Participation
1.	Commerce Plaza	6,488,831	Participation
1.	Sunset Heights	6,344,748	Participation
1.	Miller Square Apartments	6,054,427	Participation
1.	5009 Ashland Avenue	5,900,550	Participation
1.	Spring Park Place Apartments	5,632,870	Participation
1.	Brix at Terrell Hills	5,295,605	Participation
1.	Daytona Multifamily Portfolio	5,285,500	Participation
1.	North Ingleside Townhomes	4,920,000	Whole Loan
1.	Belton Woods	4,446,000	Whole Loan
1.	Barton Ridge	4,275,035	Participation
1.	Area Self Storage	4,225,000	Whole Loan

Exh. A-2
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EXHIBIT B
APPLICABLE SERVICING CRITERIA IN ITEM 1122 OF REGULATION AB
The assessment of compliance to be delivered shall address, at a minimum, the criteria identified below as “Applicable Servicing Criteria” (with each Applicable Party(ies) deemed to be responsible for the items applicable to the functions it is performing). In addition, this Exhibit B shall not be construed to impose on any Person any servicing duty that is not otherwise imposed on such Person under the main body of the Servicing Agreement of which this Exhibit B forms a part or to require an assessment of the criterion that is not encompassed by the servicing duties of the applicable party that are set forth in the main body of the Servicing Agreement.

Applicable Servicing Criteria		Applicable Party(ies)
Reference	Criteria
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	Servicer Special Servicer
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	Servicer Special Servicer
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.	N/A
1122(d)(1)(iv)	A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.	Servicer Special Servicer
1122(d)(1)(v)	Aggregation of information, as applicable, is mathematically accurate and the information conveyed accurately reflects the information.	Servicer Special Servicer
Cash Collection and Administration
1122(d)(2)(i)	Payments on mortgage loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.	Servicer Special Servicer
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	N/A
Exh. B-1
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1122(d)(2)(iii)	Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.	Servicer Special Servicer
1122(d)(2)(iv)	The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.	Servicer Special Servicer
1122(d)(2)(v)	Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.	Servicer Special Servicer
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	Servicer Special Servicer
1122(d)(2)(vii)	Reconciliations are prepared on a monthly basis for all asset- backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations (A) are mathematically accurate; (B) are prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) are reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.	Servicer Special Servicer
Investor Remittances and Reporting
1122(d)(3)(i)	Reports to investors, including those to be filed with the SEC, are maintained in accordance with the transaction agreements and applicable SEC requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the SEC as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of mortgage loans serviced by the servicer.	N/A
Exh. B-2
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1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	N/A
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the servicer’s investor records, or such other number of days specified in the transaction agreements.	N/A
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	N/A
Mortgage Loan Administration
1122(d)(4)(i)	Collateral or security on mortgage loans is maintained as required by the transaction agreements or related mortgage loan documents.	Servicer Special Servicer
1122(d)(4)(ii)	Mortgage loan and related documents are safeguarded as required by the transaction agreements.	N/A
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	Servicer Special Servicer
1122(d)(4)(iv)	Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are posted to the servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.	Servicer
1122(d)(4)(v)	The servicer’s records regarding the mortgage loans agree with the servicer’s records with respect to an obligor’s unpaid principal balance.	Servicer
1122(d)(4)(vi)	Changes with respect to the terms or status of an obligor’s mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.	Special Servicer
1122(d)(4)(vii)	Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.	Special Servicer
Exh. B-3
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1122(d)(4)(viii)	Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).	Servicer Special Servicer
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for mortgage loans with variable rates are computed based on the related mortgage loan documents.	Servicer
1122(d)(4)(x)	Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.	Servicer
1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.
Servicer
1122(d)(4)(xii)	Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.	Servicer
1122(d)(4)(xiii)	Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.	Servicer
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	Servicer
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.	N/A
Exh. B-4
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Exh. B-5
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EXHIBIT C
INITIAL COMPANION PARTICIPATION HOLDER REGISTER

Companion Participation Holder Wire Instructions

OREC Structured Finance Co., LLC dba Lument Structured Finance 230 Park Avenue, 20th Floor New York, NY 10169 Attention: Nicholas Capogrosso Email: Nicholas.capogrosso@lument.com	Bank: Bank of America City & State: New York, NY ABA# 026-009-593 FAO: OREC Structured Finance Co., LLC Acct#: 4632417258 Reference: LFT 2021-FL1

NexBank SSB 2515 McKinney Ave, Suite 1100 Dallas, TX 75201	Bank: NEXBANK SSB City & State: Dallas, TX ABA#: 311973208 Acct#: 140150 Reference: NEXBANK SSB – Loan Clearing

Exh. C-1
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EXHIBIT D
FORM OF SERVICER’S TWO QUARTER FUTURE ADVANCE ESTIMATE
[Date]

Note Administrator:	trustadministrationgroup@wellsfargo.com; cts.cmbs.bond.admin@wellsfargo.com
Seller:	general.counsel@lument.com
Future Funding Indemnitor:	general.counsel@lument.com
Re:1LFT CRE 2021-FL1 – Two Quarter Future Advance Estimate
Ladies and Gentlemen: Servicer, the Special Servicer, the Collateral Manager, the Note Administrator and the 17g-5 Information Provider
This notification is delivered pursuant to Section 3.25 of the Servicing Agreement entered into in connection with the above referenced transaction. Capitalized terms used but not defined herein have the respective meanings set forth in the Servicing Agreement. The period covered by this notification is from ________ to ________ (the “Relevant Period”).
Check One:

________	Nothing has come to the attention of the Servicer in the documentation provided by OREC Structured Finance Co., LLC dba Lument Structured Finance that in the reasonable opinion of the Servicer would support a determination of a Two Quarter Future Advance Estimate for the Relevant Period that is at least 25% higher than OREC Structured Finance Co., LLC dba Lument Structured Finance’s Two Quarter Future Advance Estimate for the Relevant Period. In accordance with Section 3.25 of the Servicing Agreement, OREC Structured Finance Co., LLC dba Lument Structured Finance’s Two Quarter Future Advance Estimate is the controlling estimate for the Relevant Period.
________	The Servicer’s Two Quarter Future Advance Estimate for the Relevant Period is $ _____________. In accordance with Section 3.25 of the Servicing Agreement, the Servicer’s Two Quarter Future Advance Estimate is the controlling estimate for the Relevant Period.
Exh. D-1
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ORIX REAL ESTATE CAPITAL, LLC DBA LUMENT CAPITAL, as Servicer
By:
Name:
Title:
Exh. D-2
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